UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☑    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a-12

SONIC AUTOMOTIVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SONIC AUTOMOTIVE, INC.
4401 Colwick Road
Charlotte, North Carolina 28211
March 6, 2026
Dear Stockholder:
You are cordially invited to attend our 2026 annual meeting of stockholders (the “Annual Meeting”) to be held at 2:00 p.m., Eastern Time, on Wednesday, April 29, 2026 at the corporate headquarters of Sonic Automotive, Inc. located at 4401 Colwick Road, Charlotte, North Carolina 28211. We look forward to greeting personally those stockholders who are able to attend.
The accompanying Notice of 2026 Annual Meeting of Stockholders and Proxy Statement describe the matters on which action will be taken at the Annual Meeting.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. To ensure that your vote will be received and counted, at your earliest convenience, please follow the instructions for voting your shares provided in the accompanying Proxy Statement and proxy card or voting instruction form, the notice letter or the voting instructions you receive by e-mail. Your vote is important regardless of the number of shares you own.
Sincerely,
/s/ David Bruton Smith
David Bruton Smith
Chairman and Chief Executive Officer

SONIC AUTOMOTIVE, INC.
4401 Colwick Road
Charlotte, North Carolina 28211
(704) 566-2400
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
March 6, 2026
The 2026 annual meeting of stockholders (the “Annual Meeting”) of Sonic Automotive, Inc. (“Sonic”) will be held at 2:00 p.m., Eastern Time, on Wednesday, April 29, 2026 at Sonic’s corporate headquarters located at 4401 Colwick Road, Charlotte, North Carolina 28211, for the following purposes as described in the accompanying Proxy Statement:
1.To elect the nine directors nominated by the Board of Directors;
2.To ratify the appointment of Grant Thornton LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2026;
3.To approve, on an advisory basis, Sonic’s named executive officer compensation in fiscal 2025;
4.To approve the Sonic Automotive, Inc. 2026 Equity Incentive Plan;
5.To approve the amendment and restatement of the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors; and
6.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board of Directors unanimously recommends that you vote “FOR” Items 1, 2, 3, 4 and 5. The proxy holders will use their discretion to vote on other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only holders of record of Sonic’s Class A Common Stock and Class B Common Stock as of the close of business on March 2, 2026 are entitled to receive notice of, and to vote at, the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and proxy card or voting instruction form, the notice letter or the voting instructions you receive by e-mail.

By Order of the Board of Directors,
/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders To Be Held on April 29, 2026:

The Notice of Annual Meeting and Proxy Statement
and the 2025 Annual Report to Stockholders are available at www.proxyvote.com.

We have elected to furnish proxy materials to stockholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing or e-mailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs stockholders to a website where they can access our proxy materials, including this Proxy Statement and the 2025 Annual Report to Stockholders, and view instructions on how to vote in person, via the Internet, by telephone or by mail. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

i

PROXY STATEMENT

GENERAL INFORMATION
The 2026 annual meeting of stockholders of Sonic Automotive, Inc. will be held at 2:00 p.m., Eastern Time, on Wednesday, April 29, 2026 at Sonic’s corporate headquarters located at 4401 Colwick Road, Charlotte, North Carolina 28211, for the purposes set forth in the accompanying Notice of 2026 Annual Meeting of Stockholders. In this Proxy Statement, we refer to this meeting, together with any adjournment or postponement thereof, as the “Annual Meeting.” Only holders of record of Sonic’s Class A Common Stock and Class B Common Stock as of the close of business on March 2, 2026 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting. This Proxy Statement and form of proxy are being furnished to stockholders in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of proxies to be used at the Annual Meeting. On or about March 6, 2026, Sonic began mailing to its stockholders this Proxy Statement, the accompanying proxy card or voting instruction form and the 2025 Annual Report to Stockholders, or a notice letter, as applicable. References in this Proxy Statement to “Sonic,” the “Company,” “we,” “us,” “our” and similar terms refer to Sonic Automotive, Inc. We sometimes refer in this Proxy Statement to our Class A Common Stock and Class B Common Stock together as our “Common Stock.”
Shares Entitled to Vote and Voting Rights
Sonic currently has authorized under its Amended and Restated Certificate of Incorporation 100,000,000 shares of Class A Common Stock, of which 21,517,577 shares were outstanding as of the Record Date and are entitled to vote at the Annual Meeting, and 30,000,000 shares of Class B Common Stock, of which 12,029,375 shares were outstanding as of the Record Date and are entitled to vote at the Annual Meeting. As provided in Sonic’s Amended and Restated Certificate of Incorporation, on all matters presented at the Annual Meeting, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have 10 votes per share. All outstanding shares of Common Stock are entitled to vote as a single class on any matter submitted to a vote at the Annual Meeting. The presence, in person or by proxy, of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.
Voting Requirement to Approve Each of the Proposals
The following sets forth the voting requirement to approve each of the proposals:
Proposal 1, Election of Directors. Directors shall be elected by the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee). If any nominee for director who is an incumbent director receives a greater number of votes “against” his or her election than votes “for” his or her election in an uncontested election of directors, our Amended and Restated Bylaws and Corporate Governance Guidelines require that such person must promptly tender his or her resignation to the Secretary of the Company following certification of the stockholder vote for consideration by the Board. See “Proposal 1: Election of Directors” for a more detailed description of the Company’s director resignation policy.

Proposal 2, Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Grant Thornton LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2026 requires the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” the proposal must exceed the number of votes cast “against” such proposal).
Proposal 3, Advisory Vote to Approve Named Executive Officer Compensation. Advisory approval of Sonic’s named executive officer compensation in fiscal 2025 requires the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” the proposal must exceed the number of votes cast “against” such proposal).
Proposal 4, Approval of the Sonic Automotive, Inc. 2026 Equity Incentive Plan. Approval of the Sonic Automotive, Inc. 2026 Equity Incentive Plan (the “2026 Equity Incentive Plan”) requires the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” the proposal must exceed the number of votes cast “against” such proposal).
Proposal 5, Approval of the Amendment and Restatement of the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors. Approval of the amendment and restatement of the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors (the “2012 Formula Plan”) requires the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” the proposal must exceed the number of votes cast “against” such proposal).
Other Items. Approval of any other matters requires the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” the item must exceed the number of votes cast “against” such item).
Methods of Voting
If your shares of Class A Common Stock are registered directly in your name, you may vote by mail, by telephone, via the Internet or in person at the Annual Meeting. If your shares of Class A Common Stock are held in the name of your bank, broker or other nominee, you may vote by mail or in person at the Annual Meeting (if you have obtained a legal proxy from the stockholder of record), and, depending on the voting procedures of the stockholder of record, you may be able to vote by telephone or via the Internet. If you are a registered holder of Class B Common Stock, you may vote by mail or in person at the Annual Meeting.
Voting by Mail. By signing and dating the proxy card or voting instruction form and returning it in the prepaid and addressed envelope enclosed with the proxy materials delivered by mail, you are authorizing the individuals named on the proxy card or voting instruction form to vote your shares at the Annual Meeting in the manner you indicate.
Voting by Telephone or via the Internet. To vote by telephone or via the Internet, please follow either the instructions included on your proxy card or voting instruction form, your notice letter or the voting instructions you receive by e-mail. If you vote by telephone or via the Internet, you do not need to complete and mail a proxy card or voting instruction form. You may incur costs such as telephone and

Internet access charges if you vote by telephone or via the Internet. If you choose to vote by telephone or via the Internet, you must do so by 11:59 p.m., Eastern Time, on Tuesday, April 28, 2026.
Voting in Person at the Annual Meeting. If you attend the Annual Meeting and wish to vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your bank, broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the meeting a legal proxy from your bank, broker or other nominee authorizing you to vote those shares.
Even if you plan to attend the Annual Meeting, we encourage you to vote as soon as possible to ensure that your shares will be voted if you are unable to attend the meeting. If you receive more than one proxy card, voting instruction form, notice letter or e-mail notification, it is an indication that your shares are held in multiple accounts. To vote all of your shares, you must vote separately as described above for each proxy card, voting instruction form, notice letter or e-mail notification that you receive.
Effect of Abstentions and Broker Non-Votes
Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker non-vote occurs when a nominee holding shares in street name for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.
Under the New York Stock Exchange rules (the “NYSE rules”), Proposal 2, the ratification of the appointment of Grant Thornton LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2026, is considered a “routine” matter, which means that brokerage firms may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions. However, Proposals 1, 3, 4 and 5, the election of directors, the advisory vote to approve Sonic’s named executive officer compensation in fiscal 2025, the approval of the 2026 Equity Incentive Plan and the approval of the amendment and restatement of the 2012 Formula Plan, respectively, are “non-routine” matters under the NYSE rules, which means that brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.
With respect to Proposal 1, the election of directors, you may vote “for” or “against” each of the nominees for the Board, or you may “abstain” from voting for one or more nominees. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will therefore have no effect on the election of director nominees.
With respect to Proposals 2, 3, 4 and 5, the ratification of the appointment of Grant Thornton LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2026, the advisory vote to approve Sonic’s named executive officer compensation in fiscal 2025, the approval of the 2026 Equity Incentive Plan and the approval of the amendment and restatement of the 2012 Formula Plan, respectively, you may vote “for” or “against” these proposals, or you may “abstain” from voting on these proposals. Abstentions and broker non-votes are not considered votes cast for the foregoing purposes and will therefore have no effect on the vote for these proposals. As discussed above, because Proposal 2, the ratification of the appointment of Grant Thornton LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2026, is considered a “routine” matter, we do not expect any broker non-votes with respect to this proposal.
Voting of Proxies
Each valid proxy received and not revoked before the Annual Meeting will be voted at the meeting. To be valid, a written proxy card must be properly executed and dated. Proxies voted by telephone or via the Internet must be properly completed pursuant to this solicitation. If you specify your vote regarding any matter presented at the Annual Meeting, your shares will be voted by one of the individuals named on the proxy in accordance with your specification. If you do not specify your vote, your shares will be voted (i) “FOR” the election of each of the nine directors nominated by the Board of Directors; (ii) “FOR” the ratification of the appointment of Grant Thornton LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2026; (iii) “FOR” the approval, on an advisory basis, of Sonic’s named executive officer compensation in fiscal 2025; (iv) “FOR” the approval of the 2026 Equity Incentive Plan; (v) “FOR” the approval of the amendment and restatement of the 2012 Formula Plan; and (vi) in the discretion of the proxy holders on any other business as may properly come before the Annual Meeting. The Board of Directors is not aware of any other business that will be presented for consideration at the Annual Meeting.
Revoking Your Proxy or Changing Your Vote
You may revoke your proxy or change your vote at any time before the vote is taken at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy or change your vote by (i) submitting a written notice of revocation to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211; (ii) delivering a proxy bearing a later date by telephone, via the Internet or by mail until the applicable deadline for each method; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes. If you hold your shares in street name and you have instructed your bank, broker or other nominee to vote your shares, you may revoke or change your voting instructions by following the specific instructions provided to you by your bank, broker or other nominee, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth certain information regarding the beneficial ownership of Sonic’s Common Stock as of the close of business on March 2, 2026, by (i) each person known by Sonic to beneficially own more than 5% of a class of the outstanding shares of Common Stock, (ii) each director and director nominee, (iii) each named executive officer listed in the Summary Compensation Table and (iv) all directors and executive officers as a group. As of the close of business on March 2, 2026, a total of 21,517,577 shares of Class A Common Stock and 12,029,375 shares of Class B Common Stock were outstanding. Except as otherwise indicated in the footnotes below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by such person, subject to community property laws where applicable. Unless otherwise indicated in the footnotes below, the address for each of the beneficial owners is c/o Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211.

Beneficial Owner	Number of Shares of Class A Common Stock (1)	Percentage of Outstanding Class A Common Stock	Number of Shares of Class B Common Stock	Percentage of Outstanding Class B Common Stock	Percentage of All Outstanding Voting Stock (2)
David Bruton Smith (3)(4)	1,336,528	6.2%	12,029,375	100.0%	39.8%
B. Scott Smith (3)(4)(5)	1,233,991	5.7%	12,029,375	100.0%	39.5%
Marcus G. Smith (3)(4)(6)	936,655	4.4%	12,029,375	100.0%	38.6%
Sonic Financial Corporation (3)(4)	—	*	9,858,125	82.0%	29.4%
OBS Family, LLC (3)(4)	836,534	3.9%	2,171,250	18.0%	9.0%
Jeff Dyke (7)	399,918	1.9%	—	—	1.2%
Heath R. Byrd (8)	68,490	*	—	—	*
William I. Belk (9)	104,325	*	—	—	*
William R. Brooks (10)	114,982	*	—	—	*
Michael Hodge (11)	17,807	*	—	—	*
Keri A. Kaiser (12)	22,409	*	—	—	*
R. Eugene Taylor (9)	61,083	*	—	—	*
All directors and executive officers as a group (10 persons) (13)	2,623,120	12.2%	12,029,375	100.0%	43.6%
Paul P. Rusnak (14)	5,100,000	23.7%	—	—	15.2%
BlackRock, Inc. (15)	2,222,430	10.3%	—	—	6.6%
Dimensional Fund Advisors LP (16)	1,335,583	6.2%	—	—	4.0%
The Vanguard Group, Inc. (17)	1,588,323	7.4%	—	—	4.7%

*    Less than 1%.
(1)Includes shares of Class A Common Stock and restricted stock units (which do not have voting or dividend rights) held by these individuals, including those shares of Class A Common Stock shown below as to which the following persons currently have a right, or will have the right within 60 days after March 2, 2026, to acquire beneficial ownership through the vesting of restricted stock units : (i) Mr. B. Scott Smith, 5,141 shares; Mr. Marcus G. Smith, 5,141 shares; Mr. William I. Belk, 3,342 shares; Mr. William R. Brooks, 3,428 shares; Mr. Michael Hodge, 4,241 shares; Ms. Keri A. Kaiser, 3,599 shares; and Mr. R. Eugene Taylor, 3,342 shares; and (ii) all directors and executive officers as a group, 28,234 shares.

(2)The percentage of total voting power of Sonic is as follows: (i) Mr. David Bruton Smith, 85.8%; Mr. B. Scott Smith, 85.7%; Mr. Marcus G. Smith, 85.5%; Sonic Financial Corporation (“SFC”), 69.5%; OBS Family, LLC (“OBS”), 15.9%; Mr. Paul P. Rusnak, 3.6%; BlackRock, Inc., 1.6%; The Vanguard Group, Inc., 1.1%; and less than 1% for all other stockholders shown; and (ii) all directors and executive officers as a group, 86.7%.
(3)The address for Messrs. David Bruton Smith, B. Scott Smith and Marcus G. Smith, SFC and OBS is 5401 East Independence Boulevard, Charlotte, North Carolina 28212.
(4)The amount of Class B Common Stock shown for each of Messrs. David Bruton Smith, B. Scott Smith and Marcus G. Smith consists of 9,858,125 shares owned by SFC and 2,171,250 shares owned by OBS, and the amount of Class A Common Stock shown for each of Messrs. David Bruton Smith, B. Scott Smith and Marcus G. Smith includes 836,534 shares owned by OBS. Messrs. David Bruton Smith, B. Scott Smith and Marcus G. Smith jointly control a majority of SFC’s outstanding voting stock and are directors and officers of SFC and are deemed to have shared voting and investment power with respect to the shares of Class B Common Stock held by SFC. Further, Messrs. David Bruton Smith, B. Scott Smith and Marcus G. Smith jointly control a majority of the equity interests of OBS and are deemed to have shared voting and investment power with respect to the shares of Class B Common Stock held by OBS.
(5)Includes 5,141 restricted stock units convertible into shares of Class A Common Stock that will vest upon the earlier to occur of (i) the day prior to the Annual Meeting or (ii) April 24, 2026. Approximately 392,316 shares of Class A Common Stock owned directly or indirectly by Mr. B. Scott Smith are pledged to secure loans.

(6)Includes 5,141 restricted stock units convertible into shares of Class A Common Stock that will vest upon the earlier to occur of (i) the day prior to the Annual Meeting or (ii) April 24, 2026. Approximately 94,980 shares of Class A Common Stock owned directly or indirectly by Mr. Marcus G. Smith are pledged to secure loans.
(7)Includes 161,622 shares held by Ash & Erin, LLC, over which Mr. Dyke exercises investment control.
(8)Includes 12,129 shares held by Bucknell Avenue, LLC, over which Mr. Byrd exercises investment control.
(9)Includes 3,342 restricted stock units convertible into shares of Class A Common Stock that will vest upon the earlier to occur of (i) the day prior to the Annual Meeting or (ii) April 24, 2026.

(10)Includes 3,428 restricted stock units convertible into shares of Class A Common Stock that will vest upon the earlier to occur of (i) the day prior to the Annual Meeting or (ii) April 24, 2026.

(11)Includes 4,241 restricted stock units convertible into shares of Class A Common Stock that will vest upon the earlier to occur of (i) the day prior to the Annual Meeting or (ii) April 24, 2026.

(12)Includes 3,599 restricted stock units convertible into shares of Class A Common Stock that will vest upon the earlier to occur of (i) the day prior to the Annual Meeting or (ii) April 24, 2026.

(13)Includes 28,234 restricted stock units convertible into shares of Class A Common Stock that will vest upon the earlier to occur of (i) the day prior to the Annual Meeting or (ii) April 24, 2026.

(14)This information is based upon a Schedule 13D/A and a report on Form 4 filed with the United States Securities and Exchange Commission (the “SEC”) on May 26, 2010 and February 18, 2026, respectively, by Mr. Paul P. Rusnak, whose address is 14 Castle Oaks Court, Las Vegas, Nevada 89141. The Schedule 13D/A reports that Mr. Rusnak has sole voting and investment power over 5,000,000 shares and shared voting and investment power over no shares. The Company is unable to determine whether Mr. Rusnak has sole or shared voting and investment power over any additional shares owned by Mr. Rusnak.

(15)This information is based upon a Schedule 13G/A filed with the SEC on April 29, 2025 by BlackRock, Inc. (“BlackRock”), whose address is 50 Hudson Yards, New York, New York 10001. The Schedule 13G/A reports that BlackRock has sole voting power over 2,198,795 shares, shared voting power over no shares and sole investment power over all of the shares shown.

(16)This information is based upon a Schedule 13G/A filed with the SEC on July 15, 2025 by Dimensional Fund Advisors LP (“Dimensional”), whose address is 6300 Bee Cave Road, Building One, Austin, Texas 78746. The Schedule 13G/A reports that Dimensional has sole voting power over 1,302,183 shares, shared voting power over no shares and sole investment power over all of the shares shown. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, funds, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of Sonic owned by the Funds and may be deemed to be the beneficial owner of these shares. However, all securities reported on the Schedule 13G/A are owned by the Funds, and Dimensional and its subsidiaries disclaim beneficial ownership of all of the shares shown.

(17)This information is based upon a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”), whose address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Schedule 13G/A reports that Vanguard has sole voting power over no shares, shared voting power over 10,522 shares, sole investment power over 1,564,039 shares and shared investment power over 24,284 shares.

PROPOSAL 1:
ELECTION OF DIRECTORS
The Board of Directors currently consists of nine members and has no vacancies. On the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”) of the Board of Directors, the Board has nominated each of our current directors to stand for reelection at the Annual Meeting. If elected, each nominee will serve until his or her term expires at the 2027 annual meeting of stockholders or until his or her successor is duly elected and qualified. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. All of the nominees were elected to the Board at the 2025 annual meeting of stockholders.
Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board.
Under our Amended and Restated Bylaws and our Corporate Governance Guidelines, in an uncontested director election, any nominee for director who is an incumbent director and receives a greater number of votes “against” his or her election than votes “for” his or her election must promptly tender his or her resignation to the Secretary of the Company following certification of the stockholder vote for consideration by the Board. In such event, within 120 days following certification of the stockholder vote, the Board will decide, after taking into account the recommendation of the NCG Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The NCG Committee and the Board may each consider all factors it deems relevant in deciding whether to accept a director’s resignation. Sonic will promptly disclose the Board’s decision and the reasons therefor in a Form 8-K filing with the SEC. The resignation policy set forth in our Amended and Restated Bylaws and our Corporate Governance Guidelines does not apply to contested director elections.
Director Nominees
We have set forth below information regarding each of the director nominees. The NCG Committee and the Board believe that the experience, qualifications, attributes and skills of the director nominees described below and in the “Corporate Governance and Board of Directors—Board Committees—NCG Committee” section of this Proxy Statement provide the Board with the ability to address the evolving needs of Sonic and to represent the best interests of the Company and its stockholders.

David Bruton Smith, 51, was elected as Chairman of the Board in July 2022 and as Chief Executive Officer of Sonic in September 2018. Previously, Mr. Smith served as Sonic’s Executive Vice Chairman and Chief Strategic Officer from March 2018 to September 2018, as Sonic’s Vice Chairman from March 2013 to March 2018 and as an Executive Vice President of Sonic from October 2008 to March 2013. He has been a director of Sonic since October 2008 and has served in Sonic’s organization since 1998. Prior to being named an Executive Vice President and a director in October 2008, Mr. Smith had served as Sonic’s Senior Vice President of Corporate Development since March 2007. Mr. Smith served as Sonic’s Vice President of Corporate Strategy from October 2005 to March 2007, and also served prior to that time as Dealer Operator and General Manager of several Sonic dealerships. Mr. Smith is also a co-owner and a director of Speedway Motorsports, LLC (“Speedway Motorsports”) and a co-owner, an officer and a director of SFC, the largest stockholder of Sonic. He is the brother of Mr. B. Scott Smith and Mr. Marcus G. Smith.
Jeff Dyke, 58, was elected to the office of President of Sonic in September 2018 and is responsible for direct oversight for all of Sonic’s retail automotive operations. In addition, Mr. Dyke has been a director of Sonic since July 2019. Mr. Dyke served as Sonic’s Executive Vice President of Operations from October 2008 to September 2018. From March 2007 to October 2008, Mr. Dyke served as Sonic’s Division Chief Operating Officer – Southeast Division, where he oversaw retail automotive operations for the states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee and Texas. Mr. Dyke first joined Sonic in October 2005 as Sonic’s Vice President of Retail Strategy, a position that he held until April 2006, when he was promoted to Division Vice President – Eastern Division, a position he held from April 2006 to March 2007. Prior to joining Sonic, Mr. Dyke worked in the retail automotive industry at AutoNation, Inc. from 1996 to 2005, where he held several positions in divisional, regional and dealership management with that company.
William I. Belk, 76, has been a director of Sonic since March 1998 and has served as Sonic’s Lead Independent Director since August 2002. Mr. Belk is currently affiliated with Southeast Investments, N.C., Inc., a FINRA member firm headquartered in Charlotte, North Carolina. Mr. Belk’s past professional experience includes serving as a North Carolina District Court Judge, serving as a partner in the investment banking firm Carolina Financial Group, Inc. and serving in the positions of Chairman and director for certain Belk stores, a retail department store chain. Mr. Belk has also previously served as a director of Monroe Hardware Co., Inc., a wholesaler of hardware materials. Mr. Belk has a JD with an LLM — Taxation and a Master’s in Business Administration. He is also a director of British West Indies Trading Company.

William R. Brooks, 76, has been a director of Sonic since its organization in January 1997. Mr. Brooks also served as Sonic’s initial Chief Financial Officer, Treasurer, Vice President and Secretary from January 1997 to April 1997. Mr. Brooks also served as Vice Chairman and Treasurer of Speedway Motorsports until April 2025, positions he held since May 2008 and December 1994, respectively. Mr. Brooks also served as a director of Speedway Motorsports from December 1994 to April 2025. Mr. Brooks previously served as the Chief Financial Officer of Speedway Motorsports from December 1994 to April 2023. Mr. Brooks has also served as an executive officer and a director for various operating subsidiaries of Speedway Motorsports and as an officer and a director of SFC, the largest stockholder of Sonic, prior to becoming a special advisor to Speedway Motorsports and SFC, beginning in April 2025. Before the formation of Speedway Motorsports in December 1994, Mr. Brooks was a Vice President of Charlotte Motor Speedway and a Vice President and a director of Atlanta Motor Speedway.
Michael Hodge, 48, has been a director of Sonic since February 2022. Mr. Hodge has served as Executive Vice President, Chief Financial Officer and Assistant Treasurer of Speedway Motorsports since April 2023. Prior to that, Mr. Hodge served as Executive Vice President, Chief Accounting Officer and Assistant Treasurer of Speedway Motorsports from December 2020 to April 2023. From October 2018 to December 2020, Mr. Hodge was Senior Vice President of Finance and Compliance Treasurer of Speedway Motorsports and served in various finance and accounting roles at Speedway Motorsports since 2006. Since 2016, Mr. Hodge has also served as a Vice President of SFC, the largest stockholder of Sonic. Prior to joining Speedway Motorsports, Mr. Hodge was in the internal audit department of a telecommunications company and the audit and assurance practice of Deloitte. Mr. Hodge is a certified public accountant in the State of North Carolina and a member of the American Institute of Certified Public Accountants.
Keri A. Kaiser, 62, has been a director of Sonic since July 2020. Ms. Kaiser is the Chief Revenue Officer for Health-E Commerce, a consumer health and wellness online retailer that offers only pre-tax benefit dollar eligible products and services, a position she has held since May 2022. Prior to joining Health-E Commerce, she was the Chief Marketing and Experience Officer of Children’s Health System of Texas (“Children’s Health”), a clinically integrated regional pediatric health care system, from 2018 to January 2022 and Vice President of Marketing and Communications for Children’s Health from 2012 to 2018. Before that, Ms. Kaiser was the Chief Revenue Officer for the AT&T Performing Arts Center in Dallas. Previously, she was a co-founder of Velocity Ventures, worked in brand management with Frito-Lay, and was a founding member of the Strategic Management Consulting Group at Price Waterhouse.

B. Scott Smith, 58, has been a director of Sonic since July 2022. Mr. Smith is also a co-owner, an officer and a director of both Speedway Motorsports and SFC, the largest stockholder of Sonic. Mr. Smith is also the co-founder of Sonic, and he served as an executive officer and a director of Sonic from the Company’s organization in January 1997 through September 2018, when he retired from his positions as Chief Executive Officer, President and a director. He is the brother of Mr. David Bruton Smith and Mr. Marcus G. Smith.
Marcus G. Smith, 52, has been a director of Sonic since July 2019. Mr. Smith has served as Chief Executive Officer of Speedway Motorsports since February 2015 and became a director of Speedway Motorsports in 2004. Mr. Smith continues to serve as President of Speedway Motorsports, a position he has held since May 2008. Mr. Smith previously served as Chief Operating Officer of Speedway Motorsports from May 2008 to February 2015. Prior to that, Mr. Smith had served as Executive Vice President of National Sales and Marketing for Speedway Motorsports since 2004. Previously, Mr. Smith held various management positions with Speedway Motorsports and its subsidiaries since he joined Speedway Motorsports in 1996. Mr. Smith also serves as an officer and a director of SFC, the largest stockholder of Sonic. He is the brother of Mr. B. Scott Smith and Mr. David Bruton Smith.
R. Eugene Taylor, 78, has been a director of Sonic since February 2015. Mr. Taylor has served as a director of First Horizon National Corporation (“First Horizon”), a bank holding company, since November 2017 and served as Vice Chairman of the board of directors of First Horizon until July 2020. Mr. Taylor previously served as Chairman, Chief Executive Officer and President of Capital Bank Financial Corp. (“CBFC”), a bank holding company that he co-founded, from late 2009 until its acquisition by First Horizon in November 2017. Prior to co-founding CBFC, Mr. Taylor spent 38 years at Bank of America Corporation and its predecessor companies, most recently as Vice Chairman of Bank of America and President of Global Corporate & Investment Banking. Mr. Taylor previously served as a director of DHB Capital Corp., a special purpose acquisition company listed on the Nasdaq, until December 2022. Mr. Taylor also previously served as a director of CBFC and Capital Bank, N.A., CBFC’s operating bank subsidiary, as well as Capital Bank Corporation, Green Bankshares, Inc. and TIB Financial Corp., each of which CBFC held controlling interests in prior to its merger into CBFC.
The Board of Directors unanimously recommends that you vote “FOR” the election of each of the director nominees. Unless otherwise specified, proxies will be voted “FOR” the election of each of the director nominees.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Director Independence
Because Messrs. B. Scott Smith, David Bruton Smith and Marcus G. Smith (the “Smith family”), directly or indirectly, hold or control more than 50% of the voting power of Sonic’s Common Stock, Sonic qualifies as a “controlled company” for purposes of the NYSE rules and, therefore, is not required to comply with all of the requirements of those rules, including the requirement that a listed company have a majority of independent directors. Sonic currently relies, and from the date of the Annual Meeting will continue to rely, upon the “controlled company” exemption permitting the Company to have a Board that is comprised of three independent directors and six directors that do not qualify as independent under the Company’s Categorical Standards for Determination of Director Independence (the “Categorical Standards”) and the applicable rules of the New York Stock Exchange (the “NYSE”) and the SEC.
The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted the Categorical Standards to assist the Board in determining whether a director has a material relationship that would impair the director’s independence. The Categorical Standards establish thresholds at which directors’ relationships with the Company are deemed to be not material and, therefore, shall not disqualify any director or nominee from being considered “independent.” The Categorical Standards are available on Sonic’s website, www.sonicautomotive.com.

In February 2026, the Board of Directors, with the assistance of the NCG Committee, conducted an evaluation of director independence based on the Categorical Standards, the NYSE rules and the rules and regulations promulgated by the SEC (the “SEC rules”). The Board considered all relationships and transactions between each director (and his or her immediate family members and affiliates) and each of Sonic, its management and its independent registered public accounting firm, including (i) with respect to Mr. William R. Brooks, that he is a special advisor to SFC, the largest stockholder of Sonic, (ii) with respect to Mr. Michael Hodge, that he serves as an officer of Speedway Motorsports and SFC, the largest stockholder of Sonic, and (iii) with respect to Mr. R. Eugene Taylor, who serves as a director of First Horizon, that Sonic and its dealership subsidiaries in the ordinary course of business received compensation from First Horizon in fiscal 2025 related to auto loans referred to First Horizon by Sonic’s dealership subsidiaries. The Board and the NCG Committee determined that, with respect to Mr. Taylor, First Horizon did not have an agreement with Sonic to serve as a preferred lender to Sonic’s dealership subsidiaries and that the level of auto loan referral business between Sonic’s dealership subsidiaries and First Horizon in fiscal 2025 was insignificant to both Sonic and First Horizon and well below the thresholds for director independence in the Categorical Standards. As a result of this evaluation, the Board determined those relationships that do exist or did exist with respect to Messrs. Belk and Taylor and Ms. Kaiser within the last three fiscal years all fall well below the thresholds in the Categorical Standards. Consequently, the Board of Directors determined that each of Messrs. Belk and Taylor and Ms. Kaiser is an independent director under the Categorical Standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit, Compensation and NCG Committees (see membership information below under “—Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Leadership Structure and the Board’s Role in Risk Oversight
Mr. David Bruton Smith currently serves as both the Chairman of the Board and the Chief Executive Officer of Sonic. Because of Mr. Smith’s in-depth knowledge and understanding of Sonic’s business and the automobile dealership industry and his significant equity ownership in the Company, the Board has determined it is appropriate that Mr. Smith serve in both roles. Although the Board believes that this leadership structure is currently in the best interests of Sonic and its stockholders, the Board has the flexibility to separate the roles of Chairman of the Board and Chief Executive Officer if, in the future, the Board determines that returning to such a leadership structure would be appropriate.
The Corporate Governance Guidelines of the Company provide for a Lead Independent Director. The Lead Independent Director is an independent director appointed annually by the independent members of the Board. In February 2026, the independent directors of the Board reappointed Mr. William I. Belk to serve as Lead Independent Director. As Lead Independent Director, Mr. Belk presides over executive sessions of the independent directors without the presence of management and coordinates feedback to the Chief Executive Officer on behalf of the independent directors regarding business issues and Board management.
It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to Sonic. The Board of Directors, including through Board committees comprised solely of independent directors, regularly reviews various areas of significant risk to Sonic, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board include competition risks, industry risks, economic risks, liquidity risks, business operations risks and risks related to acquisitions and dispositions.
The Audit Committee regularly reviews with management and Sonic’s independent registered public accounting firm significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of Sonic’s consolidated financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act of 2002, accounting, financial and auditing risks, treasury risks (insurance, interest rate hedging, credit and debt), matters reported to the Audit Committee through the Internal Audit Department and through anonymous reporting procedures, risks posed by significant litigation matters, cybersecurity and information technology risks and compliance with applicable laws and regulations. With respect to the Audit Committee’s oversight of cybersecurity and information technology risks, and the Company’s preparedness for these risks, Sonic’s Vice President of Information Security provides periodic updates to the Audit Committee in order to assist the Audit Committee in understanding the implications of cybersecurity risks. The Audit Committee also meets regularly to ensure a shared understanding of cybersecurity risks, to review new regulations or laws, and to provide guidance on complex risk issues.
The Compensation Committee reviews and evaluates potential risks related to the attraction and retention of talent and the design of compensation programs established by the Compensation Committee for Sonic’s executive officers.

The NCG Committee monitors compliance with Sonic’s Code of Business Conduct and Ethics, evaluates proposed affiliate transactions for compliance with the NCG Committee’s written charter and applicable contracts, and reviews compliance with applicable laws and regulations related to corporate governance.
The Board believes that this division of responsibilities is the most effective risk management approach and that the Board leadership structure supports this approach. Specifically, the Board believes that Mr. David Bruton Smith, with his in-depth knowledge and understanding of Sonic’s business and his significant equity ownership in the Company, is uniquely positioned to lead the Board, particularly as it focuses on identifying and managing the key strategic risks facing the Company. In addition, the Board believes that Mr. William I. Belk provides leadership and helps guide the Board’s independent oversight of the Company’s risk exposures through his role as Lead Independent Director. Furthermore, as noted above, Board committees comprised solely of independent directors, review and evaluate various areas of significant risk to Sonic, thereby preserving the benefit of independent risk oversight along with full Board review and responsibility.

Environmental, Social and Governance Practices
Our purpose is to deliver an experience for our guests and teammates that fulfills dreams, enriches lives and delivers happiness. Our purpose drives our vision to be the most trusted automotive retailer in the nation. Nothing is more important to us than understanding and responding to the needs of key stakeholders including our guests, teammates, partners and stockholders. We also believe that good environmental, social and governance (“ESG”) practices drive positive long-term results for our business and stakeholders. As such, we strive to work in a sustainable way that not only benefits our guests, but also delivers value for our stockholders and other stakeholders, while positively impacting the communities in which we operate.
Environmental Stewardship Highlights. We are committed to doing our part to conserve natural resources and promote environmental sustainability. Some of our environmental stewardship practices include:
•Electric Vehicle Infrastructure. We are deeply committed to supporting our guests seeking more sustainable, energy-efficient vehicles. We offer a wide range of battery electric, hybrid, alternative fuel and other fuel-efficient vehicles. Approximately 95% of our franchised dealerships are equipped with Battery Electric Vehicle (BEV) charging stations and charging infrastructure. We are supporting our partners in their efforts to transition to a more fuel-efficient economy, including the plans of many manufacturers to become carbon neutral and offer a fully electrified vehicle fleet in the coming years and decades.
•Green Building & Energy Conservation. With approximately 140 vehicle retail locations, our facility experts continue to manage and seek ways to improve the energy efficiency of our buildings. As our footprint expands, our operations team continues to assess all globally recognized green building standards for the construction or modification of new and existing facilities.
•Repurposing and Adapting Existing Facilities. To further reduce our environmental impact where possible, we have focused on repurposing and adapting existing facilities, rather than the more energy-intensive effort to construct new facilities. As stewards of the communities in which we operate, we have contributed to the renewal and revitalization of neighborhoods by repurposing and adapting existing commercial facilities in markets such as Atlanta, Georgia, Bethesda, Maryland and Houston, Texas, among others.
•Implementing High-Efficiency Lighting. We have invested in many of our facilities to achieve cost and energy savings in our lighting usage. Since 2019, we have completed over 60 high-efficiency lighting projects at locations across the country.
•Waste Management and Recycling. We have partnered with leading environmental solutions providers to ensure our corporate offices and retail facilities across the country are responsibly disposing of waste and increasing our recycling efforts, in order to reduce the environmental impacts of landfill use.

Social Responsibility Highlights. Our commitments to our stakeholders include being good corporate citizens in the communities in which we operate. Some of our social responsibility practices include:
•Community Service Opportunities. We are dedicated to contributing to the communities where we live and work. Each year, our dealerships and corporate offices serve community organizations by hosting blood drives, food drives and backpack supply drives for children. Our teammates also participate in numerous events hosted by local non-profit organizations. Our dealerships take part in multiple community service activities in collaboration with our manufacturer partners each year, such as BMW’s Drive to End Hunger initiative.
•Community Service Time for Teammates. To facilitate and encourage teammates’ participation in community service, we provide paid time away from work for these activities. All regular full-time teammates have the opportunity to use up to 12 hours of paid time off for community service activities per calendar year. From 2018 to date, Sonic teammates have contributed over 103,000 hours in volunteer service. Additionally, our dealerships are committed to community service, regularly hosting and participating in events supporting organizations and services in the communities we serve. Since 2021, we have held Company-wide community service activities involving all dealerships throughout the Company. Company-wide events have included assembling and delivering activity boxes to children receiving life-saving care in children’s hospitals across the country, personal care bags to veterans receiving care in veterans’ hospitals, and backpacks to support the back-to-school needs of elementary children in under-resourced schools in our communities.
•Equal Opportunity. We are committed to providing equal opportunity in all of our employment practices – including selection, hiring, promotion, transfer and compensation – to all qualified applicants and teammates without regard to race, religion, color, sex, sexual orientation, national origin, veteran status, uniformed service member status, pregnancy, age, disability, genetic information, gender identity, ancestry, citizenship status, marital status or any other protected status. In 2019, we hosted our inaugural Women in Leadership symposium in Houston, Texas as an opportunity for female teammates at all levels of the Company to come together to hear from senior leaders, network and express ideas as to how we can improve and expand our vision for women. We relaunched the program in the summer of 2021, beginning with focus groups of female teammates and leaders across the Company. Feedback gathered through those focus group sessions has been used to create a program for inclusion, career growth and leadership development for our female teammates. In 2022, the Women’s Leadership Program launched a quarterly Career Cultivation Series featuring guest speakers to share insights and best practices with all teammates throughout the Company regarding career growth and development topics. In 2023, we expanded the program by launching an executive coaching program for high-performing female leaders. The first cohort of the program completed the program at the end of 2023 and the Company launched the second cohort in 2025. A peer-based mentoring program for mid-level career teammates is planned for 2026. The Company has two teammate resource groups, Well at Work and Women at the Wheel, in support of teammate collaboration.
•Fair Compensation and Benefits. Our teammates are our greatest assets and key to our continued success, and we are dedicated to rewarding our talented teammates with the most competitive and fair compensation packages in the industry.

•Sonic Automotive Family Emergency Fund. The Sonic Automotive Family Emergency (“SAFE”) fund is a teammate-funded grant program that enables our teammates and their immediate family members to secure financial resources when hardship occurs, such as a medical emergency or catastrophic loss due to a natural disaster. Since the launch of the program in 2011, our teammates have donated over $2.6 million towards SAFE fund relief, with over $2.3 million in grants distributed to date.
Corporate Governance Highlights. We continue to engage with stakeholders on issues that are important to our business and meaningful to our stockholders. In addition to the Board structure and corporate governance policies discussed elsewhere in this Proxy Statement, some of our corporate governance highlights include:
•Code of Business Conduct and Ethics. At the core of the Company is our Code of Business Conduct and Ethics. We strive to operate with the highest degree of integrity and honesty, and we require that all teammates adhere to these policies Company-wide. The Code of Business Conduct and Ethics, described in more detail below, serves as a guide, highlighting key issues and outlining policies and resources to help our teammates make informed decisions. The Code of Business Conduct and Ethics also provides guidance on how teammates can report violations and ensures that they will not be subject to retaliation for disclosing suspected violations of laws or regulations or our policies.
•Employee Policies and Accountability. We believe in creating a workplace where all teammates feel safe, valued and respected. As part of Sonic’s commitment to fostering this type of integrity-based workplace, the Company has created policies and training addressing critical issues such as: non-discrimination, anti-harassment, workplace safety and wage/hour guidelines and controls. To ensure compliance with these policies, we maintain an anonymous hotline and investigation procedure to protect any teammates who may have employment-related complaints.
•Customer Privacy and Data Security. We place critical importance on the protection of our guests’ privacy and the security of private information. It is the responsibility of all teammates to promote a security-conscious culture and to ensure the proper handling of Sonic’s information assets. The Company has established specific guidance and policies to govern the use and handling of sensitive information in our infrastructure. Such guidance and policies encompass specific policies to protect payment information, including credit card data and the information systems holding this data, and to adhere to the Payment Card Industry (PCI) Data Security Standard (DSS). We also regularly audit and monitor all data protection activities.

Board Committees
The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the NCG Committee. Each of these committees acts pursuant to a written charter adopted by the Board of Directors.
Committee members and committee chairs are appointed by the Board and are identified in the following table:

Name	Audit Committee	Compensation Committee	NCG Committee
David Bruton Smith
Jeff Dyke
William I. Belk	Chair	X	X
William R. Brooks
Michael Hodge
Keri A. Kaiser	X	X	Chair
B. Scott Smith
Marcus G. Smith
R. Eugene Taylor	X	Chair	X
Set forth below is a summary of the principal functions of each committee.
Audit Committee. The Audit Committee appoints Sonic’s independent registered public accounting firm, reviews and approves the scope and results of audits performed by such firm and the Company’s internal auditors, and reviews and approves the independent registered public accounting firm’s fees for audit and non-audit services. It also reviews certain corporate compliance matters and reviews the adequacy and effectiveness of the Company’s internal accounting and financial controls, its significant accounting policies, and its consolidated financial statements and related disclosures. A more detailed description of the Audit Committee’s functions can be found in its charter. The Board of Directors has determined that Mr. Belk qualifies as an “audit committee financial expert” within the meaning of the SEC rules and that each member of the Audit Committee is “financially literate” and has accounting or related financial management expertise, in each case as determined by the Board, in its business judgment. The Audit Committee met five times during fiscal 2025.

Compensation Committee. The Compensation Committee serves as the administrator for certain compensation and employee benefit plans of Sonic and annually reviews and determines compensation of all executive officers of Sonic. The Compensation Committee serves as the administrator for the Sonic Automotive, Inc. Supplemental Executive Retirement Plan (the “SERP”), the Sonic Automotive, Inc. 2012 Stock Incentive Plan (the “2012 Stock Incentive Plan”) and certain other employee stock plans, approves individual grants of equity-based compensation under the plans it administers and periodically reviews Sonic’s executive compensation program and takes action to modify programs that yield payments or benefits not closely related to Sonic’s or its executives’ performance. The Compensation Committee also periodically reviews the compensation of the non-employee directors and makes recommendations to the Board of Directors, which determines the amount of such compensation. In formulating its recommendations to the Board, the Compensation Committee considers the recommendations of management and, from time to time, independent consulting firms that specialize in compensation matters. During fiscal 2024, the Compensation Committee engaged Willis Towers Watson to prepare an updated executive compensation peer group study focused on our named executive officers in anticipation of the Compensation Committee’s review process to determine executive compensation for 2025, as more fully described under “Executive Compensation—Compensation Discussion and Analysis—2025 Executive Officer Compensation Program”. A more detailed description of the Compensation Committee’s functions can be found in its charter. In affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board considers all factors specifically relevant to determining whether a director has a relationship to Sonic which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member. The Compensation Committee met four times during fiscal 2025.

NCG Committee. The NCG Committee is responsible for identifying individuals who are qualified to serve as directors of Sonic and for recommending qualified nominees to the Board for election or reelection as directors of Sonic. The NCG Committee will consider director nominees submitted by stockholders in accordance with the provisions of Sonic’s Amended and Restated Bylaws. The NCG Committee is also responsible for recommending to the Board of Directors for the Board’s approval committee members and chairpersons and vice chairpersons of committees of the Board and for establishing a system for, and monitoring the process of, performance reviews of the Board and its committees. In addition, the NCG Committee has primary responsibility for reviewing, evaluating and overseeing Sonic’s policies, procedures and programs relating to ESG and sustainability issues. Finally, the NCG Committee is responsible for developing and recommending to the Board of Directors for the Board’s approval a set of corporate governance guidelines applicable to Sonic and for monitoring compliance with Sonic’s Code of Business Conduct and Ethics. A more detailed description of the NCG Committee’s functions can be found in its charter. The NCG Committee met three times during fiscal 2025.

The NCG Committee has a process of identifying and evaluating potential nominees for election as members of the Board of Directors, which includes considering recommendations by management and directors and may include engaging third-party search firms to assist the NCG Committee in identifying and evaluating potential nominees. The NCG Committee is also responsible for reviewing, evaluating and considering qualified nominees recommended by stockholders for election as directors of the Company. The NCG Committee has adopted a policy that potential director nominees shall be evaluated no differently regardless of whether the nominee is recommended by a stockholder, a Board member, the NCG Committee or management. The NCG Committee considers potential nominees for directors from all of these sources, develops information from many sources concerning the potential nominee, evaluates the potential nominee as to the qualifications that the NCG Committee and the Board have established and in light of the current skill, background and experience of the Board’s members and the future and ongoing needs of the Company and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board of Directors.
Sonic’s qualification standards for directors are set forth in its Corporate Governance Guidelines. These standards include the director’s or nominee’s:
•independent judgment;
•ability to qualify as an “independent director” (as defined under the applicable NYSE rules and SEC rules);
•ability to broadly represent the interests of all of the Company’s stockholders and other constituencies;
•maturity and experience in policy making decisions;
•time commitments, including service on other boards of directors;
•business skills, background and relevant expertise that are useful to Sonic and its future needs;
•willingness and ability to serve on committees of the Board of Directors; and
•other factors relevant to the NCG Committee’s determination.
As stated in Sonic’s Corporate Governance Guidelines, the Board of Directors should be composed ideally of persons having a diversity of skills, background and expertise that are useful to Sonic and its future and ongoing needs. With this goal in mind, when considering potential nominees for the Board of Directors, the NCG Committee considers the standards above and each potential nominee’s individual qualifications in light of the composition and needs of the Board of Directors at such time and its anticipated composition and needs in the future, but a director nominee should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation.

Based on this process, the NCG Committee recommended that Messrs. David Bruton Smith, Jeff Dyke, William I. Belk, William R. Brooks, Michael Hodge, B. Scott Smith, Marcus G. Smith and R. Eugene Taylor and Ms. Keri A. Kaiser be nominated for reelection to the Board of Directors at the Annual Meeting. In determining each nomination was appropriate and that each nominee is qualified to serve on the Board of Directors, the NCG Committee considered the following:
David Bruton Smith: Mr. Smith has over 27 years of experience working in the automobile dealership industry. Mr. Smith has served as Sonic’s Chairman of the Board since July 2022 and Sonic’s Chief Executive Officer since September 2018 and served in other key roles as a manager and officer of Sonic over his more than 25 years of employment with the Company, including as Executive Vice Chairman and Chief Strategic Officer of Sonic from March 2018 to September 2018 and as Vice Chairman of Sonic from March 2013 to March 2018. Mr. Smith is the brother of Mr. B. Scott Smith and Mr. Marcus G. Smith, and owns, directly and indirectly, a significant percentage of Sonic’s outstanding Common Stock that provides him, together with the other members of the Smith family, with majority voting control of Sonic. Mr. Smith has served as a director of Sonic since October 2008.
Jeff Dyke: Mr. Dyke has significant expertise in the retail automotive industry, having worked in the industry since 1996. Mr. Dyke has served as President of Sonic since September 2018, where he is responsible for direct oversight for all of the Company’s retail automotive operations. Mr. Dyke served as Sonic’s Executive Vice President of Operations from October 2008 to September 2018 and in various other management positions with Sonic since joining the Company in 2005. Prior to joining Sonic, Mr. Dyke worked in the retail automotive industry at AutoNation, Inc. from 1996 to 2005, where he held several positions in divisional, regional and dealership management with that company. Mr. Dyke has served as a director of Sonic since July 2019.
William I. Belk: Mr. Belk has extensive consumer retail experience, serving in many positions of responsibility over a lengthy previous career at Belk stores, a retail department store chain. Mr. Belk also has experience as a director of other organizations. Mr. Belk has served as a director of Sonic and as a member of the Audit Committee and the Compensation Committee of the Board since March 1998, including as Chair of the Audit Committee since April 2022, and as a member of the NCG Committee of the Board since December 2014. Mr. Belk has also served as Sonic’s Lead Independent Director since August 2002.
William R. Brooks: Mr. Brooks has significant accounting and financial management expertise, having served as Chief Financial Officer of Speedway Motorsports from 1994 to 2023 and as Treasurer and a director of Speedway Motorsports from 1994 to April 2025. Mr. Brooks also served as an officer and a director of SFC, the largest stockholder of Sonic, until April 2025. Mr. Brooks has served as a director of Sonic since the Company’s organization in January 1997.

Michael Hodge: Mr. Hodge has significant accounting and financial management expertise, having served as Executive Vice President, Chief Financial Officer and Assistant Treasurer of Speedway Motorsports since April 2023, as Executive Vice President, Chief Accounting Officer and Assistant Treasurer of Speedway Motorsports from December 2020 to April 2023, as Senior Vice President of Finance and Compliance Treasurer of Speedway Motorsports from October 2018 to December 2020 and in various finance and accounting roles at Speedway Motorsports since 2006. Mr. Hodge is a certified public accountant in the State of North Carolina and a member of the American Institute of Certified Public Accountants. Mr. Hodge has served as a director of Sonic since February 2022.
Keri A. Kaiser: Ms. Kaiser has significant business experience, including executive leadership roles across multiple industries. Ms. Kaiser has served as the Chief Revenue Officer for Health-E Commerce since May 2022. In addition to having served as Chief Marketing and Experience Officer of Children’s Health from 2018 to January 2022 and as Vice President of Marketing and Communications for Children’s Health from 2012 to 2018, Ms. Kaiser was the Chief Revenue Officer for the AT&T Performing Arts Center in Dallas and was a co-founder of Velocity Ventures, after working in brand management with Frito-Lay and being a founding member of the Strategic Management Consulting Group at Price Waterhouse. Ms. Kaiser has served as a director of Sonic since July 2020 and as a member of the Audit Committee, the Compensation Committee and the NCG Committee of the Board since October 2020, including as Chair of the NCG Committee since February 2022.
B. Scott Smith: Mr. Smith is a co-owner, an officer and a director of both Speedway Motorsports and SFC, the largest stockholder of Sonic. Mr. Smith is a co-founder of Sonic, and he served as an executive officer and a director of Sonic from the Company’s organization in January 1997 through September 2018, when he retired from his positions as Chief Executive Officer, President and a director. Mr. Smith is the brother of Mr. David Bruton Smith and Mr. Marcus G. Smith, and he owns, directly and indirectly, a significant percentage of Sonic’s outstanding Common Stock that provides him, together with the other members of the Smith family, with majority voting control of Sonic. Mr. Smith has served as a director of Sonic since July 2022.
Marcus G. Smith: Mr. Smith has significant experience working in the automotive industry. Mr. Smith has served as Chief Executive Officer of Speedway Motorsports since February 2015 and as President of Speedway Motorsports since May 2008. Mr. Smith has also been a director of Speedway Motorsports since 2004. Mr. Smith previously served as Chief Operating Officer of Speedway Motorsports from May 2008 to February 2015 and in various other management positions with Speedway Motorsports and its subsidiaries since he joined Speedway Motorsports in 1996. Mr. Smith also serves as an officer and a director of SFC, the largest stockholder of Sonic. Mr. Smith is the brother of Mr. B. Scott Smith and Mr. David Bruton Smith, and owns, directly and indirectly, a significant percentage of Sonic’s outstanding Common Stock that provides him, together with the other members of the Smith family, with majority voting control of Sonic. Mr. Smith has served as a director of Sonic since July 2019.

R. Eugene Taylor: Mr. Taylor has significant management experience and expertise in the banking and finance industry, having served as a director of First Horizon since November 2017 and as Vice Chairman of the board of directors of First Horizon from November 2017 to July 2020. Mr. Taylor previously served as Chairman, Chief Executive Officer and President of CBFC from late 2009 to November 2017. Prior to co-founding CBFC, Mr. Taylor spent 38 years at Bank of America Corporation and its predecessor companies, most recently as Vice Chairman of Bank of America and President of Global Corporate & Investment Banking. Mr. Taylor also has experience as a director of other organizations. Mr. Taylor has served as a director of Sonic since February 2015 and as a member of the Audit Committee of the Board since April 2022 and as a member of the Compensation Committee and the NCG Committee of the Board since April 2015, including as Chair of the Compensation Committee since January 2016 and as Vice Chair of the NCG Committee since April 2015.
Director Meetings
The Board of Directors held four meetings during fiscal 2025. Each incumbent director attended, or participated by means of remote communication in, 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2025. Pursuant to the Company’s Corporate Governance Guidelines, the independent directors meet in executive session without members of management present prior to or after each regularly scheduled Board meeting. Mr. William I. Belk, as Lead Independent Director, presides over these executive sessions.
Attendance at Annual Meetings of Stockholders
It is the Board’s policy that the directors should attend our annual meeting of stockholders. All nine of the Company’s directors in office at the time participated in the Company’s 2025 annual meeting of stockholders.
Annual Evaluation of the Board of Directors and Committees of the Board
The Board of Directors evaluates the performance of each director, each committee of the Board, the Chairman, the Lead Independent Director and the Board of Directors as a whole on an annual basis. In connection with this annual self-evaluation, each director anonymously records his or her views on the performance of each director standing for reelection, each committee of the Board, the Chairman, the Lead Independent Director and the Board of Directors as a whole. The entire Board of Directors reviews the results of these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director, each committee of the Board, the Chairman and the Lead Independent Director.
No Hedging or Short Selling
Sonic maintains policies that apply to all directors and officers of the Company that prohibit hedging or short selling (profiting if the market price decreases) of Sonic securities.

Chief Executive Officer Stock Ownership Guidelines
The Board believes that requiring the Chief Executive Officer to hold a significant number of shares of Sonic’s Common Stock aligns his interests with the interests of stockholders and has therefore adopted stock ownership guidelines for Sonic’s Chief Executive Officer. The Chief Executive Officer is required to beneficially own, directly or indirectly, shares of Class A Common Stock or Class B Common Stock of the Company (inclusive of securities convertible into such shares) having a market value (if applicable, on an as-converted basis) equal to three times the Chief Executive Officer’s base salary. The Chief Executive Officer must meet the stock ownership requirement within three years from the date on which such person becomes the Chief Executive Officer of the Company, and our Chief Executive Officer is in compliance with the stock ownership requirement.
Insider Trading Policy
Sonic has adopted an Insider Trading Policy, which governs the purchase, sale and other dispositions of the securities of the Company by the Company’s directors, executive officers and employees. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company.
Policies and Procedures for Review, Approval or Ratification of Transactions with Affiliates
Pursuant to its written charter, the NCG Committee reviews and evaluates all transactions between Sonic and its affiliates and considers issues of possible conflicts of interest, if such issues arise. In addition, transactions between Sonic and its affiliates are reviewed by the full Board of Directors and/or its independent directors in accordance with the terms of Sonic’s Amended and Restated Certificate of Incorporation, its senior credit facilities and the indentures governing its outstanding senior notes. These indentures require, subject to certain exceptions described more fully in the indentures, that a transaction between Sonic and an affiliate:
•be made in good faith and in writing and be on terms no less favorable to Sonic than those that would be available in a comparable arm’s-length transaction between Sonic and an unrelated third party; and
•involving aggregate value in excess of:
•$25.0 million, either be made in good faith and in writing and be on terms no less favorable to Sonic than those that would be available in a comparable arm’s-length transaction between Sonic and an unrelated third party or be approved by a majority of Sonic’s disinterested directors; and
•$50.0 million, either be approved by a majority of Sonic’s disinterested directors or Sonic must obtain a written opinion as to the financial fairness of the transaction from an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of such transaction stating that such transaction or the consideration being paid is fair to Sonic or the applicable Sonic subsidiary from a financial point of view.

Transactions with Affiliates
Certain of Sonic’s dealerships purchase the zMAX micro-lubricant from Oil-Chem Research Corporation (“Oil-Chem”), a subsidiary of Speedway Motorsports, for resale to customers of Sonic’s dealerships in the ordinary course of business. Mr. B. Scott Smith, a director and a greater than 10% beneficial owner of Sonic, is a co-owner, an officer and a director of both Speedway Motorsports and SFC. Mr. David Bruton Smith, Sonic’s Chairman and Chief Executive Officer and a greater than 10% beneficial owner of Sonic, is a co-owner and a director of Speedway Motorsports and a co-owner, an officer and a director of SFC. Mr. Marcus G. Smith, a director and a greater than 10% beneficial owner of Sonic, is the Chief Executive Officer and President and a director of Speedway Motorsports and an officer and a director of SFC. William R. Brooks, a director of Sonic, was Vice Chairman and Treasurer of Speedway Motorsports until April 2025, an executive officer and a director for various operating subsidiaries of Speedway Motorsports and an officer and a director of SFC until April 2025 and Michael Hodge, a director of Sonic, is Executive Vice President, Chief Financial Officer and Assistant Treasurer of Speedway Motorsports and Vice President and Chief Financial Officer of SFC. There were no purchases from Oil-Chem by Sonic dealerships in fiscal 2025. Sonic also engaged in other transactions with various Speedway Motorsports subsidiaries in fiscal 2025, consisting primarily of (i) merchandise and apparel purchases from SMISC Holdings, LLC (d/b/a SMI Properties) (“SMISC”) for approximately $0.7 million; and (ii) vehicle sales to various Speedway Motorsports subsidiaries for approximately $0.6 million. Because the Smith family and SFC, a privately held company controlled by members of the Smith family, own collectively approximately 100% of Speedway Motorsports, under applicable SEC rules, the amount of the Smith family’s interest in these transactions may be deemed to be approximately $0.7 million and $0.6 million, respectively. While Mr. Brooks was previously an officer and a director of Speedway Motorsports and Mr. Hodge is an officer of Speedway Motorsports, the Board of Directors determined that neither Mr. Brooks nor Mr. Hodge had a material interest in Sonic’s purchases from Oil-Chem due in part to the fact that none of Mr. Brooks’ compensation as an officer and a director of Speedway Motorsports or Mr. Hodge’s compensation as an officer of Speedway Motorsports related to the purchases from Speedway Motorsports and neither Mr. Brooks nor Mr. Hodge owns a significant equity interest in Speedway Motorsports.

In February 2022, the NCG Committee and the Company’s independent directors approved a Sponsorship Agreement between EchoPark Automotive, Inc., a subsidiary of the Company (“EchoPark”), and SMISC pursuant to which EchoPark agreed to be an official sponsor of a NASCAR Cup Series race and related events scheduled to be held annually in Austin, Texas (the “NASCAR Event”). In exchange for the right to sponsor the NASCAR Event, EchoPark agreed to pay a sponsor fee of $2.5 million to SMISC. The Sponsorship Agreement also provided that EchoPark would have an option, in EchoPark’s sole discretion, to continue the sponsorship arrangements for the 2023 and 2024 NASCAR Events at the same sponsor fee as for the 2022 NASCAR Event. The NCG Committee and the Company’s independent directors approved of EchoPark exercising its contractual option for the 2023 and 2024 NASCAR Events, and EchoPark paid a $2.5 million sponsorship fee to SMISC for the sponsorship arrangements for each of the 2023 and 2024 NASCAR Events. In July 2024, the NCG Committee and the Company’s independent directors approved a new Sponsorship Agreement between EchoPark and Speedway GLOBE, LLC, a subsidiary of Speedway Motorsports (“GLOBE”), pursuant to which EchoPark agreed to continue the sponsorship arrangements for the NASCAR Event in 2025, 2026, and 2027, and to pay GLOBE sponsorship fees for such sponsorship arrangements. In February 2025, the Company, EchoPark and SMISC entered into an amendment to the new Sponsorship Agreement pursuant to which EchoPark received sponsorship rights and benefits associated with several NASCAR events held at Speedway Motorsports facilities. In exchange, the Company agreed to pay a sponsorship fee of $6.8 million to GLOBE in 2025. In June 2025, the Company entered into a Facility Naming Rights and Sponsorship Agreement with GLOBE, which replaced the amended Sponsorship Agreement and pursuant to which EchoPark agreed to become the naming rights partner of the Atlanta Motor Speedway, LLC (“AMS”) motorsports facility, and the AMS facility was renamed as “EchoPark Speedway.” The parties also agreed to continue the sponsorship rights and benefits associated with several NASCAR events held at Speedway Motorsports facilities previously provided by the amended Sponsorship Agreement. The Facility Naming Rights and Sponsorship Agreement covers a seven-year period. Over the term of the Facility Naming Rights Agreement, the Company has agreed to pay annual fees of $9.5 million to GLOBE, with the annual fee increasing by 3% annually commencing with the fourth year of the contract. The Company paid total rights fees of approximately $9.5 million to GLOBE in 2025 (inclusive of the $6.8 million previously paid to GLOBE pursuant to the amended Sponsorship Agreement). Because the Smith family and SFC, a privately held company controlled by the members of the Smith family, indirectly own collectively approximately 100% of SMISC and GLOBE, under applicable SEC rules, the amount of the Smith family’s interest in these transactions during 2025 may be deemed to be approximately $9.5 million.

Sonic participates in various aircraft-related transactions with SFC. Such transactions include, but are not limited to, the use of aircraft owned by SFC for business-related travel by Sonic executives, a management agreement with SFC for storage and maintenance of aircraft leased by Sonic from unrelated third parties and the use of Sonic’s aircraft for business-related travel by certain affiliates of SFC. The aggregate amount of the aircraft-related transactions between Sonic and these related parties was approximately $4.5 million (which consists of approximately $4.6 million paid by Sonic to such related parties and approximately $0.1 million received by Sonic from such related parties) in fiscal 2025. Because the Smith family owns 100% of SFC, under applicable SEC rules, the amount of the Smith family’s interest in these transactions may be deemed to be approximately $4.5 million. While Mr. Brooks was previously an officer and a director of SFC and Mr. Hodge is an officer of SFC, the Board of Directors determined that neither Mr. Brooks nor Mr. Hodge had a material interest in these transactions between SFC and Sonic.
In 2025, Ashley Parker, a salaried employee at the Company and the daughter of Mr. Jeff Dyke, President of the Company, was paid compensation of approximately $210,000. Also, in 2025, Chris Parker, a salaried employee at the Company and son-in-law of Mr. Dyke, was paid compensation of approximately $506,000. Also in 2025, Grace Smith, a salaried employee at the Company and daughter of Mr. Marcus G. Smith, a director of the Company, was paid compensation of approximately $123,000.
Stockholder Recommendations of Director Candidates
Stockholders may recommend a director candidate for consideration by the NCG Committee by submitting the candidate’s name in accordance with provisions of our Amended and Restated Bylaws, which require advance notice to Sonic and certain other information. In general, under the Amended and Restated Bylaws, the written notice must be delivered to, or mailed and received at, Sonic’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. As a result, to be considered timely, written notice submitted by a stockholder relating to the 2027 annual meeting of stockholders pursuant to the provisions of our Amended and Restated Bylaws must be delivered, or mailed and received, no earlier than December 30, 2026 and no later than January 29, 2027. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
The notice must contain certain information about both the nominee and the stockholder submitting the nomination, as set forth in Section 2.08(a) of Sonic’s Amended and Restated Bylaws. With respect to the nominee, the notice must contain, among other things: (i) the nominee’s name, date of birth and business and residential addresses, (ii) the nominee’s background and qualification, including the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Company beneficially owned by the nominee, (iv) such other information regarding the nominee that would be required to be disclosed in solicitations of proxies for an election of directors, or is otherwise required, in each case, pursuant to the Exchange Act and the rules promulgated thereunder, and

(v) a written statement executed by the nominee (A) acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders, (B) disclosing whether the nominee is a party to any agreement, arrangement or understanding with, or has given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director of the Company, will act or vote on any issue or question, (C) disclosing whether the nominee is a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the nominee’s service or action as a director of the Company, (D) disclosing whether the nominee is affiliated with a competitor of the Company, (E) agreeing to update continually the accuracy of the information required by the immediately preceding clauses (B), (C) and (D) for as long as the nominee is a director nominee or a director of the Company and (F) agreeing if elected as a director of the Company to comply with all corporate governance codes, policies and guidelines of the Company applicable to directors. With respect to the stockholder submitting the nomination and any Stockholder Associated Person (as defined in Sonic’s Amended and Restated Bylaws), the notice must contain, among other things: (1) the name and business address of the stockholder and any Stockholder Associated Person as they appear on the Company’s books and a representation that the stockholder is a stockholder of record of shares of the Company’s capital stock entitled to vote at the meeting to which the notice pertains and intends to appear in person or by proxy at the meeting to nominate the nominee, (2) the class or series and number of shares of capital stock of the Company which are directly or indirectly owned of record or beneficially by the stockholder or any Stockholder Associated Person, (3) any derivative positions held of record or beneficially by the stockholder or any Stockholder Associated Person as well as any hedging transactions or similar agreements and (4) a description of all arrangements, understandings or relationships between the stockholder and each nominee and any other person or persons (naming such person(s)) pursuant to which the nomination(s) are to be made by the stockholder. A stockholder who is interested in recommending a director candidate should request a copy of Sonic’s Amended and Restated Bylaws by writing to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211.
Universal Proxy Rules for Director Nominations
In addition to satisfying the foregoing requirements under Sonic’s Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2027 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
How to Communicate with the Board of Directors and Non-Management Directors
Stockholders and other interested parties wishing to communicate with the Board of Directors, or any of our individual directors, including the Lead Independent Director, may do so by sending a written communication addressed to the attention of the respective director(s) at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211, or, in the case of communications to the entire Board of Directors, addressed to the attention of Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at the above address. Stockholders and other interested parties wishing to communicate with our non-management directors as a group may do so by sending a written communication addressed to the attention of Mr. William I. Belk, as Lead Independent Director, at the above address. Any communication addressed to any director that is received at Sonic’s principal executive offices will be delivered or forwarded to the respective director(s) as soon as practicable. Any communication addressed to the Board of Directors, in general, will be promptly delivered or forwarded to each director. Sonic generally will not forward to directors a communication that it determines is primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about Sonic.

DIRECTOR COMPENSATION
The table below sets forth the compensation paid to each non-employee director who served on the Board in fiscal 2025. Directors who are also employees of Sonic (in fiscal 2025, Messrs. David Bruton Smith and Jeff Dyke) do not receive compensation (other than their compensation as employees of Sonic) for their service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	All Other Compensation ($) (3)	Total ($)
William I. Belk	$137,500	$200,921	$21,814	$360,235
William R. Brooks	$100,000	$206,091	$12,712	$318,803
Michael Hodge	$52,500	$254,969	$36,558	$344,027
Keri A. Kaiser	$107,500	$216,372	$40,232	$364,101
B. Scott Smith	$—	$309,077	$34,499	$343,576
Marcus G. Smith	$—	$309,077	$83,030	$392,107
R. Eugene Taylor	$128,750	$200,921	$20,990	$350,661

(1)    The non-employee directors had the following stock awards outstanding as of December 31, 2025:

Name	Outstanding Stock Awards (#)
William I. Belk	3,342
William R. Brooks	3,428
Michael Hodge	4,241
Keri A. Kaiser	3,599
B. Scott Smith	5,141
Marcus G. Smith	5,141
R. Eugene Taylor	3,342

(2)    The dollar amount shown for these stock awards represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. See Note 10 to Sonic’s consolidated financial statements included in its Annual Report on Form 10-K for fiscal 2025 for the valuation assumptions used in determining the fair value of the awards. These amounts reflect the accounting expense and do not correspond to the actual value that will be recognized by the directors.
(3) The amounts shown in this column include the imputed value of demonstrator vehicles provided by the Company. The value assigned to the demonstrator vehicles was calculated under rules established by the Internal Revenue Service (the “IRS”). The aggregate incremental cost of the demonstrator vehicles to the Company is not calculable because those vehicles are provided to the directors by its dealership subsidiaries. The amounts shown in this column also include cash dividend equivalents paid with respect to restricted stock unit awards and, for Mr. B. Scott Smith, premiums paid on a legacy $400,000 group term life insurance policy.

Each non-employee director is entitled to receive an annual cash retainer of $105,000, payable in quarterly installments. However, eligible non-employee directors instead may make an advance election to convert all or part of their annual cash retainer of $105,000 to restricted stock units that would be added to, and granted at the same time and generally on the same terms and conditions as, the annual restricted stock unit award for which they are eligible under the 2012 Formula Plan, as described further below.
In addition to the applicable annual cash retainer for service as a non-employee director, additional cash retainers apply for non-employee directors in Board leadership positions. Sonic’s Lead Independent Director, Compensation Committee Chair and NCG Committee Chair each receive an additional annual cash retainer of $12,500, payable in quarterly installments. Sonic’s Audit Committee Chair receives an additional annual cash retainer of $20,000, payable in quarterly installments. The Vice Chair of any Board committee receives an additional annual cash retainer of $6,250, payable in quarterly installments.
Each non-employee director also is entitled to receive a demonstrator vehicle for personal use.
Non-employee directors also are eligible to participate in the Sonic Automotive, Inc. Deferred Compensation Plan (the “Deferred Plan”) and may elect to defer up to 100% of their annual cash retainers under the Deferred Plan. No non-employee directors elected to participate in the Deferred Plan for fiscal 2025.
In accordance with the 2012 Formula Plan, non-employee directors receive automatic grants of either restricted stock units or, subject to the non-employee director’s timely election, deferred restricted stock units during each year of service. The automatic grants are made to eligible non-employee directors on the first business day following each annual meeting of Sonic’s stockholders. The number of restricted stock units or deferred restricted stock units, as applicable, granted to an eligible non-employee director each year equals (i) $195,000 (or such applicable higher amount based upon the individual non-employee director’s timely election to convert all or part of the director’s annual cash retainer of $105,000 to additional restricted stock units) divided by (ii) the average closing price of the Class A Common Stock on the NYSE for the 20 trading days immediately prior to the grant date (rounded up to the nearest whole share). Generally, subject to the director’s continued service on the Board, the restricted stock unit award (whether restricted stock units or deferred restricted stock units) will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of Sonic’s stockholders following the grant date. If a non-employee director initially becomes a member of the Board during any calendar year, but after the annual meeting of Sonic’s stockholders for that year, the non-employee director will receive a restricted stock unit grant valued at $195,000 upon his or her election to the Board with the number of shares determined as described above and, subject to the director’s continued service on the Board, the restricted stock units generally will vest in full on the first anniversary of the grant date.
Restricted stock units will be settled in the form of shares of Class A Common Stock as soon as administratively practical following the applicable vesting date, and in any event, within 30 days thereafter, unless the non-employee director timely elected deferred restricted stock units in accordance with the 2012 Formula Plan.

Neither restricted stock units nor deferred restricted stock units may be sold, assigned, pledged or otherwise transferred, whether vested or unvested. A director with restricted stock units or deferred restricted stock units will not have voting or any other stockholder rights or ownership interest in shares of Class A Common Stock with respect to which the units are granted, although the director may be credited with dividend equivalents in accordance with the 2012 Formula Plan. Dividend equivalents are subject to the same vesting, settlement and other relevant terms, conditions and restrictions as the annual restricted stock units or deferred restricted stock units to which they relate, except that vested dividend equivalents will be paid in cash. The 2012 Formula Plan provides that, unless and until settled, any such dividend equivalents are retained by the Company on behalf of the director and credited and accumulate without interest. If annual or deferred restricted stock units are forfeited, any dividend equivalents attributable thereto also are forfeited.
Except in the event of a termination of service immediately prior to or upon a “change in control” (as defined in the 2012 Formula Plan) of Sonic, if a director’s service on the Board terminates for any reason other than death or “disability” (as defined in the 2012 Formula Plan), all of the director’s restricted stock units or, if applicable, all of the director’s deferred restricted stock units, not vested at the time of such termination are forfeited. If a director’s service on the Board terminates immediately prior to or upon a change in control of Sonic or due to his or her death or disability, all of the director’s restricted stock units or, if applicable, all of the director’s deferred restricted stock units will become fully vested. Upon either the consummation of a tender offer or exchange offer that constitutes a change in control of Sonic or the third business day prior to the effective date of any other change in control of Sonic, all outstanding restricted stock units and deferred restricted stock units will become fully vested.
Director Stock Ownership Guidelines
To ensure that non-employee directors become and remain meaningfully invested in Sonic’s Common Stock, each non-employee director is required to beneficially own, directly or indirectly, shares of Class A Common Stock or Class B Common Stock of the Company (inclusive of securities convertible into such shares) having a market value (if applicable, on an as-converted basis) equal to five times the annual cash retainer payable to non-employee directors. A non-employee director must meet the stock ownership requirement within five years from the later of (i) April 30, 2017 or (ii) the date on which such director joins the Board. All of the non-employee directors are in compliance with the stock ownership requirement or in the first five years after becoming a director as of the date of this Proxy Statement.

AUDIT COMMITTEE REPORT
The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to Sonic’s accounting policies, reporting policies, internal controls and compliance with legal and regulatory requirements, and the integrity of Sonic’s financial reports. The Audit Committee manages Sonic’s relationship with the Company’s independent registered public accounting firm, which is ultimately accountable to the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is “financially literate” and has accounting or related financial management expertise, in each case as determined by the Board, in its business judgment, and is “independent” under the Categorical Standards, the NYSE rules and the SEC rules.
The Audit Committee reviewed and discussed the audited consolidated financial statements of Sonic with management and Grant Thornton LLP, Sonic’s independent registered public accounting firm for fiscal 2025. Management has the responsibility for preparing the consolidated financial statements, certifying that Sonic’s consolidated financial statements are complete, accurate and prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and implementing and maintaining internal controls and attesting to internal control over financial reporting. The independent registered public accounting firm has the responsibility for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee also discussed and reviewed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. With and without management present, the Audit Committee discussed and reviewed the results of the independent registered public accounting firm’s audit of the consolidated financial statements.
During fiscal 2025, the Audit Committee met five times, including meetings to discuss the interim consolidated financial information contained in each quarterly earnings announcement for the quarters ended December 31, 2024, March 31, 2025, June 30, 2025 and September 30, 2025 with the Chief Financial Officer and the independent registered public accounting firm prior to public release. In addition, the Audit Committee regularly monitored the progress of management and the independent registered public accounting firm in assessing Sonic’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including their findings, required resources and progress throughout the year.
In discharging its oversight responsibility as to the audit process, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee met separately with management, the internal auditors and the independent registered public accounting firm to discuss, among other things, the adequacy and effectiveness of Sonic’s internal accounting and financial controls and the internal audit function’s organization, responsibilities, budget and staffing and reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board, and the Board approved, that Sonic’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC. The Audit Committee also recommended the appointment of Grant Thornton LLP to serve as Sonic’s independent registered public accounting firm for the fiscal year ended December 31, 2026 and the Board concurred in such recommendation.
William I. Belk, Chair
Keri A. Kaiser
R. Eugene Taylor

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) to serve as Sonic’s independent registered public accounting firm for the fiscal year ended December 31, 2026. Grant Thornton has served as the Company’s independent registered public accounting firm since March 2023. The Audit Committee reviewed and discussed the performance of Grant Thornton for fiscal 2025 prior to its appointment of Grant Thornton to serve as Sonic’s independent registered public accounting firm for fiscal 2026.

The Company expects that representatives of Grant Thornton will be present at the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The Company also expects that the representatives of Grant Thornton will be available to respond to appropriate questions from stockholders.
Stockholder ratification of the Audit Committee’s appointment of Grant Thornton to serve as Sonic’s independent registered public accounting firm for the fiscal year ended December 31, 2026 is not required by the Company’s Amended and Restated Bylaws or otherwise. Nevertheless, the Board is submitting the appointment of Grant Thornton to the Company’s stockholders for ratification as a matter of good corporate governance. If the Company’s stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Grant Thornton. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of Sonic and its stockholders.
The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Grant Thornton to serve as Sonic’s independent registered public accounting firm for the fiscal year ended December 31, 2026. Unless otherwise specified, proxies will be voted “FOR” the ratification of the appointment of Grant Thornton to serve as Sonic’s independent registered public accounting firm for the fiscal year ended December 31, 2026.

Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by Grant Thornton for the audit of Sonic’s consolidated financial statements for fiscal 2025 and fiscal 2024 and fees billed for other services rendered by Grant Thornton during those periods:

	Fiscal 2025 ($)	Fiscal 2024 ($)
Audit Fees (1)	$1,857,725	$1,759,275
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$1,857,725	$1,759,275

(1)These amounts represent fees of Grant Thornton for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal controls over financial reporting, services rendered in connection with acquisitions and debt offerings and the services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, consents and assistance with review of documents filed with the SEC. Audit Fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require. For purposes of this schedule, fees billed from non-U.S. jurisdictions in the currencies of such jurisdictions have been converted to U.S. dollars as of the date of the approval of such fees.

Audit Committee Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All such services provided in fiscal 2025 were pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm’s independence. The Audit Committee has delegated pre-approval authority to its Chair when necessary due to timing considerations. The Chair in turn reports to the Audit Committee at least quarterly on any services he pre-approved since his last report.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and program, the compensation decisions the Compensation Committee has made under that program and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (“Named Executive Officers”) for 2025, who were:

Name	Title
David Bruton Smith	Chairman and Chief Executive Officer
Jeff Dyke	President
Heath R. Byrd	Executive Vice President and Chief Financial Officer

2025 Executive Officer Compensation Program
The Compensation Committee believes that its compensation philosophy continues to drive our Named Executive Officers, other members of our senior management team and our other salaried employees to produce sustainable, positive results for the Company and our stockholders. In this regard, the philosophy of the Compensation Committee is to:
•link executive compensation to Sonic’s business strategy and performance to attract, retain and reward key executive officers;
•provide performance incentives and equity-based compensation intended to align the long-term interests of executive officers with those of Sonic’s stockholders; and
•offer salaries, incentive performance pay opportunities and perquisites that are competitive in the marketplace.
Sonic’s executive compensation program is comprised primarily of two components: (i) annual cash compensation, paid in the form of a base salary and a performance-based bonus, and (ii) long-term equity compensation, principally granted in the form of performance-based equity awards with respect to our Class A Common Stock, such as restricted shares, restricted stock units and stock options but in recent years typically in the form of restricted stock units. This executive compensation program is designed to place emphasis on performance-based compensation. The Compensation Committee typically reviews and adjusts base salaries and considers awards of cash bonuses and equity-based compensation in the first quarter of each year based on several factors, including management’s recommendations that are developed by the Chief Executive Officer, the President, and the Chief Financial Officer through a collaborative process involving other members of Sonic’s senior management team.

In early 2025, the Chief Executive Officer, the President, the Chief Financial Officer and other members of our senior management presented management’s written recommendations, reports and proposals on 2025 executive compensation to the Compensation Committee. These recommendations, reports and proposals addressed topics such as base salaries, overall structure, target levels and payout levels for the annual cash bonus program for executive officers, equity awards to executive officers and the rationale for these recommendations. The Compensation Committee considered these recommendations before determining compensation.
The Compensation Committee has the authority to retain, at the Company’s expense, outside consultants or other advisers as it deems necessary to carry out its responsibilities. The Compensation Committee has at times retained an independent consultant to advise it regarding the Company’s executive compensation program. The Compensation Committee engaged Willis Towers Watson, an independent consulting firm, in the summer of 2024 to prepare an executive compensation peer group study focused on a competitive market assessment with respect to base salaries, annual incentives, and long-term incentives for the Named Executive Officers, and to provide some general insights into retail sector compensation trends. The Compensation Committee conducted a general review in October 2024 of the report from Willis Towers Watson but did not take any action at that time to adjust the compensation of any Named Executive Officer.
Along with management’s recommendations and proposals in determining executive compensation for 2025, the Compensation Committee was informed by the findings offered by Willis Towers Watson’s executive compensation peer group study. The report provided information based on survey and publicly disclosed data with respect to a primary peer group of eight publicly-traded retail automotive companies (Asbury Automotive Group, Inc., AutoNation, Inc., CarMax, Inc., Carvana Co., Group 1 Automotive, Inc., Lithia Motors, Inc., Penske Automotive Group, Inc. and Rush Enterprises, Inc.) and a secondary peer group of fourteen additional companies in the automotive, broader retail and transportation industries selected by Willis Towers Watson as appropriate for comparison (Advance Auto Parts, Inc., AutoZone, Inc., Avis Budget Group, Inc., Dick’s Sporting Goods, Inc., Dollar General Corporation, Dollar Tree, Inc., Genuine Parts Company, Hertz Global Holdings, Inc., Kohl’s Corporation, Macy’s, Inc., Nordstrom, Inc., O’Reilly Automotive, Inc., Ross Stores, Inc. and The TJX Companies, Inc.). The report provided information about pay levels, pay mix and total direct compensation with respect to base salary, annual cash bonus and long-term incentives based on named executive officer position.
In addition to the executive compensation consulting services provided to the Compensation Committee, Willis Towers Watson provided limited corporate risk and broking services to Sonic during 2021 and also during 2023, 2024 and 2025 at the request of management. Willis Towers Watson did not provide other significant services to the Company during those years and the Company is not aware of any other direct or indirect business relationships with the Company or any of its affiliates during the periods when Willis Towers Watson was engaged. The Compensation Committee believes that given the nature and the scope of these additional services, such services did not impair Willis Towers Watson’s ability to provide impartial and objective advice to the Compensation Committee regarding executive compensation matters.

Although Sonic qualifies as a “controlled company” for purposes of the NYSE rules and, therefore, is not required to comply with all of the requirements of those rules, the Compensation Committee has assessed Willis Towers Watson’s independence as a compensation consultant by reference to the NYSE rules. In connection with its engagements of Willis Towers Watson, the Compensation Committee considered various factors bearing upon Willis Towers Watson’s independence, including, but not limited to, Willis Towers Watson’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact Willis Towers Watson’s independence. The Compensation Committee requested and received in connection with each executive compensation engagement an independence letter from Willis Towers Watson assessing the independence factors that are identified in the SEC rules. After reviewing these and other factors (including the NYSE listing standards for compensation consultants), the Compensation Committee determined with respect to each engagement that Willis Towers Watson was independent of the Company’s management and that its engagement did not raise any conflicts of interest.
While the Compensation Committee may have considered the information presented in the August 2024 report from Willis Towers Watson, decisions regarding the compensation of our Named Executive Officers for 2025 were made by the Compensation Committee independently. The Compensation Committee did not adopt specific benchmarking for compensation levels and does not necessarily set total compensation opportunities based on any specific peer company. Rather, the Compensation Committee considered the executive compensation peer group report not as a determinative factor but as a reference for informing its executive compensation decisions, including for purposes of understanding and assessing competitive compensation levels and practices within the Company’s retail automotive peer group. The comparative compensation information is just one of several factors considered by the Compensation Committee in its process for setting executive compensation. The Compensation Committee believes maintaining a competitive executive compensation program will assist the Company to successfully attract, motivate and retain experienced and talented executives critical to our long-term success.
The Compensation Committee also considered the favorable stockholder advisory votes on named executive officer compensation at its recent annual meetings of stockholders as one of the many factors it considered in connection with determining 2025 executive compensation. Approximately 96% of the votes cast by our stockholders at the 2023 annual meeting of stockholders were in favor of the proposal to approve, on an advisory basis, our named executive officer compensation. More than 99% of the votes cast by our stockholders at the 2024 annual meeting of stockholders were in favor of the proposal to approve, on an advisory basis, our named executive officer compensation. In addition, approximately 96.11% of the votes cast by our stockholders at the 2025 annual meeting of stockholders were also in favor of the proposal to approve, on an advisory basis, our named executive officer compensation.
The Compensation Committee also considered Sonic’s financial and operating results in 2024 in assessing executive compensation for our Named Executive Officers for 2025.

Taking all of the above into account, including the recommendations developed and presented by the Chief Executive Officer, the President, the Chief Financial Officer and other members of our senior management along with aspects of our historical compensation practices and other factors, the Compensation Committee in early 2025 considered this information together with the competitiveness of our compensation, all in order to determine executive compensation for the Named Executive Officers in 2025 in a manner that it believes best reflects individual responsibilities and contributions, implements the Company’s compensation philosophy and objectives, and provides incentives to achieve our business and financial objectives.
Annual Cash Compensation
Annual cash compensation for Sonic’s Named Executive Officers generally consists primarily of a base salary and the potential for a performance-based cash bonus. The annual base salary and cash bonus compensation for its Named Executive Officers for 2025 was targeted to be competitive principally in relation to other retail automotive companies. While the Compensation Committee analyzes the competitiveness of annual cash compensation paid by Sonic to its executives with reference to data from comparable companies, the Compensation Committee has not adopted any specific benchmarks for compensation of Sonic’s executives in comparison to other companies.
Base Salary for 2025
The base salaries of Sonic’s Named Executive Officers and adjustments to their base salaries are generally based upon an evaluation of each executive’s performance by the Compensation Committee, executive compensation of comparable companies and management’s recommendations. The Compensation Committee’s evaluation includes non-quantitative factors, such as each such executive officer’s individual experience, contributions and current responsibilities, the compensation of similarly situated executive officers of comparable companies, the performance of each executive officer during the prior calendar year (including subjective evaluations of each executive officer’s performance during the prior calendar year and subjective and objective evaluations of the performance of business units and functions under the particular executive officer’s supervision), as well as the Company’s operating and financial performance during the prior calendar year. In February 2025, the Compensation Committee reviewed the current structure of executive compensation for the Named Executive Officers, including base salaries. Giving consideration to these factors and management’s recommendations, the Compensation Committee approved base salary increases on February 5, 2025, retroactively effective as of January 1, 2025, for the Named Executive Officers in the following amounts: Mr. David Bruton Smith, from $1,336,366 to $1,737,276; Mr. Jeff Dyke, from $1,193,230 to $1,491,538; and Mr. Heath R. Byrd, from $930,000 to $1,023,000.
Performance-Based Cash Bonus for 2025
The Company previously adopted the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”) and established annual performance-based cash bonus programs under the Incentive Compensation Plan intended to meet the requirements for performance-based compensation for which the Company could deduct compensation expense under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), although the Company always reserved the right to pay discretionary bonuses and other types of compensation that would not be deductible under Section 162(m)

of the Code, including arrangements outside of the Incentive Compensation Plan. The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) repealed the exemption for qualified performance-based compensation under Section 162(m) of the Code for purposes of Section 162(m)’s deduction limit for taxable years beginning after December 31, 2017. Since the performance-based exception to Section 162(m)’s deduction limit is no longer available for new awards and therefore certain constraints under the Incentive Compensation Plan are no longer applicable, the Compensation Committee deemed it to be in the best interests of the Company and its stockholders to establish a 2025 annual cash bonus program for the Named Executive Officers outside of the Incentive Compensation Plan, while still maintaining a performance-based approach by setting performance objectives and other parameters applicable to bonus compensation for the Named Executive Officers with respect to 2025.
After consideration of management’s recommendations and the other factors previously described, on February 5, 2025, the Compensation Committee established the 2025 annual incentive cash bonus program which included objective, performance-based goals and potential bonus award amounts for Messrs. David Bruton Smith, Jeff Dyke and Heath R. Byrd for the performance period beginning January 1, 2025 and ending December 31, 2025, while also allowing the Compensation Committee the flexibility to inform its determination of bonus amounts based on both the pre-determined performance objectives and a subjective assessment of the individual’s achievements and other factors. The Compensation Committee established two categories of performance goals for each of the Named Executive Officers: defined adjusted earnings per share (“Adjusted EPS”) levels and customer satisfaction performance for Sonic’s franchised dealerships. Adjusted EPS was specially defined under the 2025 bonus program and selected as the primary performance goal in order to align the Named Executive Officers’ cash bonuses with profitability realized by the Company during 2025. The Compensation Committee also set customer satisfaction index (“CSI,” as described below) performance goals based on the percentage of Sonic’s franchised dealerships that meet or exceed specified objectives, as reported by the respective manufacturers for such dealership brands. The amount of potential performance-based cash bonus for the Named Executive Officers was based on a percentage of their respective base salary earned during the 2025 performance period, with such cash bonuses (if any) to be paid as soon as administratively practicable following the Compensation Committee’s determination of the extent to which the specified performance goals were achieved and its determination of the appropriate bonus amounts.
For purposes of the performance goals in 2025, Adjusted EPS was defined as (i) Sonic’s net income from continuing operations determined in accordance with GAAP, adjusted to fix the income tax rate on net income at 27.5% and to take into account the timing of the disposition of dealerships during 2025 such that the budget and actual performance of dealerships disposed of during 2025 are included in the calculation of Adjusted EPS performance objective levels and Adjusted EPS only for the period up to the date of such disposition, and excluding the effects of (A) any gain or loss recognized by Sonic on the disposition of dealerships (including asset or lease impairment charges related to a decision to sell a specific dealership), (B) asset write-downs and impairment charges, (C) debt restructuring charges and costs, (D) expense attributable to earn-out and similar transaction-related payments with respect to acquisitions, (E) any assessed withdrawal liability against Sonic and/or any of Sonic’s subsidiaries (or related settlement) with respect to any of Sonic’s dealership subsidiaries that participate in or have participated in the Automotive Industries Pension Plan (a multiemployer pension plan), (F) property loss, business interruption loss of earnings, extra operational costs, direct recovery costs and/or replacement expense attributable to acts of God or nature, or a cyberattack upon Sonic or any of Sonic’s key vendors, which loss or expense would have been covered under Sonic’s applicable insurance policies but for an applicable deductible, and any actual financial recoveries under such insurance policies, (G) certain other designated items such as expenses attributable to the renovation and/or reconstruction of the Audi Houston Central dealership building (net of litigation or settlement recoveries in the related pending construction litigation), and (H) the cumulative effect of any changes in GAAP during 2025, divided by (ii) a diluted weighted average share count for Sonic’s fiscal year ended December 31, 2025, determined in accordance with GAAP.
The Compensation Committee also established the minimum, interim, target and maximum objective levels for 2025 based on achievement of Adjusted EPS and potential corresponding bonus levels for the Named Executive Officers based on a percentage of base salary earned during 2025 as follows:

2025 Adjusted EPS	Bonus as Percentage of Base Salary
Less Than Minimum Objective ($4.48)	0%
Minimum Objective: $4.48	50%
Interim Objective: $5.04	90%
Target Objective: $5.60	100%
Maximum Objective: $6.72 or more	300%
The above dollar amounts specified for the minimum, interim, target and maximum objective levels were subject to proportionate adjustment to reflect the budgeted performance of dealerships disposed of during 2025 only for the period up to the date of such disposition, and actual Adjusted EPS considers actual performance of such dealerships only for the period up to the date of such disposition. For performance falling between two objective levels described above, the corresponding bonus amount would be prorated based on the performance achieved between the two objective levels.
Considering relevant dispositions during 2025, no adjustments have been applied to the dollar amounts specified above for the minimum, interim, target and maximum objective levels for 2025 Adjusted EPS performance.
CSI performance was selected as the other performance goal under the 2025 bonus program since it aligns with two other important Company goals: (i) meeting the expectations of our guests and (ii) meeting the expectations of our manufacturers. The CSI performance objective was based on the percentage of Sonic’s franchised dealerships that met or exceeded the applicable manufacturer’s objective CSI performance standard for 2025 (weighted equally between sales and service), as reported by the applicable manufacturer, applicable to the particular franchised dealership as of December 31, 2025. Only franchised dealerships owned by Sonic for all of 2025 were included in determining achievement of the CSI performance goal.
The Compensation Committee established specific minimum, target and maximum objective levels based upon achievement of the CSI performance objective and corresponding bonus levels for the Named Executive Officers based on a percentage of base salary earned during 2025 as follows:

Franchised Dealerships Achieving Manufacturer’s CSI Performance Standard as of December 31, 2025	Bonus as Percentage of Base Salary
Less Than Minimum Objective (70%)	0%
Minimum Objective: 70%	5%
Target Objective: 75%	15%
Maximum Objective: 80% or more	25%
For performance falling between two objective levels described above, the corresponding bonus amount would be prorated based on the performance achieved between the two objective levels.
The Compensation Committee provided for determination of bonus amounts for each Named Executive Officer based on the Company’s performance relative to the pre-established Adjusted EPS and CSI performance objectives described above, but the Compensation Committee also retained the flexibility to consider other factors to inform its determination of the size of actual bonus amounts (including increasing or reducing the bonus amount that would apply based strictly on the pre-established Adjusted EPS and CSI performance objectives). Such factors could include a more subjective assessment of financial, operational, strategic and corporate performance and take into consideration unanticipated contingencies and events as well as individual performance and achievement.
On February 18, 2026, based on management’s report regarding Sonic’s performance against the performance goals, the Compensation Committee certified that (i) the Adjusted EPS for Sonic for the 2025 calendar year was $6.72 and therefore met the maximum objective level for the Adjusted EPS component and (ii) the CSI performance component had exceeded the maximum objective level because 94.59% of the applicable dealerships had met or exceeded the requisite CSI performance standard. Considering these achievement levels, and also guided by the parameters that the Compensation Committee had established under the 2025 bonus program, the Compensation Committee authorized cash bonus award amounts based on the 2025 bonus program for each of the current Named Executive Officers in the following amounts: $5,646,147 for Mr. David Bruton Smith, $4,847,499 for Mr. Jeff Dyke, and $3,324,750 for Mr. Heath R. Byrd.
The Compensation Committee approved payment of the total cash bonuses to the Named Executive Officers as soon as administratively practicable.
Long-Term Equity Compensation
Named Executive Officer Annual Grants for 2025
The Compensation Committee believes that equity-based compensation is an effective means of aligning the long-term interests of Sonic’s key officers and employees with those of its stockholders, to provide incentives to, and to attract and retain and to encourage equity ownership by, key officers and employees who provide services to Sonic and its subsidiaries upon whose efforts Sonic’s success and future growth depends. Sonic’s long-term equity compensation program currently is based principally upon awards of performance-based restricted stock units under the 2012 Stock Incentive Plan. The size of awards of restricted stock units is based generally upon a subjective evaluation of the executive’s performance by the Compensation Committee, executive compensation of comparable companies and management’s recommendations submitted to the Compensation Committee. The Compensation Committee’s evaluation considers a number of non-quantitative factors, including the responsibilities of the individual executive officers for and their contributions to Sonic’s operating results (including in relation to other recipients of Sonic equity awards) and their expected future contributions, as well as prior awards to the particular executive officer.
On February 5, 2025, the Compensation Committee approved the grant of performance-based restricted stock units to the Named Executive Officers of Sonic for the 2025 calendar year under the 2012 Stock Incentive Plan in the following amounts: Mr. David Bruton Smith, 53,035 restricted stock units; Mr. Jeff Dyke, 30,135 restricted stock units; and Mr. Heath R. Byrd, 23,487 restricted stock units.
These restricted stock units were subject to forfeiture based upon Sonic’s achievement of designated Adjusted EPS objectives for the 2025 calendar year, with the calculation of Adjusted EPS as defined and determined by the Compensation Committee for the executive officers’ annual cash bonus terms for 2025 (see “—Annual Cash Compensation—Performance-Based Cash Bonus for 2025”). The Compensation Committee chose Adjusted EPS performance for the restricted stock units for the same reason as it was chosen to be the primary performance criterion for performance-based cash bonuses, as set forth above. The Compensation Committee chose to establish a one-year Adjusted EPS performance condition primarily because of the difficulty of providing an accurate forecast for Sonic’s EPS for a three-year future period. Depending on the extent to which Sonic met the specified Adjusted EPS performance objectives, the restricted stock units granted to the Named Executive Officers were subject to performance-based forfeiture.
In determining the grant levels and the performance-based forfeiture provisions for these restricted stock unit awards, the Compensation Committee’s assessment took into account the information presented in the executive compensation peer group report from Willis Towers Watson previously referenced above. This report indicated that our approach toward the equity compensation component of Mr. David Bruton Smith’s compensation generally lagged behind the general equity compensation practices of retail automotive peer group members for their chief executive officers. In an effort to better align the equity compensation of our Chief Executive Officer with general competitive compensation levels and practices within this peer group, the Compensation Committee awarded a larger number of restricted stock units to Mr. David Bruton Smith than to the other Named Executive Officers.
Based on the extent to which the specified Adjusted EPS performance objectives were achieved, the restricted stock units granted in 2025 to the Named Executive Officers were subject to performance-based forfeiture as follows:

2025 Adjusted EPS	Percentage of Restricted Stock Unit Grant to Remain Outstanding
105% of Target Objective	100% (No forfeiture)
100% of Target Objective	90.91% (9.09% forfeiture)
75% of Target Objective	81.82% (18.18% forfeiture)
Less than 75% of Target Objective	0% (100% forfeiture)

For Adjusted EPS performance below 75% of the Adjusted EPS target objective, the restricted stock unit grants would be forfeited in their entirety. For Adjusted EPS performance from 75% to 100% of the Adjusted EPS target objective or between 100% and 105% of the Adjusted EPS target objective, the percentage of restricted stock unit grants that would remain outstanding would be determined on a pro rata basis between the two applicable objective levels.
Subject to adjustment based on achievement of designated Adjusted EPS objectives for the 2025 calendar year, the terms of the performance-based restricted stock unit awards for Messrs. David Bruton Smith, Jeff Dyke and Heath R. Byrd provide that such awards generally vest in three annual installments subject to continued service, with 25% scheduled to vest on March 31, 2026, 30% scheduled to vest on February 5, 2027 and 45% scheduled to vest on February 5, 2028. The terms of the awards also provide that vested restricted stock units will be settled by Sonic in the form of an equivalent number of shares of Class A Common Stock, cash based on the value of such shares on the vesting date, or a combination of cash and shares of Class A Common Stock, with the Compensation Committee to determine the form of settlement in its discretion.
As a result of the Company’s Adjusted EPS achievement for 2025 of 120% of the Adjusted EPS target objective as certified by the Compensation Committee, the performance-based restricted stock unit awards described above were not subject to forfeiture and approved to remain outstanding as follows: Mr. David Bruton Smith, 53,035 restricted stock units; Mr. Jeff Dyke, 30,135 restricted stock units; and Mr. Heath R. Byrd, 23,487 restricted stock units. The Compensation Committee has determined that the portion of these awards that is scheduled to vest on March 31, 2026 will be settled in the form of cash.
For additional details concerning the restricted stock units granted to the executive officers during the 2025 calendar year as well as restricted stock units held by the executive officers during the 2025 calendar year, see “—Summary Compensation Table,” “—Grants of Plan-Based Awards During 2025,” “—Outstanding Equity Awards at Fiscal 2025 Year-End” and “—Option Exercises and Stock Vested During 2025.” Also see “—Potential Payments Upon Termination or Change in Control” for more information about how termination of employment or a change in control may affect the restricted stock units.

Special Retention Grant for Mr. Jeff Dyke, President
The Compensation Committee previously awarded a special retention grant effective May 6, 2015 to Mr. Jeff Dyke, President of Sonic (Executive Vice President of Operations of the Company at the time of grant), in the form of 1,000,000 performance-based restricted stock units (the “Dyke Retention Units”). The Compensation Committee views Mr. Dyke as a key employee to the success of the Company and believed it to be in the best interests of the Company and its stockholders to provide him with a significant long-term incentive intended to encourage him to continue his employment with the Company. The Dyke Retention Units also were granted in consideration of Mr. Dyke’s agreement to certain restrictive covenants, including non-competition, non-solicitation and non-disclosure restrictions. In accordance with the Performance-Based Restricted Stock Unit Agreement for Retention Grant, dated May 6, 2015, between the Company and Mr. Dyke (the “Dyke Retention Unit Agreement”), vesting of the Dyke Retention Units was subject first to a performance condition tied to the Company’s achievement of at least one of two performance goals for the 2016 calendar year — a designated net income performance goal of at least $75 million or a designated revenue performance goal of at least $8.5 billion from both continuing and discontinued operations, each to be determined according to GAAP. If neither of the 2016 performance goals was achieved, then the Dyke Retention Units would not vest and would be forfeited in their entirety. If either of the 2016 performance goals was met, then the Dyke Retention Units generally would be scheduled to vest over a 15-year period in three equal installments on May 6, 2020, May 6, 2025 and May 6, 2030, respectively, subject to Mr. Dyke’s continued employment with Sonic.
As a result of the Company’s net income of more than $93.0 million and revenue performance of more than $9.7 billion for calendar year 2016 as certified by the Compensation Committee, the performance condition for the Dyke Retention Units was met and therefore the Dyke Retention Units remain outstanding and subject to vesting based on his continued service as described above. The Dyke Retention Units are subject to forfeiture to the extent unvested if Mr. Dyke’s employment with the Company terminates, except under certain circumstances, or he violates the restrictive covenants that are incorporated in the Dyke Retention Unit Agreement or in any other agreement he has with the Company. For more information about the restrictive covenants in the Dyke Retention Unit Agreement, see “—Employment Agreements and Change in Control Agreements—Performance-Based Restricted Stock Unit Agreement for Retention Grant with Mr. Jeff Dyke, President.”
If prior to May 6, 2030, Mr. Dyke’s employment is terminated by the Company without “cause” (as defined in the Dyke Retention Unit Agreement) or his employment ends due to his death or “disability” (as defined in the Dyke Retention Unit Agreement), he will vest in a pro rata portion of the Dyke Retention Units (to the extent not yet vested). In the event of a “change in control” (as defined in the Dyke Retention Unit Agreement) prior to May 6, 2030, any unvested Dyke Retention Units will become fully vested. For more information about the Dyke Retention Units in the event of Mr. Dyke’s termination of employment or a change in control, see “—Potential Payments Upon Termination or Change in Control.”
Upon vesting, the Dyke Retention Units will be settled in the form of an equivalent number of shares of the Company’s Class A Common Stock. The Dyke Retention Units are not eligible for dividend equivalents or voting rights.

Special Retention Grant for Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer
On February 9, 2022, the Compensation Committee approved a special retention grant to Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer, in the form of 75,000 restricted stock units (the “Byrd Retention Units”). The Compensation Committee views Mr. Byrd as a key employee to the success of the Company and believed it to be in the best interests of the Company and its stockholders to provide him with a significant long-term incentive intended to encourage him to continue his employment with the Company. The Byrd Retention Units also were granted in consideration of Mr. Byrd’s agreement to certain restrictive covenants, including non-competition, non-solicitation and non-disclosure restrictions. In accordance with the Restricted Stock Unit Agreement for Retention Grant, dated February 9, 2022, between the Company and Mr. Byrd (the “Byrd Retention Unit Agreement”), a five-year cliff vesting schedule generally applies to the Byrd Retention Units with full vesting to occur on February 9, 2027, subject to Mr. Byrd’s continued employment with Sonic.
The Byrd Retention Units are subject to forfeiture if Mr. Byrd’s employment with the Company terminates prior to February 9, 2027, except under certain circumstances, or he violates the restrictive covenants that are incorporated in the Byrd Retention Unit Agreement or in any other agreement he has with the Company. For more information about the restrictive covenants in the Byrd Retention Unit Agreement, see “—Employment Agreements and Change in Control Agreements—Restricted Stock Unit Agreement for Retention Grant with Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer.”
If prior to February 9, 2027, Mr. Byrd’s employment is terminated by the Company without “cause” (as defined in the Byrd Retention Unit Agreement) or his employment ends due to his death or “disability” (as defined in the Byrd Retention Unit Agreement), he will vest in a pro rata portion of the Byrd Retention Units. In the event of a “change in control” (as defined in the Byrd Retention Unit Agreement) prior to February 9, 2027, the Byrd Retention Units will become fully vested. For more information about the Byrd Retention Units in the event of Mr. Byrd’s termination of employment or a change in control, see “—Potential Payments Upon Termination or Change in Control.”
Upon vesting, the Byrd Retention Units will be settled in the form of an equivalent number of shares of the Company’s Class A Common Stock. The Byrd Retention Units are not eligible for dividend equivalents or voting rights.
Deferred Compensation Plan
The Named Executive Officers of Sonic (including the Chief Executive Officer) were also eligible to participate in the Deferred Plan during the 2025 calendar year. For 2025, executive officers could elect to defer a portion of their annual cash compensation, up to 75% of base salary and up to 100% of eligible incentive bonus amounts. Sonic does not currently make matching contributions with respect to employee deferrals, but Sonic can choose to credit eligible employees with additional contributions to make up for matching contributions the employees would have received under Sonic’s 401(k) plan but for the legal limitations on the amount of compensation that can be considered for 401(k) plan purposes (e.g., $350,000 for 2025). If Sonic makes contributions, these contributions generally vest based on an employee’s full years of Deferred Plan participation with 20% vesting for each year so that an employee is fully vested after five years of participation. Participation in the Deferred Plan is offered annually to a select group of our management or highly compensated employees. Contributions by participants in the Deferred Plan, including any participating executive officers, are credited with a rate of return (positive or negative) based on deemed investments selected by a participant from among several different investment funds with such deemed earnings determined by the actual market performance of the investment funds selected by the participant. No Named Executive Officer elected to participate in or received any Company contributions under the Deferred Plan during 2025.
Other Benefits
While our compensation philosophy includes a significant focus on performance-based compensation, the Named Executive Officers of Sonic (including the Chief Executive Officer) were also eligible in 2025 to participate in various benefit plans on similar terms to those provided to other salaried employees of Sonic, including our 401(k) plan (with matching contributions) and our health, life and disability insurance programs. These benefit plans offered to employees of Sonic, including the Named Executive Officers, are intended to provide a safety net of coverage against various events, such as illness, death, disability and retirement. Mr. Jeff Dyke and Mr. Heath R. Byrd received matching contributions under Sonic’s 401(k) plan for 2025, the amounts of which are reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular Named Executive Officer.
Each of our Named Executive Officers was also afforded the use of company demonstrator vehicles for personal use during 2025. Personal use of company vehicles is a common competitive perquisite afforded to executives in the automobile dealership industry with both publicly held and privately owned dealership companies. The imputed value for the personal use of company demonstrator vehicles during 2025 by the Named Executive Officers was as follows: $419,308 for Mr. David Bruton Smith, $70,844 for Mr. Jeff Dyke and $49,719 for Mr. Heath R. Byrd, each as reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular Named Executive Officer.
Each of the Named Executive Officers of Sonic (including the Chief Executive Officer) was also offered the opportunity to participate in an executive wellness program during 2025. Mr. Jeff Dyke and Mr. Heath R. Byrd elected to participate in the program and the benefit amount attributable to such participation is reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular Named Executive Officer. Each of the Named Executive Officers is covered by Company-provided group term life insurance (including accidental death and dismemberment coverage) that provides a benefit of one times earnings, up to a maximum of $750,000. Imputed income and premiums attributable to the Company-provided group term life insurance for 2025 for each of the Named Executive Officers are included in the “All Other Compensation” column of the Summary Compensation Table for the particular Named Executive Officer.

Sonic also may from time to time authorize the personal use of corporate aircraft by the Named Executive Officers and their family members, subject to certain rules and limitations set forth in the corporate aircraft use policy approved by the Compensation Committee. Pursuant to this policy, the Compensation Committee has authorized up to 40 non-business flight hours annually for the Chief Executive Officer. During 2025, the Named Executive Officers used corporate aircraft for personal travel on a limited basis, the aggregate incremental cost of which to Sonic was $45,578 with respect to Mr. David Bruton Smith, $74,084 with respect to Mr. Jeff Dyke and $24,770 with respect to Mr. Heath R. Byrd. This aggregate incremental cost is reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular Named Executive Officer, along with a description of how the aggregate incremental cost is calculated in a corresponding footnote.
Supplemental Executive Retirement Plan
The SERP was adopted effective as of January 1, 2010. The SERP is a nonqualified deferred compensation plan that is considered unfunded for federal tax purposes and intended for a select group of management or highly compensated employees. The Compensation Committee adopted the SERP in order to attract and retain key employees by providing a retirement benefit in addition to the benefits provided by Sonic’s tax-qualified and other nonqualified deferred compensation plans. The Compensation Committee selects the employees who will become SERP participants and designates each such employee as a Tier 1 participant, Tier 2 participant or Tier 3 participant. Mr. Jeff Dyke, President, was designated as a Tier 1 participant in the SERP effective as of January 1, 2010 (when he was Executive Vice President of Operations). Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer, originally was designated as a Tier 3 participant in the SERP effective as of May 1, 2010 (when he was Vice President and Chief Information Officer), but was redesignated as a Tier 1 participant in the SERP effective as of April 1, 2013 in connection with his promotion to Executive Vice President and Chief Financial Officer at that time. Participation in the SERP is subject to execution of a participation agreement. Mr. David Bruton Smith is not a participant in the SERP.
Subject to a specified vesting schedule, the SERP generally provides a retirement benefit in the form of an annual payment for a period of 15 years, with the annual payment based on a specified percentage of the participant’s “final average salary.” The annual payment for a Tier 1 participant is based on 50% of final average salary. The annual payment for a Tier 2 participant is based on 40% of final average salary. The annual payment for a Tier 3 participant is based on 35% of final average salary. “Final average salary” generally means the average of the participant’s highest three annual base salaries during the last five plan years prior to the participant’s separation from service with Sonic. A participant is generally eligible for the vested portion of his or her SERP benefit upon normal retirement after reaching age 65 or age 55 with at least 10 years of employment with Sonic. If a participant leaves Sonic before qualifying for normal retirement, the participant’s SERP benefit generally is reduced for early retirement (in addition to application of the vesting schedule). The vested benefit is reduced by 10% for each year the participant’s payment commencement date precedes the earliest date the participant would have been eligible for normal retirement. However, the early retirement reduction does not apply to eligible participants following a change in control of Sonic. See the discussion under “—Pension Benefits for 2025” below for further information about the SERP.

Change in Control and Severance Arrangements
Effective May 6, 2015, the Compensation Committee approved, and the Company entered into, a Change in Control Agreement with each of Mr. Jeff Dyke and Mr. Heath R. Byrd (each, a “Change in Control Agreement, and, collectively, the “Change in Control Agreements”). The Compensation Committee determined that it was in the best interests of the Company and its stockholders to take steps intended to assure that the Company will have the continued dedication of Mr. Dyke and Mr. Byrd, notwithstanding the possibility, threat or occurrence of a change in control of the Company. The Change in Control Agreements provide that if Mr. Dyke or Mr. Byrd were to incur an excise tax under Section 4999 of the Code as a result of parachute payments or benefits to be provided in connection with a change in control of the Company, the Company will pay him a “gross-up” amount sufficient to put him in the same after-tax position in which he would have been had he not incurred any excise tax liability under Section 4999 of the Code. The Compensation Committee believes, in its judgment, that it is imperative to take efforts to diminish the inevitable distraction to Mr. Dyke and Mr. Byrd that would be created by a pending or threatened change in control by mitigating the personal tax consequences he may face in such circumstance, and to encourage his full attention and dedication to the Company currently and in the event of any pending or threatened change in control.
We do not have a formal severance plan. However, our Employment Agreement (as hereinafter defined) with Mr. Byrd provides for the payment of severance in the event of a termination of his employment by the Company other than for “cause” (as defined in the Employment Agreement). In addition, the 2012 Stock Incentive Plan and related equity award agreements, including those of our Named Executive Officers, provide for certain accelerated vesting in the event of death, disability, termination without cause or in certain circumstances involving a change in control. The SERP also provides for full vesting in the event of a change in control as well as a lump sum payment if a participant separates from service with the Company within 24 months following a change in control.
For more information about potential payments in connection with a termination of employment and change in control, see “—Employment Agreements and Change in Control Agreements—Change in Control Agreements with Mr. Jeff Dyke and Mr. Heath R. Byrd” and “—Potential Payments Upon Termination or Change in Control.”
Clawback Policy
In 2023, the Board adopted a Clawback Policy that provides for the recovery of certain executive compensation in the event the Company is required to restate its previously issued financial statements. The 2012 Stock Incentive Plan provides that all awards granted under such Plan are subject to the terms and conditions of any policy regarding clawbacks, forfeitures or recoupments adopted by the Company from time to time, and that by acceptance of any award, a recipient agrees to repay to the Company any amount that may be required to be repaid under any such policy.
Anti-Hedging and Stock Ownership Guidelines
For information about our stock ownership guidelines and anti-hedging policies, see “—No Hedging or Short Selling” and “—Chief Executive Officer Stock Ownership Guidelines.”

Practices Related to Grant of Certain Equity Awards

While we do not have a formal policy with respect to the timing of awards of stock options, stock appreciation rights, or similar option-like instruments, our Compensation Committee typically does not grant such awards, with these types of awards having last been granted almost six years ago. The Company has not timed the release of material nonpublic information for the purpose of affecting the value of executive compensation.
Federal Income Tax and Accounting Considerations

As described above, the compensation paid to Sonic’s Named Executive Officers is based primarily on the performance of Sonic. While we may consider tax and accounting implications associated with various forms of compensation when designing our compensation programs, we also place significant emphasis on our executive compensation goals and we have paid, and will continue to pay, compensation that may not be deductible.
For example, Section 162(m) of the Code generally limits Sonic’s annual federal income tax deduction for compensation paid to certain covered employees to $1.0 million with respect to each such covered employee. For taxable years beginning after December 31, 2017, the $1.0 million deduction limit now applies to anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year and the three other most highly compensated executive officers (with such status as a “covered employee” for purposes of the Section 162(m) deduction limit continuing even after no longer meeting the criteria and after leaving employment with the Company). For taxable years beginning after December 31, 2026, the scope of “covered employees” will be further expanded to also include the Company’s next five highest compensated employees in that year, regardless of whether they are officers.
The Compensation Committee intends to continue to approach executive compensation in a manner intended to attract, retain, motivate and reward the executive talent who are key to our success. Accordingly, the Compensation Committee will evaluate performance and compensate Sonic’s executive officers as it deems appropriate in the Compensation Committee’s judgment, even if it may result in compensation that may not be deductible or may not have the most favorable accounting treatment. The Compensation Committee believes that the discretion and flexibility to award such compensation serves the best interests of Sonic and its stockholders by allowing the Compensation Committee to compensate executive officers appropriately in its discretion as circumstances warrant and in furtherance of its compensation philosophy and objectives.
Regardless of Sonic’s intent, there is no guarantee that incentive bonuses or awards, equity-based compensation or other compensation intended to be deductible will ultimately be determined as such by the IRS. In addition, changes in applicable tax laws and regulations, and interpretations of such laws and regulations, as well as other factors beyond Sonic’s control may affect the deductibility of executive compensation.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Sonic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and this Proxy Statement.
R. Eugene Taylor, Chair
William I. Belk
Keri A. Kaiser

Compensation Committee Interlocks and Insider Participation
R. Eugene Taylor, William I. Belk and Keri A. Kaiser served on the Compensation Committee in fiscal 2025. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal 2025, or at any time prior thereto. Since the beginning of fiscal 2025, no member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. During fiscal 2025, none of the Company’s executive officers served on the board of directors or the compensation committee (or other committee performing equivalent functions) of another entity whose executive officer(s) served on the Compensation Committee. During fiscal 2025, David Bruton Smith, Chairman and Chief Executive Officer of the Company, served as a member of the board of directors, which performs the equivalent function of the compensation committee, of Speedway Motorsports and SFC, each of which have executive officers who serve as directors of the Company.

Summary Compensation Table
The following table sets forth compensation paid by or on behalf of Sonic to the Named Executive Officers for services rendered during Sonic’s fiscal years ended December 31, 2023, 2024 and 2025:

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($)		Total ($)
David Bruton Smith	2025	$1,737,276	$—	$3,979,216	$—	$5,646,147	$—	$467,987	(3)	$11,830,626
Chairman and	2024	$1,336,366	$—	$3,795,995	$—	$4,343,190	$—	$448,034	(3)	$9,923,585
Chief Executive Officer	2023	$1,336,366	$—	$4,061,894	$—	$1,636,346	$—	$473,249	(3)	$7,507,855
Jeff Dyke	2025	$1,491,538	$—	$2,261,029	$—	$4,847,499	$640,007	$176,483	(4)	$9,416,556
President	2024	$1,193,230	$—	$2,614,009	$—	$3,877,998	$115,588	$123,046	(4)	$7,923,871
	2023	$1,193,230	$—	$2,307,983	$—	$1,461,080	$424,254	$144,890	(4)	$5,531,437
Heath R. Byrd	2025	$1,023,000	$—	$1,762,230	$—	$3,324,750	$247,607	$118,818	(5)	$6,476,405
Executive Vice President	2024	$930,001	$—	$2,037,400	$—	$3,022,500	$90,097	$92,861	(5)	$6,172,859
and Chief Financial Officer	2023	$930,001	$—	$1,798,832	$—	$1,138,761	$330,653	$93,474	(5)	$4,291,721

(1)    Stock awards are valued based on the grant date fair value as calculated under the provisions of “Stock Compensation” in the ASC. See Note 10 to Sonic’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for the valuation assumptions used in determining the fair value of the awards. These amounts do not necessarily reflect or correspond to the actual financial value that may be realized by our named executive officers. These stock awards consist of restricted stock units that are subject to performance conditions and generally scheduled to vest in various increments over a three-year period from the date of grant. See “—Compensation Discussion and Analysis—Long-Term Equity Compensation— Named Executive Officer Annual Grants for 2025” and “—Grants of Plan-Based Awards During 2025” for more information about the stock awards granted in 2025.
(2) The amount shown for 2025 represents the change in the actuarial present value of accumulated benefits under the SERP from December 31, 2024 to December 31, 2025. The amount shown for 2024 represents the change in the actuarial present value of accumulated benefits under the SERP from December 31, 2023 to December 31, 2024. The amount shown for 2023 represents the change in the actuarial present value of accumulated benefits under the SERP from December 31, 2022 to December 31, 2023. The amounts shown for Mr. Jeff Dyke and Mr. Heath R. Byrd reflect that each has already reached the earliest age at which unreduced benefits would be payable. Both Mr. Dyke and Mr. Byrd are fully vested in their respective SERP benefits. See “—Pension Benefits for 2025” for further information about the SERP, including the assumptions used for these calculations.

(3) The amount shown for Mr. David Bruton Smith includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $419,308, $353,356 and $430,908 in 2025, 2024 and 2023, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the IRS. The aggregate incremental cost of the demonstrator vehicles to the Company is not calculable because those vehicles are provided to the executive by its dealership subsidiaries. The amount shown for Mr. David Bruton Smith also includes $45,578, $92,746 and $41,081 for personal use of the Company’s aircraft in 2025, 2024 and 2023, respectively. The amount reported for personal use of the Company’s aircraft by Mr. David Bruton Smith is calculated by reference to the aggregate incremental cost to the Company and based on the actual cost of fuel, landing fees, pilot meal and lodging expenses, aircraft cleaning, on-board catering and other similar variable costs. Fixed costs that do not change based on usage, such as pilot salaries, home hanger expenses and general taxes and insurance, are excluded from the aggregate incremental cost calculation. If the aircraft flies empty before picking up or dropping off a passenger flying for personal reasons, this segment is included in the aggregate incremental cost of the personal use. When the aircraft is already flying to a destination for business purposes, costs associated with the additional passenger are negligible and are not included in determining the aggregate incremental cost to the Company. The amount shown for Mr. David Bruton Smith also includes imputed income and/or premiums attributable to group term life insurance under the Company’s group life insurance plan.
(4) The amount shown for Mr. Jeff Dyke includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $70,844, $43,456 and $51,411 in 2025, 2024 and 2023, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the IRS. The aggregate incremental cost of the demonstrator vehicles to the Company is not calculable because those vehicles are provided to the executive by its dealership subsidiaries. The amount shown for Mr. Jeff Dyke also includes $74,084, $50,165 and $66,832 for personal use of the Company’s aircraft in 2025, 2024 and 2023, respectively, calculated as described above in Footnote 3, and imputed income and/or premiums attributable to group term life insurance under the Company’s group life insurance plan. The amount shown for Mr. Jeff Dyke also includes Company contributions for the executive wellness program of $19,773, $18,912 and $16,434 in 2025, 2024 and 2023, respectively, and Company matching contributions under the 401(k) plan of $7,000, $6,900 and $6,600 in 2025, 2024 and 2023, respectively.
(5)    The amount shown for Mr. Heath R. Byrd includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $49,719, $45,027 and $34,111 in 2025, 2024 and 2023, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the IRS. The aggregate incremental cost of the demonstrator vehicles to the Company is not calculable because those vehicles are provided to the executive by its dealership subsidiaries. The amount shown for Mr. Heath R. Byrd also includes $24,770, $9,212 and $13,114 for personal use of the Company’s aircraft in 2025, 2024 and 2023, respectively, calculated as described above in Footnote 3, and imputed income and/or premiums attributable to group term life insurance under the Company’s group life insurance plan. The amount shown for Mr. Heath R. Byrd also includes Company contributions for the executive wellness program of $32,546, $28,110 and $36,037 in 2025, 2024 and 2023, respectively, and Company matching contributions under the 401(k) plan of $7,000, $6,900 and $6,600 in 2025, 2024 and 2023, respectively.

Grants of Plan-Based Awards During 2025
The following table sets forth information regarding all grants of awards made to the Named Executive Officers during 2025 under any plan:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (1)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Interim ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Bruton Smith	2/5/2025 (3)	$955,502	$1,737,276	$1,997,867	$5,646,147	—	—	—	—	$—
	2/5/2025 (4)	$—	$—	$—	$—	43,393	48,214	53,035	—	$3,979,216	(5)
Jeff Dyke	2/5/2025 (3)	$820,346	$1,491,538	$1,715,269	$4,847,499	—	—	—	—	$—
	2/5/2025 (4)	$—	$—	$—	$—	24,656	27,396	30,135	—	$2,261,029	(5)
Heath R. Byrd	2/5/2025 (3)	$562,650	$1,023,000	$1,176,450	$3,324,750	—	—	—	—	$—
	2/5/2025 (4)	$—	$—	$—	$—	19,217	21,352	23,487	—	$1,762,230	(5)

(1)    Amounts earned for 2025 are set forth in the Summary Compensation Table.
(2)    Based on the Compensation Committee’s final certification of the applicable performance condition for these awards granted on February 5, 2025, these awards remain outstanding at the maximum level as follows: Mr. David Bruton Smith, 53,035 restricted stock units; Mr. Jeff Dyke, 30,135 restricted stock units; and Mr. Heath R. Byrd, 23,487 restricted stock units.
(3)    For a description of these non-equity incentive awards, see “—Compensation Discussion and Analysis—Annual Cash Compensation—Performance-Based Cash Bonus for 2025.”
(4)    Grants issued pursuant to the 2012 Stock Incentive Plan. Following final certification of the applicable performance condition for these awards, the awards for Messrs. David Bruton Smith, Jeff Dyke and Heath R. Byrd vest in annual installments over a three-year period, generally subject to continued service, with 25% scheduled to vest on March 31, 2026, 30% scheduled to vest on February 5, 2027 and 45% scheduled to vest on February 5, 2028. Once vested, restricted stock units will be settled in the form of an equivalent number of shares of Class A Common Stock, cash based on the value of such shares on the vesting date, or a combination of cash and shares of Class A Common Stock, with the Compensation Committee to determine the form of settlement in its discretion. The Compensation Committee has determined that the portion of these awards that is scheduled to vest on March 31, 2026 will be settled in the form of cash.
(5)    Stock awards are valued based on the grant date fair value as calculated under the provisions of “Stock Compensation” in the ASC.
For a description of certain additional terms of the compensation and grants disclosed in the table above, see “—Compensation Discussion and Analysis.”

Employment Agreements and Change in Control Agreements
Employment Agreement with Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer
The Company has an employment agreement with Mr. Heath R. Byrd (the “Employment Agreement”). The Employment Agreement sets forth the basic terms of employment for Mr. Byrd, including provisions for annual base salary, annual performance-based cash bonus and eligibility to participate in Sonic’s equity compensation plans and benefit programs. In addition, it provides for severance under certain circumstances. It also contains a restrictive covenant that prohibits the disclosure or use in an unauthorized manner of any of Sonic’s confidential or proprietary information. For a description of certain additional terms of the Employment Agreement, see “—Potential Payments Upon Termination or Change in Control.”
Performance-Based Restricted Stock Unit Agreement for Retention Grant with Mr. Jeff Dyke, President
Effective May 6, 2015, the Compensation Committee approved a special retention grant of the Dyke Retention Units to Mr. Jeff Dyke, President of Sonic (Executive Vice President of Operations of the Company at the time of grant). The Compensation Committee views Mr. Dyke as a key employee to the success of the Company and believed it to be in the best interests of the Company and its stockholders to provide him with a significant long-term incentive intended to encourage him to continue his employment with the Company. The Dyke Retention Units were granted pursuant to the Dyke Retention Unit Agreement, dated May 6, 2015, between the Company and Mr. Dyke. The Dyke Retention Unit Agreement includes restrictive covenants such as (i) a non-competition restriction for two years following termination of employment in the event that Mr. Dyke is terminated for “cause” (as defined in the Dyke Retention Unit Agreement) or he resigns his employment with the Company, (ii) a non-solicitation restriction for two years following Mr. Dyke’s termination of employment for any reason and (iii) prohibitions on the disclosure or use in an unauthorized manner of any of the Company’s confidential or proprietary information. The Dyke Retention Unit Agreement includes forfeiture and recoupment provisions that would apply in the event the restricted covenants are violated. For more information about the Dyke Retention Units and the terms of the Dyke Retention Unit Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Jeff Dyke, President” and “—Potential Payments Upon Termination or Change in Control.”

Restricted Stock Unit Agreement for Retention Grant with Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer

Effective February 9, 2022, the Compensation Committee approved a special retention grant of the Byrd Retention Units to Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer of Sonic. The Compensation Committee views Mr. Byrd as a key employee to the success of the Company and believed it to be in the best interests of the Company and its stockholders to provide him with a significant long-term incentive intended to encourage him to continue his employment with the Company. The Byrd Retention Units were granted pursuant to the Byrd Retention Unit Agreement, dated February 9, 2022, between the Company and Mr. Byrd. The Byrd Retention Unit Agreement includes restrictive covenants such as (i) a non-competition restriction for two years following termination of employment in the event that Mr. Byrd is terminated for “cause” (as defined in the Byrd Retention Unit Agreement) or he resigns his employment with the Company, (ii) a non-solicitation restriction for two years following Mr. Byrd’s termination of employment for any reason and (iii) prohibitions on the disclosure or use in an unauthorized manner of any of the Company’s confidential or proprietary information. The Byrd Retention Unit Agreement includes forfeiture and recoupment provisions that would apply in the event the restricted covenants are violated. For more information about the Byrd Retention Units and the terms of the Byrd Retention Unit Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer” and “—Potential Payments Upon Termination or Change in Control.”
Change in Control Agreements with Mr. Jeff Dyke and Mr. Heath R. Byrd
Effective May 6, 2015, the Compensation Committee approved, and the Company entered into, a Change in Control Agreement with each of Mr. Jeff Dyke and Mr. Heath R. Byrd to provide them with protection against excise taxes they could face in connection with a change in control of the Company. Section 280G of the Code denies a tax deduction with respect to excess parachute payments to certain executives of companies that experience a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the recipient of the excess parachute payment. Parachute payments are compensation that is contingent in whole or in part upon a change in control and include, for example, bonuses, severance pay, accelerated vesting of equity-based compensation, accelerated vesting of deferred compensation and certain fringe benefits. Excess parachute payments are parachute payments that exceed a specific threshold under Section 280G of the Code, with the threshold determined based on the executive’s average compensation for the prior five years.
Under the Change in Control Agreements, if any of the payments or benefits provided or to be provided by the Company or its affiliates to Mr. Dyke and Mr. Byrd in connection with a change in control of the Company constitute excess parachute payments under Section 280G of the Code that will be subject to the 20% excise tax or any related interest or penalties, then the Company will pay to each of Mr. Dyke and Mr. Byrd an additional “gross-up” amount equal to the excise tax, plus any related interest and penalties, plus the amount necessary to put him in the same after-tax position (taking into account all applicable federal, state and local income, employment and excise taxes) in which he would have been if he had not been subject to the excise tax.

We provide this protection to Mr. Dyke and Mr. Byrd in an effort to diminish the inevitable distraction to Mr. Dyke and Mr. Byrd that would be created by a pending or threatened change in control by mitigating the personal tax consequences they may face in such circumstance, and to encourage their full attention and dedication to the Company currently and in the event of any pending or threatened change in control. For more information about potential payments under the Change in Control Agreements, see “—Potential Payments Upon Termination or Change in Control.”
Outstanding Equity Awards at Fiscal 2025 Year-End
The following table sets forth information regarding option and stock awards held by the Named Executive Officers as of December 31, 2025:

		Option Awards (1)				Stock Awards (1)
Name	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David Bruton Smith	2/8/2023	—	—	$—	—	28,491	(3)	$1,762,453	—		$—
	2/7/2024	—	—	$—	—	53,345	(4)	$3,299,921	—		$—
	2/5/2025	—	—	$—	—	—		$—	53,035	(5)	$3,280,745
Jeff Dyke	5/6/2015	—	—	$—	—	333,332	(6)	$20,619,918	—		$—
	2/8/2023	—	—	$—	—	12,335	(3)	$763,043	—		$—
	2/7/2024	—	—	$—	—	36,734	(4)	$2,272,365	—		$—
	2/5/2025	—	—	$—	—	—		$—	30,135	(5)	$1,864,151
Heath R. Byrd	2/9/2022	—	—	$—	—	75,000	(7)	$4,639,500	—		$—
	2/8/2023	—	—	$—	—	9,613	(3)	$594,660	—		$—
	2/7/2024	—	—	$—	—	28,631	(4)	$1,771,113	—		$—
	2/5/2025	—	—	$—	—	—		$—	23,487	(5)	$1,452,906

(1)    All stock awards referenced in this table were granted under the 2012 Stock Incentive Plan.
(2)    Market value is based on the December 31, 2025 closing price of our Class A Common Stock of $61.86 per share.
(3)    These remaining non-vested restricted stock units granted on February 8, 2023 became vested on February 8, 2026, with settlement in the form of shares of Class A Common Stock.
(4)    With respect to these remaining non-vested restricted stock units granted on February 7, 2024, (i) a portion of the units vested as follows on February 7, 2026: Mr. David Bruton Smith, 21,338 units; Mr. Jeff Dyke, 14,694 units; and Mr. Heath R. Byrd, 11,453 units; and (ii) the remaining non-vested restricted stock units will vest on February 7, 2027, generally subject to continued service. Once vested, settlement of these restricted stock units will be in the form of shares of Class A Common Stock.

(5)    Based on the Compensation Committee’s final certification of the applicable performance condition for these awards, these unearned, non-vested equity incentive plan restricted stock units granted on February 5, 2025 to Messrs. David Bruton Smith, Jeff Dyke and Heath R. Byrd remain outstanding at the amount indicated. The awards for Messrs. David Bruton Smith, Jeff Dyke and Heath R. Byrd are scheduled to vest with respect to 25% on March 31, 2026, 30% on February 5, 2027 and 45% on February 5, 2028, generally subject to continued service. Once vested, restricted stock units will be settled in the form of an equivalent number of shares of Class A Common Stock, cash based on the value of such shares on the vesting date, or a combination of cash and shares of Class A Common Stock, with the Compensation Committee to determine the form of settlement in its discretion.
(6)    These restricted stock units granted to Mr. Dyke on May 6, 2015 are scheduled to vest on May 6, 2030, generally subject to continued service. Once vested, settlement of these restricted stock units will be in the form of shares of Class A Common Stock.
(7)    These restricted stock units granted to Mr. Heath R. Byrd on February 9, 2022 are scheduled to vest on February 9, 2027, generally subject to continued service. Once vested, settlement of these restricted stock units will be in the form of shares of Class A Common Stock.
Option Exercises and Stock Vested During 2025
The following table sets forth information concerning each vesting of restricted stock units during 2025 for each of the Named Executive Officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
David Bruton Smith	—	$—	70,151	(2)	$4,834,229	(2)
Jeff Dyke	—	$—	372,166	(3)	$23,577,570	(3)
Heath R. Byrd	—	$—	30,266	(4)	$2,055,711	(4)

(1)    The aggregate dollar value realized upon vesting of restricted stock units is based on the closing price of our Class A Common Stock on the relevant vesting date (or if the NYSE was closed on the relevant vesting date, then based on the closing price on the immediately preceding trading day).
(2) For Mr. David Bruton Smith, the number of shares acquired on vesting and the value realized on vesting are based on vesting of restricted stock units as follows:

Date of Award	Vesting Date	Number of Shares Acquired On Vesting (#)	Market Price at Vesting ($)	Value Realized on Vesting ($)
2/9/2022	2/9/2025	33,375	$72.97	$2,435,374
2/8/2023	2/8/2025	18,994	$72.97	$1,385,992
2/7/2024	3/31/2025	17,782	$56.96	$1,012,863

(3)    For Mr. Jeff Dyke, the number of shares acquired on vesting and the value realized on vesting are based on vesting of restricted stock units as follows:

Date of Award	Vesting Date	Number of Shares Acquired On Vesting (#)	Market Price at Vesting ($)	Value Realized on Vesting ($)
5/6/2015	5/6/2025	333,334	$62.82	$20,940,042
2/9/2022	2/9/2025	18,364	$72.97	$1,340,021
2/8/2023	2/8/2025	8,223	$72.97	$600,032
2/7/2024	3/31/2025	12,245	$56.96	$697,475

(4)    For Mr. Heath R. Byrd, the number of shares acquired on vesting and the value realized on vesting are based on vesting of restricted stock units as follows:

Date of Award	Vesting Date	Number of Shares Acquired On Vesting (#)	Market Price at Vesting ($)	Value Realized on Vesting ($)
2/9/2022	2/9/2025	14,313	$72.97	$1,044,420
2/8/2023	2/8/2025	6,409	$72.97	$467,665
2/7/2024	3/31/2025	9,544	$56.96	$543,626
Pension Benefits for 2025
The following table sets forth information regarding pension benefits for the Named Executive Officers as of December 31, 2025:

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)		Payments During Last Fiscal Year ($)
David Bruton Smith(3)	N/A	—	$—		$—
Jeff Dyke	SERP	N/A	$6,983,233	(4)	$—
Heath R. Byrd	SERP	N/A	$5,191,509	(4)	$—

(1)    Benefits under the SERP are based on a percentage of “final average salary” and the percentage does not increase based on years of credited service. Vesting under the SERP is based on years of participation in the SERP. As of December 31, 2025, Mr. Jeff Dyke had 16 years of participation in the SERP, and Mr. Heath R. Byrd had 15 ⅔ years of participation in the SERP. Normal retirement under the SERP is age 65 or age 55 with at least 10 years of service with Sonic. Vested benefits are reduced for early retirement. As of December 31, 2025, Mr. Dyke had 20 ¼ years of service with Sonic and Mr. Byrd had 18 ⅙ years of service with Sonic. Neither Mr. Dyke nor Mr. Byrd are subject to reduction in their vested benefits for early retirement.
(2)    The accumulated benefit is based on salary considered by the SERP for the period through December 31, 2025. The present value of the accumulated benefit for Messrs. Dyke and Byrd reflects that each has already reached the earliest age at which unreduced benefits would be payable and assumes that the benefit will be payable in the form of an annual payment for 15 years. Other assumptions used to determine the present value of the accumulated benefit for each of Messrs. Dyke and Byrd are described in the summary below.
(3)    Mr. David Bruton Smith is not a participant in the SERP.

(4)    Both Mr. Dyke and Mr. Byrd are fully vested in their respective SERP benefits. The SERP’s early retirement reduction provisions no longer apply to either Mr. Dyke’s or Mr. Byrd’s benefits since they both have satisfied the applicable age and service requirements for normal retirement. Actual benefits will be determined at termination of employment based on actual salary, years of SERP participation and years of service with Sonic.
On December 7, 2009, the Compensation Committee adopted the SERP to be effective as of January 1, 2010. In connection with the adoption of the SERP, the Compensation Committee authorized the establishment of an irrevocable grantor trust known as a “rabbi trust” for the purpose of accumulating assets from which SERP liabilities may be paid. The following is a brief description of certain material terms of the SERP.
The SERP is a nonqualified deferred compensation plan that is considered unfunded for federal tax purposes and intended for a select group of management or highly compensated employees. The SERP is subject to Section 409A of the Code. The purpose of the SERP is to attract and retain key employees by providing a retirement benefit in addition to the benefits provided by Sonic’s tax-qualified and other nonqualified deferred compensation plans. The Compensation Committee selects the employees who will become SERP participants and designates each such employee as a Tier 1 participant, Tier 2 participant or Tier 3 participant.
Mr. Jeff Dyke, President, was designated as a Tier 1 participant in the SERP effective as of January 1, 2010 (when he was Executive Vice President of Operations), subject to execution of a participation agreement. Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer, originally was designated as a Tier 3 participant in the SERP effective as of May 1, 2010 (when he was Vice President and Chief Information Officer), subject to execution of a participation agreement, but was redesignated as a Tier 1 participant in the SERP effective as of April 1, 2013 in connection with his promotion to Executive Vice President and Chief Financial Officer at that time.
Subject to the vesting schedule described below, the SERP generally provides a retirement benefit in the form of an annual payment for a period of 15 years, with the annual payment based on a specified percentage of the participant’s “final average salary.” The annual payment for a Tier 1 participant is based on 50% of final average salary. The annual payment for a Tier 2 participant is based on 40% of final average salary. The annual payment for a Tier 3 participant is based on 35% of final average salary. “Final average salary” generally means the average of the participant’s highest three annual base salaries during the last five plan years prior to the participant’s separation from service with Sonic. A participant is generally eligible for the vested portion of his or her SERP benefit upon normal retirement after reaching age 65 or age 55 with at least 10 years of employment with Sonic.

Amounts reported in the Pension Benefits Table above as the actuarial present value of accumulated benefit under the SERP are calculated assuming that the benefit is in the form of an annual payment for 15 years. The amount reported for Mr. Dyke reflects that he has reached the earliest age at which unreduced benefits would be payable, and the amount for Mr. Byrd reflects that he has reached the earliest age at which unreduced benefits would be payable, which is age 55 for both Messrs. Dyke and Byrd. The present value of accumulated benefit is calculated using the discount rate assumption that Sonic also uses for its financial statement disclosures regarding SERP benefits, which at December 31, 2025 was 5.15%. Messrs. Dyke’s and Byrd’s actual years of participation in the SERP and actual years of service with Sonic are indicated in Footnote 1 to the Pension Benefits Table above. No additional years of service have been credited to the Named Executive Officers under the SERP.
As noted above, participants are subject to a vesting schedule for their SERP benefits based on their “Years of Plan Service” (i.e., a 365-day period of employment beginning on the effective date of SERP participation and each anniversary thereof). Unless otherwise specified by the Compensation Committee, participants vest in their SERP benefits as follows:

Years of Plan Service	Percent Vested
Less than 1	0%
At least 1 but less than 2	20%
At least 2 but less than 3	40%
At least 3 but less than 4	60%
At least 4 but less than 5	80%
5 or more	100%
Participants also become 100% vested if they die or become “disabled” (as defined in the SERP) while employed with Sonic, or if a “change in control” (as defined in the SERP) occurs while employed with Sonic.
If a participant leaves Sonic before qualifying for normal retirement, the participant’s SERP benefit generally is reduced for early retirement (in addition to application of the vesting schedule). The vested benefit is reduced by 10% for each year the participant’s payment commencement date precedes the earliest date the participant would have been eligible for normal retirement. As amended in February 2015, the SERP provides that the early retirement reduction does not apply to participants who were employees of Sonic immediately prior to a change in control, regardless of whether or not such participants remain employees upon or following the change in control.
A participant earns his or her SERP benefit over a period from the later of age 45 or the participant’s effective date of SERP participation, to the later of the participant’s normal retirement date or the date he or she becomes 100% vested in his or her SERP benefit.
If a participant terminates employment with Sonic within two years after a change in control, the participant will receive the vested portion of his or her normal retirement benefit or reduced early retirement benefit, as applicable, in a lump sum payment based on the present value of his or her unpaid, vested accrued benefit.

Generally, benefit payments begin the first of the month following the month in which normal or early retirement occurs. If the participant is a “specified employee” under Section 409A of the Code, the first payment following normal or early retirement generally must be postponed for six months following termination. Subsequent annual payments will be made on the anniversary of the date the initial installment otherwise would have been made.
If a participant dies during the 15-year payment period and leaves a surviving spouse, payments continue to the surviving spouse. If a participant dies before terminating employment with Sonic, the lump sum value of his or her accrued benefit (calculated as if the date of death were the date of normal retirement) will be paid to his or her designated beneficiary. If a participant becomes disabled while employed with Sonic, the participant will be entitled to a regular SERP benefit payable for 15 years (calculated as if the date of disability were the date of normal retirement).
If a participant is terminated for “cause” (as defined in the SERP) or it is discovered after termination that the participant could have been terminated for certain reasons constituting “cause,” the participant will forfeit all benefits under the SERP, including any remaining unpaid benefits if already in pay status. Under the SERP, reasons constituting “cause” include material breach of the participant’s obligations in any employment agreement that is not timely remedied, the participant’s breach of any applicable restrictive covenants, conviction of a felony, actions involving moral turpitude, willful failure to comply with reasonable and lawful directives of the Board of Directors or the participant’s superiors, chronic absenteeism, willful or material misconduct, illegal use of controlled substances and, if applicable, the final and non-appealable determination by a court of competent jurisdiction that the participant willfully and knowingly filed a fraudulent certification under Section 302 of the Sarbanes-Oxley Act of 2002.
In addition, the SERP provides that benefits are forfeited if a participant fails to comply with certain restrictive covenants related to Sonic and its business, including any remaining unpaid benefits if already in pay status. Subject to limited exceptions, these restrictive covenants generally prohibit (i) disclosing or using in any unauthorized manner any of Sonic’s confidential or proprietary information, (ii) employing or soliciting employees of Sonic or its affiliates or subsidiaries, (iii) interfering with Sonic’s relationships with its vendors, (iv) competing with Sonic within any Standard Metropolitan Statistical Area (determined as described in the SERP) or county in which Sonic or any of its subsidiaries has a place of business and (v) disparaging Sonic or its subsidiaries, affiliates, officers, directors, business or products. These restrictive covenants generally apply while a participant in the SERP and, if later, during the two-year period following separation from service with Sonic (except that the confidentiality and non-disparagement restrictions do not expire).
In the case of either termination for “cause” or failure to comply with the restrictive covenants, the SERP also provides that the participant must repay Sonic all benefit amounts previously received.

If a rabbi trust exists when a change in control of Sonic occurs, the SERP requires that Sonic contribute, at the time of the change in control and then on each anniversary thereof, cash or liquid securities sufficient so that the value of assets in the rabbi trust at least equals the total value of all accrued benefits under the SERP. The assets of the rabbi trust are available to satisfy claims of the general creditors of Sonic in the event of its insolvency. Participants are unsecured general creditors of Sonic with respect to their SERP benefits and do not have an ownership interest in rabbi trust assets or in any other specific assets of Sonic with respect to such benefits.
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we have prepared a comparison of the annual total compensation of Mr. David Bruton Smith, our Chief Executive Officer, for fiscal 2025 to the median of the annual total compensation of all other Company employees for the same period.
For fiscal 2025, the total compensation for Mr. David Bruton Smith, our Chief Executive Officer, was $11,830,626 as reported in the Summary Compensation Table on page 54 of this Proxy Statement.
We identified the median employee for this review by examining the 2025 annual total compensation of all employees, excluding our Chief Executive Officer, who were employed by us on December 31, 2025 since it allowed us to make the identification in a reasonably efficient manner. We included all employees, whether employed on a full-time, part-time or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to annual total compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2025. For this purpose and using reasonable estimates, the calculation of annual total compensation of all employees, excluding our Chief Executive Officer, was determined by using the wages and compensation reported in Box 1 of Form W-2 for 2025. We selected W-2 compensation as our compensation measure because it is readily available in our existing payroll system, it is determined on a consistent basis for each employee, and we believe it is a reasonable proxy for annual total compensation for purposes of determining the median employee.
Following our review, we have determined that for 2025, the median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $70,362.
Based on this information, for 2025, the ratio of the annual total compensation of Mr. David Bruton Smith, our Chief Executive Officer, to the median of the annual total compensation of all other employees was 168 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules and methods for disclosure. Due to estimates and assumptions as well as adjustments and statistical sampling permitted under the SEC rules, pay ratio determinations may involve a degree of imprecision and our approach and pay ratio may not be comparable with the methodologies and pay ratios of other companies.

Potential Payments Upon Termination or Change in Control
The Named Executive Officers would receive certain payments and/or benefits upon termination from Sonic that would vary in amount depending on the reason for termination of employment. The Named Executive Officers also would receive certain payments and/or benefits in connection with a change in control of Sonic (including a termination of employment due to a change in control). The information below generally describes these payments and benefits. Payments and benefits under other plans and arrangements that are generally available to Sonic’s salaried employees on similar terms are not described.
Payments Upon Termination
Based on the compensation arrangements described in the “Compensation Discussion and Analysis” section of this Proxy Statement and the terms of the 2012 Stock Incentive Plan, the estimated present value of the salary, bonus and accelerated vesting of outstanding stock awards the Named Executive Officers could have received upon termination by the Company without cause as of December 31, 2025 are as follows:

Name	Salary and Bonus ($)		Value of Accelerated Option Awards ($)	Value of Accelerated Stock Awards ($)(1)(2)
David Bruton Smith	$—		$—	$8,343,119
Jeff Dyke	$—		$—	$7,305,143
Heath R. Byrd	$511,500	(3)	$—	$7,375,629

(1)    Represents the value of restricted stock units that would have been subject to accelerated vesting upon termination without cause based on the closing price of Sonic’s Class A Common Stock on December 31, 2025 of $61.86 per share. For restricted stock units granted on February 5, 2025, the value assumes no forfeitures occurred related to the applicable performance condition. Based on the Compensation Committee’s final certification on February 18, 2026 of the applicable performance condition for these restricted stock units, they were not subject to forfeiture based on achievement of the performance condition (see “—Compensation Discussion and Analysis—Long-Term Equity Compensation— Named Executive Officer Annual Grants for 2025”). For Mr. Dyke, this value also assumes that he became vested in a pro rata portion of the remaining unvested Dyke Retention Units determined in accordance with the Dyke Retention Unit Agreement (and then taking into account the number of Dyke Retention Units in which he already was vested as of December 31, 2025). For Mr. Byrd, this value also assumes that he became vested in a pro rata portion of the Byrd Retention Units determined in accordance with the Byrd Retention Unit Agreement. Termination without cause has the meaning given to such term in applicable agreements and plans, including (i) the 2012 Stock Incentive Plan and restricted stock unit award agreements, (ii) for Mr. Dyke, the Dyke Retention Unit Agreement, and (iii) for Mr. Byrd, the Byrd Retention Unit Agreement. For more information about the Dyke Retention Units and the Dyke Retention Unit Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Jeff Dyke, President” and “Employment Agreements and Change in Control Agreements—Performance-Based Restricted Stock Unit Agreement for Retention Grant with Mr. Jeff Dyke, President.” For more information about the Byrd Retention Units and the Byrd Retention Unit Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer” and “Employment Agreements and Change in Control Agreements—Restricted Stock Unit Agreement for Retention Grant with Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer.”

(2)    For termination due to death or disability, the value of the accelerated restricted stock units would have been as follows: Mr. David Bruton Smith, $8,343,119; Mr. Jeff Dyke, $7,305,143; and Mr. Heath R. Byrd, $7,375,629. For restricted stock units granted on February 5, 2025, the value assumes no forfeitures occurred related to the applicable performance condition. Based on the Compensation Committee’s final certification on February 18, 2026 of the applicable performance condition for these restricted stock units, they were not subject to forfeiture based on achievement of the performance condition (see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Named Executive Officer Annual Grants for 2025”). For Mr. Dyke, this value in connection with termination due to death or disability also assumes that he became vested in a pro rata portion of the Dyke Retention Units determined in accordance with the Dyke Retention Unit Agreement (and then taking into account the number of Dyke Retention Units in which he already was vested as of December 31, 2025). For Mr. Byrd, this value in connection with termination due to death or disability also assumes that he became vested in a pro rata portion of the Byrd Retention Units determined in accordance with the Byrd Retention Unit Agreement. For more information about the Dyke Retention Units and the Dyke Retention Unit Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Jeff Dyke, President” and “Employment Agreements and Change in Control Agreements—Performance-Based Restricted Stock Unit Agreement for Retention Grant with Mr. Jeff Dyke, President.” For more information about the Byrd Retention Units and the Byrd Retention Unit Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer” and “Employment Agreements and Change in Control Agreements—Restricted Stock Unit Agreement for Retention Grant with Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer.”
(3)    The Employment Agreement between the Company and Mr. Byrd provides for the payment of severance in the event of a termination of his employment by Sonic, other than for “cause” (as defined in the Employment Agreement). Under the terms of the Employment Agreement, the amount of any such severance would be one-half of Mr. Byrd’s then-current annual base salary to be paid in two equal installments, with the first installment payable within 15 days following termination and the second installment payable on the last day of the sixth full calendar month following such termination. For more information about the Employment Agreement, see “—Employment Agreements and Change in Control Agreements—Employment Agreement with Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer.”
If termination occurred on December 31, 2025 due to the Named Executive Officer’s voluntary termination or by the Company for “cause” (as defined in applicable agreements and plans, including the 2012 Stock Incentive Plan and restricted stock unit agreements), the Named Executive Officers would not have been entitled to the accelerated vesting of restricted stock units above, and Mr. Byrd would not have been entitled to the severance payment described above.
Each of the Named Executive Officers also are covered by Company-provided group term life insurance that provides a death benefit of one times earnings, up to a maximum of $750,000. If any of the Named Executive Officers had terminated employment due to death on December 31, 2025, the Named Executive Officer’s beneficiary under the life insurance policy would have been due the applicable death benefit from the insurance carrier, subject to the policy’s terms.

In addition, a participant in the SERP who terminates employment due to death becomes entitled to fully vested SERP benefits (calculated as if the date of death were the date of normal retirement) and such benefits are payable to his or her beneficiary the first of the next month in a lump sum equal to the present value of the otherwise applicable 15 annual payments. If Mr. Dyke’s death had occurred on December 31, 2025, the estimated lump sum payment under the SERP would have been $6,983,233. If Mr. Byrd’s death had occurred on December 31, 2025, the estimated lump sum payment under the SERP would have been $5,191,509. For purposes of estimating these lump sum payments, the present value of the accumulated benefit was calculated using the discount rate assumption that Sonic also uses for its financial statement disclosures regarding SERP benefits, which at December 31, 2025 was 5.15%. Under the SERP, present value for payment purposes is determined utilizing reasonable interest assumptions determined in the sole discretion of the Compensation Committee. The discount rate assumption that Sonic uses for its financial statement disclosures may not be the actual rate used under the SERP at a given time.
A participant in the SERP who terminates employment due to “disability” (as defined in the SERP) becomes entitled to fully vested SERP benefits (calculated as if the date of disability were the date of normal retirement) and the applicable 15 annual payments begin the month following disability. If Mr. Dyke had terminated employment on December 31, 2025 due to disability, he would have received estimated annual SERP payments of $646,333 for 15 years. If Mr. Byrd had terminated employment on December 31, 2025 due to disability, he would have received estimated annual SERP payments of $480,500 for 15 years.
If termination occurred on December 31, 2025 for any reason other than death, disability or change in control, Mr. Dyke would have been entitled to estimated annual SERP payments of $646,333 for 15 years and Mr. Byrd would have been entitled to estimated annual SERP payments of $480,500 for 15 years.
For more information about payments under the SERP upon a termination of employment, see “—Pension Benefits for 2025.”
Payments Upon a Change in Control
Outstanding stock awards under the 2012 Stock Incentive Plan held by our Named Executive Officers generally would immediately vest in connection with a change in control (all subject to the terms of the 2012 Stock Incentive Plan and applicable award agreements). The estimated present value of the accelerated vesting of outstanding stock awards held by our Named Executive Officers in the event of a change in control on December 31, 2025 is as follows:

Name	Salary and Bonus ($)	Value of Accelerated Option Awards ($)	Value of Accelerated Stock Awards ($)(1)
David Bruton Smith	$—	$—	$8,343,119
Jeff Dyke	$—	$—	$25,519,477
Heath R. Byrd	$—	$—	$8,458,179

(1)    Represents the value of restricted stock units that would have vested upon a change in control based on the closing price of Sonic’s Class A Common Stock on December 31, 2025 of $61.86 per share. “Change in control” has the meaning given to such term in applicable agreements and plans, including (i) the 2012 Stock Incentive Plan and restricted stock unit award agreements, (ii) for Mr. Dyke, the Dyke Retention Unit Agreement, and (iii) for Mr. Byrd, the Byrd Retention Unit Agreement. For Mr. Dyke, this value assumes that he became fully vested in the remaining unvested Dyke Retention Units in accordance with the Dyke Retention Unit Agreement, and Mr. Byrd, this value assumes that he became fully vested in the Byrd Retention Units in accordance with the Dyke Retention Unit Agreement. For more information about the Dyke Retention Units and the Dyke Retention Unit Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Jeff Dyke, President” and “Employment Agreements and Change in Control Agreements—Performance-Based Restricted Stock Unit Agreement for Retention Grant with Mr. Jeff Dyke, President.” For more information about the Byrd Retention Units and the Byrd Retention Unit Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer” and “Employment Agreements and Change in Control Agreements—Restricted Stock Unit Agreement for Retention Grant with Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer.”
A participant in the SERP becomes fully vested in his or her SERP benefit in the event of a “change in control” (as defined in the SERP). See “—Pension Benefits for 2025” for the present value of accumulated SERP benefits as of December 31, 2025. In addition, if a participant separates from service with the Company within 24 months following a change in control, the SERP benefit will be paid in the form of a lump sum equal to the present value of the otherwise applicable 15 annual payments. Messrs. Dyke and Byrd were fully vested in their SERP benefits as of December 31, 2025. The SERP provides that the early retirement reduction otherwise applicable under the SERP does not apply to participants who were employees immediately prior to a change in control, regardless of whether or not such participants remain employees upon or following the change in control. (Having already met the age and service conditions for normal retirement under the SERP, neither Mr. Dyke nor Mr. Byrd would have been subject to such early retirement reductions as of December 31, 2025 even in the absence of such amendment.) If Mr. Dyke had terminated employment immediately following a change in control on December 31, 2025, the estimated present value of the lump sum payable to Mr. Dyke under the SERP would have been $6,983,233. If Mr. Byrd had terminated employment immediately following a change in control on December 31, 2025, the estimated present value of the lump sum payable to Mr. Byrd under the SERP would have been $5,191,509. For purposes of estimating these lump sum payments, the present value of the accumulated benefit was calculated using the discount rate assumption that Sonic also uses for its financial statement disclosures regarding SERP benefits, which at December 31, 2023 was 5.15%. Under the SERP, present value for payment purposes is determined utilizing reasonable interest assumptions determined in the sole discretion of the Compensation Committee. The discount rate assumption that Sonic uses for its financial statement disclosures may not be the actual rate used under the SERP at a given time. See “—Pension Benefits for 2025” for a discussion of the SERP.

Upon a change in control of the Company, certain payments and benefits provided or to be provided to Messrs. Dyke and Byrd could be subject to the excise tax imposed on excess parachute payments under Section 280G of the Code, including the accelerated vesting of equity awards, and other payments and benefits that would be triggered by a termination of employment following a change in control. Pursuant to their Change in Control Agreements with the Company, Messrs. Dyke and Byrd are each entitled to a “gross-up” payment equal to the excise tax, plus any related interest or penalties, plus the amount necessary to put him in the same after-tax position (taking into account all applicable federal, state and local income, employment and excise taxes) in which he would have been if he had not been subject to the excise tax. Determining the value of excess parachute payments under Section 280G of the Code and any related 20% excise tax and, in turn, any applicable gross-up payment, involves complicated calculations and depends on the facts and circumstances that exist at the time of a change in control and whether a termination of employment also occurs. For purposes of estimating any gross-up payments to which Messrs. Dyke and Byrd may have become entitled, we have assumed that a change in control occurred on December 31, 2025 and that Messrs. Dyke and Byrd also terminated employment at that time. In such case, our estimated gross-up payment to Mr. Dyke would be $9,186,344, and, based on our estimates, no gross-up payment would be necessary for Mr. Byrd. For purposes of these estimates, we also assumed that all performance conditions for equity awards had been met and that all equity awards became fully vested. For valuing stock awards, we referenced the closing price of Sonic’s Class A Common Stock on December 31, 2025 of $61.86 per share and treated the full amount as a potential parachute payment, without taking into account any reduction that might apply under Section 280G of the Code for prior service or otherwise. We also assumed that Mr. Byrd would receive severance payments pursuant to his Employment Agreement. For purposes of these estimated gross-up payments, we also compared the estimated present value of the SERP lump sum payment to which Messrs. Dyke and Byrd would have been entitled upon termination of employment immediately following a change in control to the estimated present value of the 15 annual SERP payments that would have applied if termination of employment had occurred on December 31, 2025 for any reason other than death, disability or change in control, with these present values determined using the discount rate assumption that Sonic also uses for its financial statement disclosures regarding SERP benefits, as described above. In calculating the estimated gross-up payments, we referenced Messrs. Dyke’s and Byrd’s average five-year W-2 compensation in accordance with Section 280G of the Code which considers average compensation for the five years prior to the year in which the change in control occurs. We also assumed an excise tax rate of 20%, a federal income tax rate of 35%, a Medicare tax rate of 1.45% and a state income tax rate of 5.75%. We also did not assume that any amounts would be discounted due to treatment as reasonable compensation for services prior to the change in control or due to attributing any value to non-compete agreements. Gross-up payments upon an actual change in control would be calculated in accordance with prescribed methodologies and assumptions under Section 280G of the Code, which may differ from those described above. For more information about the Change in Control Agreements, see “—Compensation Discussion and Analysis—Change in Control Agreements” and “—Employment Agreements and Change in Control Agreements—Change in Control Agreements with Mr. Jeff Dyke and Mr. Heath R. Byrd.”

Pay Versus Performance
The table and information below regarding compensation for our Named Executive Officers and Company performance are presented in accordance with SEC disclosure rules. The calculations and analysis do not necessarily reflect the Company’s approach to aligning executive compensation with performance, and the Compensation Committee did not consider the pay versus performance disclosure below when making its executive compensation determinations. For more information about how our executive compensation program is intended to align pay with performance, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.
Pay Versus Performance Table

Year(1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (5)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)	Adjusted EPS (8)
					Total Shareholder Return(6)	Peer Group Total Shareholder Return (6,7)
2025	$11,830,626	$14,779,726	$7,946,481	$8,920,361	$176.79	$193.86	$118.7	$6.72
2024	$9,923,585	$10,882,316	$7,048,365	$9,679,259	$177.26	$136.65	$216.0	$6.56
2023	$7,507,855	$8,222,968	$4,911,579	$7,403,142	$153.90	$87.17	$178.2	$6.49
2022	$7,640,382	$7,233,206	$5,506,943	$4,975,779	$131.91	$53.28	$88.5	$8.92
2021	$6,511,243	$10,031,514	$3,913,980	$8,877,971	$129.42	$118.55	$348.9	$8.05

(1)    For 2025, 2024 and 2023, the Principal Executive Officer (PEO) was our Chief Executive Officer David Bruton Smith and the non-PEO Named Executive Officers were Messrs. Jeff Dyke and Heath R. Byrd. For 2022 and 2021, the PEO was our Chief Executive Officer David Bruton Smith and the non-PEO Named Executive Officers were Messrs. O. Bruton Smith, Jeff Dyke and Heath R. Byrd. Mr. O. Bruton Smith passed away on June 22, 2022.
(2)    The dollar amount shown is the amount of total compensation reported for our PEO in the Summary Compensation Table for the applicable year.
(3)    The dollar amounts shown represent “compensation actually paid” to our PEO, as determined in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned, realized or received by the PEO for the applicable year. In accordance with SEC rules, the following table sets forth the adjustments made to total compensation shown in the Summary Compensation Table (SCT) for the applicable year to arrive at “compensation actually paid” (CAP) to our PEO for 2025:

Year	SCT Total for PEO	Deduction for Grant Date Fair Value Shown in “Stock Awards” Column in SCT	Deduction for Grant Date Fair Value of Option Awards Shown in “Option Awards” Column in SCT	Deduction for Change in Actuarial Present Value Shown in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column in SCT	Increase for Service Cost for Pension Plans	Increase for Fair Value at Year End of Unvested Equity Awards Granted During Year	Change in Fair Value From Previous Year End to Indicated Year End of Prior Years’ Unvested Equity Awards	Change in Fair Value From Previous Year End to Vesting Date of Prior Years’ Equity Awards That Vested During Year	Deduction of Fair Value as of Previous Year End of Prior Awards Forfeited During Year	Total CAP
2025	$11,830,626	$(3,979,216)	$—	$—	$—	$3,280,745	$3,257,408	$390,163	$—	$14,779,726

(4)    The dollar amount shown is the average of the total compensation reported for our Named Executive Officers as a group (other than our PEO) in the Summary Compensation Table for the applicable year.
(5)    The dollar amounts shown represent average “compensation actually paid” to the Named Executive Officers as a group (other than our PEO), as determined in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned, realized or received by the Named Executive Officers (other than our PEO) for the applicable year. The following table sets forth the adjustments made to average total compensation shown in the Summary Compensation Table (SCT) for the applicable year to arrive at average “compensation actually paid” (CAP) to our Named Executive Officers (other than our PEO) for 2025:

Year	Average SCT Total for Non-PEO NEOs	Average Deduction for Grant Date Fair Value Shown in “Stock Awards” Column in SCT	Average Deduction for Grant Date Fair Value of Option Awards Shown in “Option Awards” Column in SCT	Average Deduction for Change in Actuarial Present Value Shown in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column in SCT	Average Increase for Service Cost for Pension Plans	Average Increase for Fair Value at Year End of Unvested Equity Awards Granted During Year	Average Change in Fair Value From Previous Year End to Indicated Year End of Prior Years’ Unvested Equity Awards	Average Change in Fair Value From Previous Year End to Vesting Date of Prior Years’ Equity Awards That Vested During Year	Deduction of Fair Value as of Previous Year End of Prior Awards Forfeited During Year	Average Total CAP
2025	$7,946,481	$(2,011,630)	$—	$(443,807)	$—	$1,658,528	$1,701,182	$69,607	$—	$8,920,361

(6)    In accordance with SEC rules, this amount assumes $100 was invested in our Class A Common Stock and in the peer group, respectively, for the cumulative period from December 31, 2020 through the end of the listed fiscal year. Historical stock price performance is not necessarily indicative of future stock price performance.

(7)    Cumulative total shareholder return for all years shown was determined based on a peer group of eight publicly traded retail automotive companies considered as the primary peer group in determining executive compensation for 2025. This peer group is composed of Asbury Automotive Group, Inc., AutoNation, Inc., CarMax, Inc., Carvana Co., Group 1 Automotive, Inc., Lithia Motors, Inc., Penske Automotive Group, Inc. and Rush Enterprises, Inc., and these companies also comprise the Peer Group Index in the performance graph appearing in our 2022, 2023, 2024 and 2025 Annual Reports to Stockholders. For 2021, a peer group of five publicly traded retail automotive companies was considered as the primary peer group in determining executive compensation. The companies considered to be the primary peer group for the executive compensation process in 2021 were Asbury Automotive Group, Inc., AutoNation, Inc., Group 1 Automotive, Inc., Lithia Motors, Inc. and Penske Automotive Group, Inc. which are the same companies included in the Peer Group Index of the performance graph appearing in our Annual Report to Stockholders for such year. We expanded the primary peer group that was considered in determining executive compensation for 2022 based on the peer group report prepared for the Compensation Committee by Willis Towers Watson in late 2021 and did not make any changes to the peer group for 2023, 2024 or 2025. See “—Compensation Discussion and Analysis—2025 Executive Officer Compensation Program” for more information. The table below compares the Company’s cumulative total shareholder return for 2025, 2024, 2023, 2022 and 2021 with that of both the peer group considered in 2022, 2023, 2024 and 2025 and the prior peer group considered in 2021:

	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (Weighted Average by Market Value)
	2025	2024	2023	2022	2021
Sonic Automotive, Inc.	$176.79	$177.26	$153.90	$131.91	$129.42
2022 - 2025 Peer Group	$193.86	$136.65	$87.17	$53.28	$118.55
Prior Peer Group	$214.88	$209.23	$190.63	$130.23	$141.98

(8)    Adjusted EPS is the Company-selected performance measure that in our assessment represents the most important financial performance measure that Sonic used to link compensation actually paid to the Named Executive Officers for 2025 to Company performance. Adjusted EPS was used as a performance measure for determining 2025 annual incentive cash bonus awards for the Named Executive Officers and as a performance condition for our 2025 grants of performance-based restricted stock units to the Named Executive Officers. Adjusted EPS is specially defined for these purposes as (i) Sonic’s net income from continuing operations determined in accordance with GAAP, adjusted to fix the income tax rate on net income at 27.5% for 2025 (26% for 2024 and 2023, 25% for 2022 and 26.25% for 2021) and to take into account the timing of the disposition of dealerships during the year such that the budget and actual performance of dealerships disposed of during the year are included in the calculation of Adjusted EPS performance objective levels and Adjusted EPS only for the period up to the date of such disposition, and excluding the effects of (A) any gain or loss recognized by Sonic on the disposition of dealerships (including asset or lease impairment charges related to a decision to sell a specific dealership), (B) asset write-downs and impairment charges, (C) debt restructuring charges and costs, (D) expense attributable to earn-out and similar transaction-related payments with respect to consummated acquisitions, (E) any assessed withdrawal liability against Sonic and/or any of Sonic’s subsidiaries (or related settlement) with respect to any of Sonic’s dealership subsidiaries that participate in or have participated in the Automotive Industries Pension Plan (a multiemployer pension plan), (F) property loss, business interruption loss of earnings, extra operational costs, direct recovery costs and/or replacement expense attributable to acts of God or nature, or a cyberattack upon Sonic or any of Sonic’s key vendors, which loss or expense would have been covered under Sonic’s applicable insurance policies but for an applicable deductible, and any actual financial recoveries under such insurance policies, (G) certain other designated items such as expenses attributable to the renovation and/or reconstruction of the Audi Houston Central dealership building (net of litigation or settlement recoveries in the related pending construction litigation), and (H) the cumulative effect of any changes in GAAP during the year, divided by (ii) a diluted weighted average share count for Sonic’s fiscal year ended December 31, 2025, determined in accordance with GAAP (a diluted weighted average share count for Sonic’s fiscal year end determined in accordance with GAAP also applied for 2024 and 2023; a pre-established diluted weighted average share count of 43,500,000 shares applied for 2022; and a pre-established diluted weighted average share count of 44,000,000 shares applied for 2021). For more information about how we use Adjusted EPS to link compensation actually paid to Company performance, see “—Compensation Discussion and Analysis—Annual Cash Compensation—Performance-Based Cash Bonus for 2025” and “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Named Executive Officer Annual Grants for 2025.”

Compensation Actually Paid Versus Total Shareholder Return (TSR)
The graph below compares the compensation actually paid (CAP) to our Principal Executive Officer (PEO) and the average CAP to the other Named Executive Officers to our Total Shareholder Return for our five most recently completed fiscal years 2021, 2022, 2023, 2024 and 2025, and also shows a comparison for the same period of our Total Shareholder Return to Peer Group Total Shareholder Return for the same period (based on the peer group reflected in the “Pay Versus Performance Table”):

Pay Versus TSR 2021 - 2025
Indexed Total Shareholder Return
$320
$240
$160
$80
$0
Compensation Actually Paid ($ in millions)
$16.0
$12.0
$8.0
$4.0
$0.0
2020
2021
2022
2023
2024
2025
CAP to PEO
Avg. CAP to Other NEOs
Co. TSR
Peer TSR

Compensation Actually Paid Versus Net Income
The graph below compares the compensation actually paid (CAP) to our Principal Executive Officer (PEO) and the average CAP to the other Named Executive Officers to our Net Income for our five most recently completed fiscal years 2021, 2022, 2023, 2024 and 2025:

Pay Versus Net Income 2021 - 2025
$400
$300
$200
$100
$0
Annual Net Income ($ in millions)
$16.0
$12.0
$8.0
$4.0
$0.0
Compensation Actually Paid ($ in millions)
2021
2022
2023
2024
2025
Net Income
Avg. CAP to Other NEOs
CAP to PEO

Compensation Actually Paid Versus Adjusted EPS
The graph below compares the compensation actually paid (CAP) to our Principal Executive Officer (PEO) and the average CAP to the other Named Executive Officers to our Adjusted EPS for our five most recently completed fiscal years 2021, 2022, 2023, 2024 and 2025:

Pay Versus Adjusted EPS 2021 - 2025
Adjusted EPS
Compensation Actually Paid ($ in millions)
$10.00
$7.50
$5.00
$2.50
$0.00
$16.0
$12.0
$8.0
$4.0
$0.0
2021
2022
2023
2024
2025
Adjusted EPS
CAP to PEO
Avg. CAP to Other NEOs

Most Important Company Performance Measures for Determining Named Executive Officer Compensation
The three items listed below represent in unranked order the most important Company performance measures used to determine compensation actually paid to our Principal Executive Officer (PEO) and other Named Executive Officers for 2025:

Most Important Performance Measures
Adjusted EPS
Customer Satisfaction Index (CSI)
Stock Price

For more information about the Company’s process to determine compensation for our Named Executive Officer compensation as it relates to these performance measures, see “—Compensation Discussion and Analysis—Annual Cash Compensation—Performance-Based Cash Bonus for 2025” and “—Compensation Discussion and Analysis—Long-Term Equity Compensation.”

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2025 with respect to shares of our Class A Common Stock that may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders (1)	1,253,755	(2)	$16.76	(3)	1,735,685	(4)
Equity compensation plans not approved by security holders (5)	—		$—	(6)	210,364
Total	1,253,755	(2)	$16.76	(3)(6)	1,946,049

(1)    Includes the 2012 Stock Incentive Plan, the 2012 Formula Plan and the Sonic Automotive, Inc. Employee Stock Purchase Plan (the “Employee Plan”). Grants under the Employee Plan have been suspended since December 31, 2005.
(2)    Includes 100,090 shares issuable upon the exercise of outstanding options granted under the 2012 Stock Incentive Plan and 1,125,431 shares issuable upon the vesting of outstanding restricted stock units granted under the 2012 Stock Incentive Plan. Also includes 28,234 shares issuable upon the vesting of outstanding restricted stock units under the 2012 Formula Plan. The weighted-average exercise price information in column (b) does not take outstanding restricted stock units into account because they do not have an exercise price.
(3)    Does not include the exercise price of options granted under the Employee Plan because no such options are outstanding.
(4)    Includes 247,979 shares available for future issuance under the 2012 Stock Incentive Plan through grants of options, stock appreciation rights, restricted stock, restricted stock units or other stock awards. Also includes 136,018 shares available for future issuance under the 2012 Formula Plan through grants of restricted stock unit awards. Also includes 1,351,688 shares available for future issuance under the Employee Plan. As noted above, grants under the Employee Plan have been suspended since December 31, 2005.
(5)    Represents the Sonic Automotive, Inc. Nonqualified Employee Stock Purchase Plan (the “Nonqualified ESPP”). Grants under the Nonqualified ESPP have been suspended since December 31, 2005.
(6)    Does not include the exercise price of options granted under the Nonqualified ESPP because no such options are outstanding.

Nonqualified ESPP
The Nonqualified ESPP was adopted by the Board of Directors in 1998. The Nonqualified ESPP has not been approved by Sonic’s stockholders. The purpose of the Nonqualified ESPP is to provide employees of certain of Sonic’s subsidiaries that are not able to participate in the Employee Plan with a similar opportunity to acquire an ownership interest in Sonic. Both the Nonqualified ESPP and the Employee Plan permit eligible employees to purchase shares of Class A Common Stock at a discount from the market price. The terms of the Nonqualified ESPP are substantially similar to the terms of the Employee Plan, which has been approved by Sonic’s stockholders. Grants under the Nonqualified ESPP and the Employee Plan have been suspended since December 31, 2005.
The total number of shares of Class A Common Stock that were reserved for issuance under the Nonqualified ESPP is 300,000. Approximately 210,364 additional shares remain available for future option grants under the Nonqualified ESPP.
Employees of participating subsidiaries generally are eligible to participate in the Nonqualified ESPP if they work for Sonic and its subsidiaries on a full-time or part-time basis, are regularly scheduled to work more than 20 hours per week, are customarily employed more than five months in a calendar year and have completed one year of continuous service. Employees who are officers or directors of Sonic or any participating employer are not eligible to participate in the Nonqualified ESPP. In addition, employees who own or hold options to purchase (or who are treated under certain tax rules as owning or holding options to purchase) 5% or more of the total combined voting power or value of all classes of stock of Sonic or any subsidiary also are not eligible to participate in the Nonqualified ESPP.
Options generally are granted under the Nonqualified ESPP as of each January 1 to all eligible employees who elect to participate. However, grants under the Nonqualified ESPP have been suspended and no grants have been made since 2005. The Compensation Committee designates the number of shares of Class A Common Stock that can be purchased under each option, which number will be the same for each option granted on the same date and which also will be the same number of shares available under an option granted on the same date pursuant to the Employee Plan. The options have an exercise price per share equal to the lesser of (i) 85% of the fair market value per share of the Class A Common Stock on the date of grant or (ii) 85% of such fair market value on the date of exercise. No option can be granted that would permit a participant to purchase more than $25,000 worth of Class A Common Stock under the Nonqualified ESPP during the calendar year.
A participant can make contributions to the Nonqualified ESPP by after-tax payroll deduction or direct payment. To the extent that a participant has made contributions to the Nonqualified ESPP, his or her option will be exercised automatically to purchase Class A Common Stock on each exercise date during the calendar year in which the option is granted. The exercise dates generally are the last business day of March, June, September and December on which the NYSE is open for trading. The participant’s accumulated contributions as of each exercise date will be used to purchase whole shares of Class A Common Stock at the applicable option price, limited to the number of shares available for purchase under the option. The exercisability of options may accelerate in the event of a change in control of Sonic.

Options granted under the Nonqualified ESPP expire on the last exercise date of the calendar year in which granted. However, if a participant withdraws from the Nonqualified ESPP or terminates employment, the option may expire earlier.
In the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger or other similar event, appropriate adjustments generally will be made to the shares of Class A Common Stock available for issuance under the Nonqualified ESPP, the shares of Class A Common Stock covered by outstanding options and the exercise price per share.
The Board of Directors of Sonic generally can amend, suspend or terminate the Nonqualified ESPP at any time. However, no amendment, suspension or termination may adversely affect the rights of the participant under an outstanding option without the participant’s consent. The Board of Directors suspended the Nonqualified ESPP effective December 31, 2005.

PROPOSAL 3:
ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
As required by Section 14A of the Exchange Act, we are requesting stockholder approval of the compensation of our Named Executive Officers in fiscal 2025, which is described in the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative discussion of this Proxy Statement. This vote is not intended to address any specific item or element of compensation or the compensation of any particular Named Executive Officer, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, principles and policies used to determine compensation.
Stockholders were most recently asked to approve the compensation of the Company’s Named Executive Officers at our 2025 annual meeting of stockholders, and stockholders approved the Company’s Named Executive Officer compensation with approximately 96.11% of the votes cast in favor. At the Company’s 2023 annual meeting of stockholders, we asked stockholders to indicate whether future advisory stockholder votes on Named Executive Officer compensation should occur every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2023 annual meeting of stockholders a majority of the votes cast were in favor of an annual advisory vote, stockholders will have the opportunity at the Annual Meeting to provide feedback to the Compensation Committee on the Company’s executive compensation program by endorsing or not endorsing the compensation of its Named Executive Officers.
Our compensation policies and procedures are competitive, are focused primarily on pay-for-performance principles and are intended to align with the long-term interests of our stockholders. We encourage you to carefully review the “Compensation Discussion and Analysis” section beginning on page 38 of this Proxy Statement for additional details on Sonic’s executive compensation, including Sonic’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the compensation of our Named Executive Officers in fiscal 2025.
Accordingly, the Company is asking stockholders to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to Sonic’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative discussion, is hereby approved.
This vote is advisory, which means that the stockholder vote on this proposal will not be binding on Sonic, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of the Sonic’s stockholders and will carefully consider the outcome of the vote when making future compensation decisions for Sonic’s Named Executive Officers.

The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of Sonic’s Named Executive Officers in fiscal 2025 as disclosed in this Proxy Statement. Unless otherwise specified, proxies will be voted “FOR” the approval, on an advisory basis, of the compensation of Sonic’s Named Executive Officers in fiscal 2025 as disclosed in this Proxy Statement.

PROPOSAL 4:

APPROVAL OF THE SONIC AUTOMOTIVE, INC. 2026 EQUITY INCENTIVE PLAN

The Board of Directors proposes that stockholders approve the 2026 Equity Incentive Plan. The 2026 Equity Incentive Plan is intended to succeed and replace the 2012 Stock Incentive Plan which is scheduled to terminate on February 22, 2027. The Board of Directors believes that it is in the best interests of Sonic and its stockholders to adopt a new plan that will allow Sonic to continue to offer a variety of equity-based incentives in an effort to attract, retain, motivate and reward key employees and consultants, to provide them with incentives to contribute to our growth and success, and to align their interests with those of our stockholders. Therefore, upon the recommendation of the Compensation Committee, the Board of Directors adopted the 2026 Equity Incentive Plan effective as of February 11, 2026, subject to stockholder approval at the 2026 Annual Meeting.
As noted above, the 2026 Equity Incentive Plan is intended to succeed the 2012 Stock Incentive Plan which was initially approved by our stockholders at the Company’s 2012 annual meeting of stockholders. The 2012 Stock Incentive Plan was most recently amended and restated as of February 10, 2021 and received stockholder approval at the Company’s 2021 annual meeting of stockholders. The aggregate number of shares of Class A Common Stock that has been authorized for issuance under the 2012 Stock Incentive Plan since it was first adopted is 8,000,000. As of March 2, 2026, approximately 247,979 shares of Class A Common Stock remain available for future awards under the 2012 Stock Incentive Plan and approximately 959,187 shares of Class A Common Stock are subject to outstanding awards.

If the 2026 Plan Equity Incentive Plan is approved at the 2026 Annual Meeting, the Board of Directors has provided that the 2012 Stock Incentive Plan will automatically terminate upon such stockholder approval and no further awards will be granted under the 2012 Stock Incentive Plan, although it will remain effective with respect any outstanding awards thereunder.

The 2026 Equity Incentive Plan includes a proposed reserve of 2,000,000 shares of Class A Common Stock for issuance under equity-based awards. As a successor plan to the 2012 Stock Incentive Plan, the 2026 Equity Incentive Plan also provides that any shares of Class A Common Stock remaining available for issuance under the 2012 Stock Incentive Plan that are not subject to outstanding awards as of the 2026 Annual Meeting will become available for issuance under the 2026 Equity Incentive Plan. In addition, any shares of Class A Common Stock subject to outstanding awards under the 2012 Stock Incentive Plan that expire or are forfeited or canceled for any reason or that are settled in cash or otherwise terminated after the termination of the 2012 Stock Incentive Plan also will become available for issuance under the 2026 Equity Incentive Plan.

If the 2026 Equity Incentive Plan is not approved by our stockholders, the 2012 Stock Incentive Plan will continue in effect in accordance with its terms and awards may be granted under the 2012 Stock Incentive Plan until its termination on February 22, 2027.

The Company has a standing practice of linking employee compensation to corporate performance because we believe this increases employee motivation to improve profitability and stockholder value. We have consistently included equity-based incentives as a vital component of compensation for our key employees. We believe that approval of the 2026 Equity Incentive Plan is necessary to sustain equity-based compensation as an integral component of our compensation philosophy and the continued link between overall compensation and increases in stockholder value. If the 2026 Equity Incentive Plan is not approved by our stockholders, we will not be able to make awards in the coming years which we anticipate would materially affect our ability to attract and retain highly qualified individuals and place us at a competitive disadvantage.

As of March 2, 2026, no awards have been granted under the 2026 Equity Incentive Plan. To the extent any awards are granted under the 2026 Equity Incentive Plan prior to the 2026 Annual Meeting, they would be subject to stockholder approval of the 2026 Equity Incentive Plan and forfeited if such approval is not obtained.

The following is a summary of the 2026 Equity Incentive Plan submitted for stockholder approval. The summary describes the principal features of the 2026 Equity Incentive Plan, but it is qualified by reference to the full text of the 2026 Equity Incentive Plan, which is included in this Proxy Statement as Appendix A.
Summary of 2026 Equity Incentive Plan
Administration

The 2026 Equity Incentive Plan will be administered by the Compensation Committee. Under the 2026 Equity Incentive Plan, the Compensation Committee has the full authority to grant awards, including to select the recipients and how and when awards will be granted, and also to determine the type and size of awards, to determine the form in which awards will be settled, to determine and amend the terms, restrictions and conditions of awards, and to determine the extent to which such terms, restrictions and conditions have been satisfied. Among other things, the Compensation Committee also has the full authority to construe and interpret the 2026 Equity Incentive Plan and any related award agreement, to establish rules and regulations relating to plan administration, to delegate administrative responsibilities and to make all other determinations and take any other actions that may be necessary or advisable for the administration of the 2026 Equity Incentive Plan. The Compensation Committee also has the discretion to vary or amend the terms of awards and to establish administrative rules, procedures and sub-plans to conform to or accommodate differences in laws, rules, regulations, customs or policies of applicable non-U.S. jurisdictions.

The 2026 Equity Incentive Plan also includes more detailed provisions regarding the authority of the Compensation Committee to delegate its authority. For example, to the extent permitted by applicable law and to the extent that any such action will not prevent the 2026 Equity Incentive Plan or any award from satisfying certain regulatory exemptions and requirements, the Compensation Committee may delegate to a subcommittee or executive officers of the Company (or other such persons it deems appropriate) the authority to perform certain functions, provided that awards to executive officers and related substantive matters will be determined solely by the Compensation Committee or an appropriate subcommittee.

Eligibility

The Compensation Committee may grant awards under the 2026 Equity Incentive Plan to employees and consultants providing services to the Company (which includes the Company’s subsidiaries for purposes of this summary regarding the 2026 Equity Incentive Plan). In selecting recipients of awards and determining the applicable terms and conditions, the Compensation Committee may take into account any factors it deems appropriate, including, among other things, their duties and the Compensation Committee’s assessment of their present and potential contributions to the success of the Company. The number of individuals who are eligible to participate in the 2026 Equity Incentive Plan will vary and, in light of the Compensation Committee’s discretion, the actual number of individuals who will be granted an award in the future cannot be determined. As of December 31, 2025, the Company had approximately 11,000 employees.

Types of Awards

Awards under the 2026 Equity Incentive Plan may be granted in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards. Each type of award is discussed in more detail below.

Shares Subject to 2026 Equity Incentive Plan and Other Limits

If the stockholders approve the 2026 Equity Incentive Plan, the number of shares of the Company’s Class A Common Stock initially available for issuance under the 2026 Equity Incentive Plan will be (i) 2,000,000 shares specifically reserved for issuance under the 2026 Equity Incentive Plan, plus (ii) the number of shares that remain available for issuance under the 2012 Stock Incentive Plan that are not subject to outstanding awards when the 2026 Equity Incentive Plan is approved by the stockholders. As noted above, the 2012 Stock Incentive Plan would automatically terminate upon stockholder approval of the 2026 Equity Incentive Plan and approximately 247,979 shares of Class A Common Stock remain available for future awards under the 2012 Stock Incentive Plan as of March 2, 2026.

In addition, to the extent outstanding awards under the 2012 Stock Incentive Plan expire or are forfeited or canceled for any reason or are settled in cash or otherwise terminated after the termination of the 2012 Stock Incentive Plan without the delivery of the full number of shares of Class A Common Stock underlying the award or to which the award relates, the corresponding shares of Class A Common Stock that otherwise would have returned to the share reserve of the 2012 Stock Incentive Plan also will be added to the share reserve and become available for issuance under the 2026 Equity Incentive Plan.

Shares of Class A Common Stock covered by awards that expire or are forfeited, canceled, settled in cash or otherwise terminated without the delivery of the full number of covered shares will be available for further awards under the 2026 Equity Incentive Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, termination, etc. However, shares of Class A Common Stock subject to an award that are (i) withheld or retained by the Company in payment of the exercise or purchase price of an award (including shares withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an award) or (ii) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an award will not become available again for awards under the 2026 Equity Incentive Plan.

The maximum number of shares of Class A Common Stock that may be issued pursuant to incentive stock options under the 2026 Equity Incentive Plan is 1,000,000 shares.

No individual may be granted options and/or stock appreciation rights under the 2026 Equity Incentive Plan with respect to an aggregate of more than 500,000 shares of Class A Common Stock during any calendar year.

In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Class A Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Compensation Committee, including adjustments to the number and kind of shares of Class A Common Stock which may be issued under the 2026 Equity Incentive Plan, the number of shares of Class A Common Stock subject to the incentive stock option and individual award limits under the 2026 Equity Incentive Plan, and the number, kind and price of shares of Class A Common Stock subject to outstanding awards under the 2026 Equity Incentive Plan.

Stock Options

Stock options may be granted under the 2026 Equity Incentive Plan in the form of either incentive stock options (also referred to as “ISOs”) intended to qualify under Section 422 of the Code or nonstatutory stock options. Incentive stock options can be granted only to employees of the Company and certain subsidiaries. Stock options give the recipient an opportunity to purchase shares of the Company’s Class A Common Stock from the Company at a designated exercise price.

The exercise price of options granted under the 2026 Equity Incentive Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of the Company’s Class A Common Stock on the grant date of the option. In the case of incentive stock options granted to any holder on the grant date of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation (a “10% Stockholder”), the exercise price per share may not be less than 110% of the fair market value of a share of the Company’s Class A Common Stock on the grant date. For this purpose, fair market value under the 2026 Equity Incentive Plan generally is based on the closing sale price of the Company’s Class A Common Stock on the NYSE on the grant date of the option (or, if there is no such sale on the grant date, then on the last previous day on which a sale was reported).

The Compensation Committee establishes the time period within which options must be exercised, but this period may not exceed 10 years from the grant date of the option or, in the case of a 10% Stockholder, five years from the grant date of the option. Options may expire before the end of the option period if the option holder’s service with the Company terminates. Stock options will be exercisable at such time(s) and subject to such restrictions as determined by the Compensation Committee. Such restrictions may, but are not required to, include performance goals for financial or other business objectives. To the extent that the fair market value of incentive stock options (determined based on the grant date) that become exercisable for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.

To exercise an option, the option holder must deliver a written notice of exercise to the Company (or its delegate) in the manner directed by the Company, specifying the number of shares of Class A Common Stock with respect to which the option is to be exercised, accompanied by the aggregate exercise price (or arrangements to pay the aggregate exercise price). Unless otherwise provided by the Compensation Committee, the exercise price of an option generally may be paid in cash and, subject to applicable law and such rules as may be established by the Compensation Committee, (i) by tendering previously acquired shares of Class A Common Stock having an aggregate fair market value equal to the total exercise price as long as certain requirements are met and/or (ii) by means of a “cashless exercise” through an approved broker. The Compensation Committee also may provide that options can be exercised using a “net share settlement” procedure or by other means consistent with applicable law.

Except as otherwise provided by the Compensation Committee, the following rules apply if an option holder’s service with the Company and its subsidiaries terminates. If the option holder’s service terminates for any reason other than cause, involuntary termination without cause, disability or death, the option holder generally may exercise his or her vested stock options within the 60-day period following such termination. If the option holder is involuntarily terminated without cause, vested options generally may be exercised during the 90-day period following termination. If the option holder’s service terminates due to his or her disability, vested options generally may be exercised during the one-year period following termination. If the option holder dies while employed or during the applicable exercise period following termination as described above, vested options generally may be exercised during the one-year period following the option holder’s death. In no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee). If the option holder is terminated for cause, the option holder’s stock options will immediately expire and can no longer be exercised.

Options generally may not be transferred except by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of nonstatutory stock options in certain circumstances.

Stock Appreciation Rights

Stock appreciation rights (or “SARs”) allow a recipient to receive upon exercise an amount equal to the excess of the fair market value at that time of the shares of the Company’s Class A Common Stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of Class A Common Stock or a combination thereof, as determined by the Compensation Committee. The initial value of SARs granted under the 2026 Equity Incentive Plan is determined at the discretion of the Compensation Committee, but the initial value per share of Class A Common Stock covered by the SARs may not be less than the fair market value of a share of the Company’s Class A Common Stock on the grant date of the SARs. For this purpose, fair market value under the 2026 Equity Incentive Plan generally is based on the closing sale price of the Company’s Class A Common Stock on the NYSE on the grant date of the SARs (or, if there is no such sale on the grant date, then on the last previous day on which a sale was reported).

SARs may be granted in tandem with stock options or independently. The Compensation Committee will establish the time period within which SARs must be exercised, but this period cannot exceed 10 years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient’s service with the Company ends. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. Such restrictions may, but are not required to, include performance goals for financial or other business objectives. SARs granted in tandem with stock options may be exercised only with respect to the shares of Class A Common Stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of Class A Common Stock with respect to which such options or SARs are exercised.

If an individual’s service with the Company terminates, SARs then held by such individual will terminate on the same terms and conditions that apply to stock options as described above, unless otherwise provided by the Compensation Committee.

SARs generally may not be transferred except by will or the laws of descent and distribution and SARs generally may be exercised during the lifetime of the recipient only by the recipient. However, the Compensation Committee, in its discretion, may permit the transfer of SARs in certain circumstances.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares of the Company’s Class A Common Stock that is subject to restrictions and other terms and conditions set by the Compensation Committee. Restricted stock units are non-voting units of measurement that represent the contingent right to receive shares of Class A Common Stock or the value of shares of Class A Common Stock in the future, but no shares are actually awarded to recipients on the grant date. Once applicable restrictions lapse or have been satisfied, restricted stock units may be settled in cash, shares of Class A Common Stock or a combination or in any other form of consideration, as determined by the Compensation Committee.

The Compensation Committee determines the type of restrictions applicable to the award, which can include restrictions based on the achievement of financial or other business objectives, the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Compensation Committee also determines the purchase price, if any, to be paid for the restricted stock or restricted stock units. Restricted stock units are not transferable and restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.

If the recipient’s service with the Company ends, all shares of Class A Common Stock or restricted stock units, as the case may be, that are still subject to restrictions generally will be forfeited unless the Compensation Committee provides otherwise.

Except otherwise provided by the Compensation Committee, a recipient of restricted stock generally will have certain rights and privileges of a stockholder, including the right to vote such shares of restricted stock and to receive cash dividends, if any (although the Compensation Committee may require that any dividends be reinvested in additional shares of restricted stock). A recipient of restricted stock units will not have any voting or other stockholder rights. However, the Compensation Committee may provide in its discretion that, if the Board of Directors declares a dividend with respect to the Class A Common Stock, a recipient of restricted stock units will receive dividend equivalents on terms set by the Compensation Committee.

Other Stock Awards

The Compensation Committee may grant other types of stock awards that involve the issuance of shares of Class A Common Stock or that are denominated in or valued by reference to shares of Class A Common Stock. The terms and conditions applicable to such stock awards will be determined by the Compensation Committee in its discretion.

Performance Awards

The Compensation Committee can designate that the grant, vesting, exercisability, lapse of restrictions and/or settlement of an award under the 2026 Equity Incentive Plan is based upon the attainment of performance goals. The Compensation Committee determines the length of any performance period, the performance goals to be achieved during such period, and the measure of whether and to what degree such performance goals have been attained and other applicable conditions have been satisfied.

Performance goals may be based on any criteria selected by the Committee, including (but not limited to): (i) stock price; (ii) market share; (iii) earnings per share (basic or diluted); (iv) net earnings; (v) operating or other earnings; (vi) gross or net profits; (vii) revenues; (viii) financial return ratios; (ix) stockholder return; (x) cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); (xi) cash position; (xii) return on equity; (xiii) return on investment; (xiv) debt rating; (xv) sales (including Company-wide sales and dealership sales); (xvi) expense reduction levels; (xvii) debt levels (including borrowing capacity); (xviii) return on assets (gross or net); (xix) debt to equity ratio; (xx) debt to capitalization ratio; (xxi) consummation of debt offerings; (xxii) consummation of equity offerings; (xxiii) growth in assets, sales or market share; (xxiv) customer satisfaction; (xxv) reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations (including the attainment of a certain level of reduction in such debt); (xxvi) share count reduction; (xxvii) gross or operating margins; (xxviii) contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance or obtaining amendments of contractual covenants); or (xxix) strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance goals may be based on the performance of the Company and/or one or more of its subsidiaries as a whole or with respect to one or more business or operational units or segments, divisions, product lines, brands, or departments of the Company and/or one or more of its subsidiaries or any combination thereof, or otherwise. Performance goals also may be expressed by reference to an individual’s performance with respect to a performance criteria.

Performance goals may be expressed in such form as the Compensation Committee determines, including in either absolute or relative terms (including, for example, by relative comparison to a pre-established target, to previous years or to other companies or other external measures), in percentages, in terms of growth over time or otherwise. Performance goals can be objective or subjective and do not have to be based upon an increase or positive result and could include, for example, maintaining the status quo or the limitation of economic losses.

The Compensation Committee may provide for the adjustment of performance goals to exclude the impact of any unusual, infrequently occurring or non-recurring event or transaction or other events or occurrences. The Compensation Committee also can provide for the modification of a performance period and/or an adjustment, waiver or modification of performance goals in connection with certain events as described in the 2026 Equity Incentive Plan, such as a change of control, a recapitalization, a change in the accounting practices of the Company, other changes in in the business or structure of the Company, or a participant’s death or disability.

Change in Control

Under the 2026 Equity Incentive Plan, a “change in control” generally means any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation, any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of the Company.

Upon either the consummation of a tender offer or exchange offer that constitutes a change in control or the third business day prior to the effective date of any other change in control, as the case may be, (i) outstanding stock options and SARs will become fully vested and exercisable, and (ii) outstanding restricted stock and restricted stock units (including performance awards) will become fully vested with all restrictions and conditions related thereto being deemed satisfied. However, the Committee may elect to cancel options and SARs in connection with a change in control without any payment to the holder if the option exercise price or initial SAR value, as applicable, is more than the consideration per share of Class A Common Stock offered in connection with the change in control. The applicable award agreement will specify the effect of a change in control on other stock awards.

Forfeiture and Clawback

The 2026 Equity Incentive Plan provides that, in addition to forfeitures due to vesting schedules, performance or other conditions, or termination of service, the Compensation Committee may specify in an award agreement that an award and/or a participant’s rights, payments and benefits with respect to an award (including, but not limited to, the right to receive an award, to exercise an award, to retain an award, to retain cash or Class A Common Stock acquired in connection with an award and/or to retain the profit or gain realized in connection with an award) will be subject to reduction, rescission, cancellation, forfeiture or recoupment by the Company upon certain events, such as termination of service for cause, breach of confidentiality or other restrictive covenants, engaging in competition against the Company or other conduct or activity that is detrimental to the business or reputation of the Company. The 2026 Equity Incentive Plan also provides that all awards are subject to the terms and conditions of applicable law and Company policies and procedures regarding hedging, clawbacks, forfeitures or recoupments. By accepting an award, each participant agrees to repay to the Company (and assist the Company with recovering) any amount that may be required to be repaid under any such policies or procedures and/or other applicable law or securities exchange listing requirements.

Amendment, Suspension or Termination

The Board of Directors may at any time amend, suspend or terminate the 2026 Equity Incentive Plan in whole or in part for any reason, although such action may be subject to stockholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements or the action is intended to allow the exercise price of outstanding stock options to be reduced by repricing or replacing such options. Unless terminated earlier, the 2026 Equity Incentive Plan will terminate at 11:59 p.m. on February 10, 2036. The Compensation Committee also may amend the terms of an outstanding award. Generally, no amendment, suspension or termination of the 2026 Equity Incentive Plan (or amendment of an outstanding award) may adversely affect in any material way the rights of the award holder without consent. However, the Board of Directors may amend the 2026 Equity Incentive Plan and/or the Compensation Committee may amend an outstanding award without obtaining the holder’s consent in certain circumstances.

Market Price of Class A Common Stock

The closing price of a share of the Company’s Class A Common Stock on the NYSE on March 2, 2026 was $61.47.

New Plan Benefits

Awards under the 2026 Equity Incentive Plan will be made at the discretion of the Compensation Committee. While the Compensation Committee anticipates granting equity-based awards to the named executive officers and other key employees shortly following stockholder approval of the 2026 Equity Incentive Plan, the number of recipients and the terms of such future awards to our executive officers and others pursuant to the 2026 Equity Incentive Plan are not determinable at this time.

Certain Federal Income Tax Consequences

The following is a brief summary of the current U.S. federal income tax consequences that generally apply with respect to awards that may be granted under the 2026 Equity Incentive Plan. Applicable laws and regulations may change in the future. This summary is not intended to be exhaustive and does not describe a number of tax rules, including any foreign, state or local tax consequences, tax withholding requirements or various other tax considerations that could apply to a particular individual or to the Company and its subsidiaries under certain circumstances (and reference to the Company in this section include the applicable subsidiary, if any). This summary is not intended as tax advice. Tax implications may vary due to individual circumstances. Award recipients should consult their personal tax advisors about the tax consequences related to awards under the 2026 Equity Incentive Plan.

Nonstatutory Stock Options

The grant of nonstatutory stock options generally should have no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares of Class A Common Stock, any additional gain or loss generally will be taxed to the option holder as either short-term or long-term capital gain or loss depending on how long the shares were held.

Incentive Stock Options

The grant and exercise of incentive stock options generally should have no federal income tax consequences to the Company. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder treats the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

If the option holder retains the shares of Class A Common Stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case.

If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the Class A Common Stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the sale price received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain or loss realized by the option holder on the disposition of the Class A Common Stock will be taxed as short-term or long-term capital gain or loss, as applicable.

Stock Appreciation Rights

The grant of SARs generally should have no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

Restricted Stock

The recipient of restricted stock normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock). The Company generally will be entitled to a corresponding tax deduction. If the recipient subsequently disposes of the shares of Class A Common Stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of Class A Common Stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid. An award agreement may include provisions that require a participant to make, or to refrain from making, an election under Section 83(b) of the Code.

Restricted Stock Units

The grant of restricted stock units generally should have no federal income tax consequences to the Company or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income. If the recipient subsequently disposes of the shares of Class A Common Stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized.

Other Stock Awards

The federal income tax consequences of other stock awards will depend on the form of such awards.

Section 162(m) of the Code

The above discussion regarding the Company’s federal income tax deductions in connection with awards under the 2026 Equity Incentive Plan is subject to Section 162(m) of the Code. Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to certain current and former officers to $1.0 million with respect to each such officer (and, beginning after December 31, 2026, this limitation will expand to the Company’s next five highest compensated employees). Therefore, the deductibility of certain awards under the 2026 Equity Incentive Plan may be limited by Section 162(m) of the Code.

Section 409A of the Code

Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Unless otherwise provided by the Compensation Committee, awards granted under the 2026 Equity Incentive Plan generally are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. The Company does not guarantee to any participant that the 2026 Equity Incentive Plan or any award granted under the 2026 Equity Incentive Plan complies with or is exempt from Section 409A of the Code and the Company will not have any liability to, indemnify or hold harmless any individual with respect to any tax consequences that arise from any failure to comply with or meet the requirements for an exemption under Section 409A of the Code.

Registration with the SEC

If our stockholders approve the 2026 Equity Incentive Plan, Sonic intends to file a registration statement on Form S-8 with the SEC (and/or an amendment to an existing registration statement) as soon as reasonably practicable following such approval in order to register the shares of Class A Common Stock that will be available for issuance pursuant to the 2026 Equity Incentive Plan.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the Sonic Automotive, Inc. 2026 Equity Incentive Plan. Unless otherwise specified, proxies will be voted “FOR” the approval of the Sonic Automotive, Inc. 2026 Equity Incentive Plan.

PROPOSAL 5:

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
SONIC AUTOMOTIVE, INC. 2012 FORMULA RESTRICTED STOCK AND
DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS

On February 11, 2026, the Board of Directors approved an amendment and restatement of the 2012 Formula Plan, subject to and effective upon the approval of stockholders at the Annual Meeting. The 2012 Formula Plan generally provides for formula grants of restricted stock unit awards to Sonic’s non-employee directors. We are asking our stockholders to approve the amendment and restatement of the 2012 Formula Plan in order to extend its term to April 17, 2032, allowing an additional five years for the 2012 Formula Plan. No other amendments to the 2012 Formula Plan are proposed for stockholder approval.

The 2012 Formula Plan was first adopted by the Board of Directors on February 22, 2012 and approved by our stockholders at the 2012 annual meeting of stockholders. The 2012 Formula Plan has since been amended and restated several times, with the most recent amendment and restatement effective as of May 15, 2023 and approved by the Company’s stockholders at the 2023 annual meeting of stockholders.

The 2012 Formula Plan currently is scheduled to terminate on April 17, 2027. The proposed extension of the term of the 2012 Formula Plan to April 17, 2032 is intended to allow the Company to continue over the next several years to provide equity-based awards to its non-employee directors and support the Company’s ability to attract and retain highly qualified individuals to serve as directors on the Board.

As of March 2, 2026, 136,018 shares of the Class A Common Stock remain available for future awards under the 2012 Formula Plan.

The amendment and restatement of the 2012 Formula Plan would become effective as of April 29, 2026, upon requisite approval by our stockholders. If the amendment and restatement is not approved, the current 2012 Formula Plan (as amended and restated effective as of May 15, 2023) will continue in effect in accordance with its terms until it expires on April 17, 2027.

The following is a summary of the proposed amended and restated 2012 Formula Plan submitted for stockholder approval. The summary describes the principal features of the 2012 Formula Plan, but it is qualified by reference to the full text of the amendment and restatement of the 2012 Formula Plan, which is included in this Proxy Statement as Appendix B.

Summary of Amendment and Restatement of the 2012 Formula Plan

Administration

Awards under the 2012 Formula Plan generally are intended to occur automatically without any discretion or additional approval necessary for grants to occur. Otherwise, the 2012 Formula Plan is administered by the Board of Directors. Subject to the terms of the 2012 Formula Plan (which dictates the form, amount and timing of awards to be granted), the Board of Directors has the full authority to construe and interpret the 2012 Formula Plan and any related award agreements, to establish rules and regulations relating to plan administration, to review and determine all claims made under or with respect to the 2012 Formula Plan, to determine all questions arising under the 2012 Formula Plan, and to delegate routine administrative and recordkeeping responsibilities. Determinations made with respect to an individual non-employee director will be made without participation by such director.

Eligibility

Members of the Board of Directors who are not employed by Sonic or any of its subsidiaries are eligible to participate in the 2012 Formula Plan. Sonic currently has seven non-employee directors eligible to participate in the 2012 Formula Plan.

Shares Subject to the 2012 Formula Plan

The maximum number of shares of Sonic’s Class A Common Stock that has been reserved for issuance under the 2012 Formula Plan is 600,000 shares, subject to adjustment as described below. Taking into account shares previously issued under the 2012 Formula Plan and outstanding restricted stock unit awards, there currently are 136,018 shares that remain available for awards under the 2012 Formula Plan. Shares of Class A Common Stock covered by awards that are forfeited, canceled, or otherwise terminated in whole or in part for any reason will be available for further awards under the 2012 Formula Plan.

In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation, or similar transaction or other change in corporate capitalization affecting the Class A Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights will be made by the Board to the shares that may be issued under the 2012 Formula Plan and that are covered by outstanding awards under the 2012 Formula Plan.

Restricted Stock Award Elections

Deferral Election. The 2012 Formula Plan provides that restricted stock awards are granted in the form of annual restricted stock units unless the non-employee director makes an irrevocable written election in advance to instead receive such annual grant in the form of deferred restricted stock units. An annual restricted stock unit is a non-voting unit that represents the contingent right to receive a share of Class A Common Stock once the restricted stock unit vests. However, in the case of deferred restricted stock units that become vested, receipt of the corresponding shares of Class A Common Stock would then be deferred to a later date based on the non-employee director’s election.

A non-employee director who wishes to be granted deferred restricted stock units for a particular annual award must make a written election no later than December 31 prior to the calendar year of grant. Deferral elections become irrevocable as of such December 31. Deferral elections apply to the full restricted stock award; no partial elections can be made. Interim grants of awards during a year to newly appointed non-employee directors are made in the form of restricted stock units, with no deferral election available.

Retainer RSU Election. Each non-employee director currently is eligible to receive an annual cash retainer in the amount of $105,000, payable in quarterly installments. The 2012 Formula Plan allows an eligible non-employee director to make an irrevocable written election in advance to forego payment of all or a portion of such director’s annual cash retainer of $105,000 attributable to each twelve-month period beginning April 1 and ending the following March 31 (the “retainer period”) and receive additional restricted stock units as part of the director’s annual equity-based award. If elected, these additional restricted stock units are granted on the same date and generally subject to the same vesting schedule and other terms and conditions as the regular annual restricted stock unit award under the 2012 Formula Plan.

A non-employee director who wishes to make a “retainer RSU election” must do so by December 31 (or any earlier deadline set by the Company) prior to the calendar year in which the retainer period begins. Retainer RSU elections become irrevocable as of the election deadline. Retainer RSU elections do not apply to any Board leadership fees, committee chair or service fees, or meeting fees.

A new non-employee director is first eligible to make a retainer RSU election for the retainer period that begins after the end of the calendar year in which the director became a member of the Board.

Retainer RSU elections may not be made to the extent the non-employee director makes an election to defer payment of the cash retainer under the Company’s Deferred Compensation Plan. If an eligible non-employee director does not make a timely retainer RSU election, no additional restricted stock units will be granted to the director in lieu of the annual cash retainer.

Formula Restricted Stock Awards — Grants of Annual Restricted Stock Units or Deferred Restricted Stock Units

An annual restricted stock award – either in the form of restricted stock units, or, subject to the non-employee director’s timely election, deferred restricted stock units – is granted to each eligible non-employee director on the first business day following each annual meeting of Sonic’s stockholders. An eligible non-employee director will be granted an award of such number of annual restricted stock units or deferred restricted stock units, as applicable, that equals (i) the sum of $195,000 plus the dollar amount subject to the non-employee director’s retainer RSU election (if any), divided by (ii) the average closing sale price of the Class A Common Stock on the NYSE for the 20 trading days immediately prior to the grant date (rounded up to the nearest whole unit). Generally, subject to the director’s continued service on the Board of Directors, the restricted stock award (whether annual restricted stock units or deferred restricted stock units) will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of Sonic’s stockholders following the grant date.

The 2012 Formula Plan also provides that if a non-employee director initially becomes a member of the Board of Directors after the annual meeting of Sonic’s stockholders has been held for the year in which such initial appointment occurs, the non-employee director is to receive an award effective on the date of initial appointment to the Board. The newly appointed non-employee director will receive an award of such number of annual restricted stock units that equals $195,000 divided by the average closing sale price of the Class A Common Stock on the NYSE for the 20 trading days immediately prior to the grant date (rounded up to the nearest whole unit). These awards to new directors are also referred to in 2012 Formula Plan as interim restricted stock units. Generally, subject to the director’s continued service on the Board of Directors, the restricted stock units will vest in full on the first anniversary of the grant date.

If, on any grant date, the number of shares of Class A Common Stock attributable to restricted stock awards to be granted exceeds the number of shares then available for issuance under the 2012 Formula Plan, the number of annual restricted stock units and deferred restricted stock units to be granted to the non-employee directors on that grant date will be reduced on a pro rata basis.

Except in the event of a termination of service immediately prior to or upon a change in control event (as described below), if a director’s service on the Board terminates for any reason other than death or disability, all of the director’s annual restricted stock units or deferred restricted stock units, as applicable, not vested at the time of such termination are forfeited. If the director’s service on the Board terminates due to his death or disability or immediately prior to or upon a change in control event with respect to the Company, the director’s restricted stock units or deferred restricted stock units will become fully vested.

Neither annual restricted stock units nor deferred restricted stock units may be sold, assigned, pledged or otherwise transferred, whether vested or unvested. A director with annual restricted stock units or deferred restricted stock units will not have voting or any other stockholder rights or ownership interest in the shares of Class A Common Stock covered thereby until the director becomes the holder of record of such shares. However, dividend equivalents may apply, as described below.

The 2012 Formula Plan provides that if the Board of Directors declares a cash dividend with respect to the Class A Common Stock, the Company will credit the director with an amount equal to the dividend paid with respect to a share of Class A Common Stock for each of his annual restricted stock units and deferred restricted stock units that are outstanding on the applicable record date. Dividend equivalents are retained by the Company on behalf of the director and are credited and accumulate without interest. Dividend equivalents are subject to the same vesting, settlement and other relevant terms, conditions and restrictions as the annual restricted stock units or deferred restricted stock units to which they relate, except that vested dividend equivalents will be paid in cash. If annual or deferred restricted stock units are forfeited, any dividend equivalents attributable thereto also are forfeited.

All awards granted under the 2012 Formula Plan are subject to the terms and conditions of any applicable law and any applicable policy adopted by Sonic regarding clawbacks, forfeitures and/or recoupments. All awards granted under the 2012 Formula Plan are unfunded and unsecured obligations of Sonic.

Settlement of Restricted Stock Units

The 2012 Formula Plan provides that on or as soon as administratively practical following the applicable vesting date of a grant of annual restricted stock units, and in any event, within 30 days after the vesting date, annual restricted stock units will be settled in a single complete distribution and paid to the director in the form of an equivalent number of whole shares of Class A Common Stock and any dividend equivalents attributable to such restricted stock units will be paid in cash in a single lump sum. Deferred restricted stock units and related dividend equivalents are settled as described below.

Change in Control Event

Upon either the consummation of a tender offer or exchange offer that constitutes a change in control event with respect to Sonic or the third business day prior to the effective date of any other change in control event with respect to Sonic, all outstanding annual and deferred restricted stock unit awards under the 2012 Formula Plan generally will become fully vested. Under the 2012 Formula Plan, a “change in control” generally means any merger or consolidation in which Sonic is not the surviving corporation and which results in the holders of the outstanding voting securities of Sonic (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation, any sale or transfer by Sonic of all or substantially all of its assets or the consummation of any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of Sonic. A “change in control event” means a change in control that also constitutes a change in the ownership or effective control of Sonic or a change in the ownership of a substantial portion of the assets of Sonic within the meaning of Section 409A of the Code.

Additional Provisions for Deferred Restricted Stock Units

Sonic will maintain a notional bookkeeping account to track a non-employee director’s vested deferred restricted stock units and any dividend equivalents attributable to such deferred restricted stock units.

A non-employee director’s vested deferred restricted stock units credited to his deferred account will be settled in the form of a single lump sum payment of the equivalent number of shares of Class A Common Stock, and any dividend equivalents will be paid in cash, upon the earliest of the following to occur: (i) the non-employee director’s separation from service, (ii) a “change in control event,” (iii) a specific payment date designated by the non-employee director in the applicable deferral election, or (iv) the non-employee director’s death. Payment also may be available earlier in the event of an unforeseen financial emergency beyond the non-employee director’s control.

If the non-employee director’s initial deferral election designated a specific payment date, the director may make a subsequent election to further defer settlement of the deferred restricted stock units (and payment of related dividend equivalents) if such election is made at least one year prior to the originally selected payment date and the subsequent payment date is at least five years after the originally selected payment date. In any event, payment would still be made earlier upon separation from service, a “change in control event” or death.

Amendment, Suspension or Termination

The Board of Directors may at any time amend, suspend or terminate the 2012 Formula Plan in whole or in part for any reason, although such action may be subject to stockholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements. If our stockholders approve the amendment and restatement of the 2012 Formula Plan and unless terminated earlier, the 2012 Formula Plan will terminate on April 17, 2032. No amendment, suspension or termination of the 2012 Formula Plan may adversely affect in any material way the rights of a director under any outstanding award without the director’s consent. Notwithstanding the foregoing, the Board of the Directors may terminate the 2012 Formula Plan with respect to deferred restricted stock units and pay directors their deferred restricted stock units and related dividend equivalents in a single lump sum to the extent permitted by and in accordance with Section 409A of the Code. The Board of Directors also may amend the 2012 Formula Plan and any outstanding awards in any respect it deems necessary or advisable to comply with securities exchange listing requirements, applicable law or other regulatory requirements without obtaining the individual consent of any director who holds an outstanding award.

Market Price of Class A Common Stock

The closing price of a share of Sonic’s Class A Common Stock on the NYSE on March 2, 2026 was $61.47.

Plan Benefits

As described above, only non-employee directors of Sonic are eligible to participate in the 2012 Formula Plan. Accordingly, none of our executive officers or other employees are eligible to participate in the 2012 Formula Plan. The following table sets forth information about the restricted stock awards that will automatically be made to non-employee directors following the Annual Meeting.

NEW PLAN BENEFITS
Sonic Automotive, Inc.
2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors

Name and Position	Dollar Value ($)(1)	Number of Units (#)(1)
All current non-employee directors as a group	$ 1,647,500	—

(1)The dollar value shown is based on the formula for determining the number of annual restricted stock units or deferred restricted stock units, as applicable, to be granted to each non-employee director following the Annual Meeting and takes into account the extent to which non-employee directors timely made elections to receive additional restricted stock units in lieu of their annual cash retainer. Each grant would consist of that number of units that equals (i) the sum of $195,000 plus the dollar amount subject to the non-employee director's retainer RSU election (if any), divided by (ii) the average closing sale price of the Class A Common Stock on the NYSE for the 20 trading days immediately prior to the grant date (rounded up to the nearest whole unit). Due to fluctuating market prices, the number of restricted stock units that would be covered by each such grant is not determinable as of the date of this Proxy Statement.
Federal Income Tax Consequences

The following is a brief summary of the current U.S. federal income tax consequences that generally apply with respect to restricted stock unit awards granted under the 2012 Formula Plan. Applicable laws and regulations may change in the future. This summary is not intended to be exhaustive and does not describe a number of various tax rules, including any foreign, state or local tax consequences or various other tax considerations that could apply to a particular individual or to Sonic under certain circumstances. Tax implications may vary due to individual circumstances. This summary is not intended as tax advice. Award recipients are urged to consult their independent tax advisors about the tax consequences related to awards under the 2012 Formula Plan.

The grant of annual restricted stock units or deferred restricted stock units generally has no federal income tax consequences to Sonic or the non-employee director. When the annual restricted stock units or deferred restricted stock units and any related dividend equivalents become payable, the director recipient will recognize ordinary income equal to the fair market value of the shares of Class A Common Stock received and the amount of cash received. Sonic generally will be allowed a federal income tax deduction equal to the same amount that the director recognizes as ordinary income. If the director subsequently disposes of the shares of Class A Common Stock, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Deferred restricted stock units granted under the 2012 Formula Plan are intended to comply with Section 409A of the Code. However, Sonic does not guarantee that the 2012 Formula Plan or any award granted under the 2012 Formula Plan complies with or is exempt from Section 409A of the Code and Sonic will not have any liability to, indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the amendment and restatement of the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors. Unless otherwise specified, proxies will be voted “FOR” the approval of the amendment and restatement of the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors.

ADDITIONAL CORPORATE GOVERNANCE AND OTHER INFORMATION
Code of Business Conduct and Ethics, Corporate Governance Guidelines, Categorical Standards and Committee Charters
The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. This Code of Business Conduct and Ethics, along with our Corporate Governance Guidelines, the Categorical Standards and the charters for the Audit Committee, the Compensation Committee and the NCG Committee, are available on our website, www.sonicautomotive.com. Copies of these documents are also available without charge upon written request to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211.
We will disclose information regarding amendments to, or waivers from, our Code of Business Conduct and Ethics (to the extent required to be disclosed pursuant to Form 8-K) by posting this information on our website at ir.sonicautomotive.com/corporate-governance/governance-documents. The information on our website or linked to or from our website is not incorporated by reference into, and does not constitute a part of, this Proxy Statement.
Other Matters that May Be Considered at the Annual Meeting
In the event that any matters other than those referred to in the accompanying Notice of 2026 Annual Meeting of Stockholders should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.
Stockholder Proposals for the 2027 Annual Meeting of Stockholders
Any stockholder proposal intended to be included in Sonic’s proxy statement and form of proxy relating to the 2027 annual meeting of stockholders must be in writing and received by Sonic not later than November 6, 2026. Any such stockholder proposal must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211, or faxed to his attention at (704) 973-9304. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.
In addition, any stockholder proposal intended to be presented at the 2027 annual meeting of stockholders, but that will not be included in Sonic’s proxy statement and form of proxy relating to the 2027 annual meeting of stockholders, must be delivered to, or mailed and received at, Sonic’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the Annual Meeting. As a result, any proposals submitted by a stockholder pursuant to the provisions of Sonic’s Amended and Restated Bylaws (other than proposals submitted pursuant to Rule 14a-8 of the Exchange Act) must be delivered, or mailed and received, no earlier than December 30, 2026 and no later than January 29, 2027. However, in the event that the date of the 2027 annual meeting of stockholders is more than 30 days before or more than 60 days after April 29, 2027, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to the date of the 2027 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals must include the specified information concerning the proposal and the stockholder submitting the proposal as set forth in Sonic’s Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws may be obtained by writing to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211.
Expenses of Solicitation
Sonic will pay the entire cost of solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying proxy card, the notice letter and any additional soliciting materials sent by Sonic to stockholders. Further, Sonic may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to solicitations by mail and the Internet, certain of Sonic’s directors, officers and employees, without additional compensation, may solicit proxies personally or by telephone, facsimile and e-mail.
Delivery of Proxy Materials
As permitted by the SEC rules, only one copy of this Proxy Statement and the 2025 Annual Report to Stockholders, or notice letter, as applicable, is being delivered to stockholders residing at the same address, unless one or more of such stockholders have notified Sonic of their desire to receive multiple copies of proxy statements, annual reports or notice letters.
Sonic will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the 2025 Annual Report to Stockholders, or notice letter, as applicable, to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this Proxy Statement, the 2025 Annual Report to Stockholders or the notice letter, requests to receive multiple copies of future proxy statements, annual reports or notice letters, and requests to receive only one copy of future proxy statements, annual reports or notice letters should be directed to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211 or by telephone at (704) 566-2400.

APPENDIX A
SONIC AUTOMOTIVE, INC.
2026 EQUITY INCENTIVE PLAN

ARTICLE 1. PURPOSE AND EFFECTIVE DATES

1.1     Purposes of the Plan. Sonic Automotive, Inc. (the “Company”) has established this Sonic Automotive, Inc. 2026 Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its stockholders. The purposes of the Plan are to provide key employees and consultants providing services to the Company and its Subsidiaries with incentives to contribute to the Company’s performance and growth, to offer such persons stock ownership in the Company or other compensation that aligns their interests with those of the Company’s stockholders, and to enhance the Company’s ability to attract, reward and retain such persons upon whose efforts the Company’s success and future growth depends.

1.2     Effective Date. The Plan was initially adopted by the Board of Directors on and effective as of February 11, 2026, subject to the requisite approval of the Company’s stockholders at the 2026 Annual Meeting of Stockholders on April 29, 2026. Awards may be granted prior to stockholder approval of the Plan, provided that all such Awards must be subject to stockholder approval of the Plan. No shares of Common Stock may be issued pursuant to the Plan prior to such stockholder approval, no Option or SAR may be exercised prior to such stockholder approval, and all Awards granted prior to such stockholder approval must be subject to forfeiture if such approval is not obtained.

1.3     Successor to Prior Plan. The Plan has been established as the successor to the Company’s 2012 Stock Incentive Plan, amended and restated as of February 10, 2021 (the “Prior Plan”). Upon the date on which this Plan is approved by the Company’s stockholders, the Prior Plan shall automatically terminate, and no further awards may be granted under the Prior Plan, but outstanding awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan. Any shares of Common Stock remaining available for issuance under the Prior Plan that are not subject to outstanding awards thereunder as of the termination of the Prior Plan shall become available for issuance pursuant to Awards granted hereunder, as provided in Section 4.1 hereof. Any shares of Common Stock subject to outstanding awards granted under the Prior Plan that expire or are forfeited or canceled for any reason or that are settled in cash or otherwise terminated after the termination of the Prior Plan without the delivery of the full number of shares of Common Stock underlying the award or to which the award relates and that otherwise would have returned to the share reserve of the Prior Plan shall become available for issuance pursuant to Awards granted hereunder, as provided in Section 4.1 hereof.

ARTICLE 2. DEFINITIONS

2.1 Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a)    “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Stock Units, or Stock Awards (including any of the foregoing granted as a Performance Award as described in Article 10).

(b)    “Award Agreement” means an agreement between the Company and a Participant, setting forth the terms and conditions applicable to an Award granted to the Participant under this Plan. The Award Agreement may be in such form as the Committee shall determine, including a master agreement with respect to all or any types of Awards supplemented by an Award notice issued by the Company.

(c)    “Board” or “Board of Directors” means the Board of Directors of the Company.

(d)    “Cause” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Cause,” any act, action or series of acts or actions or any omission, omissions, or series of omissions that result in, or that have the effect of resulting in, (i) the commission by the Participant of a crime involving moral turpitude, which crime has a material adverse impact on the Company or a Subsidiary or which is intended to result in the personal enrichment of the Participant at the expense of the Company or a Subsidiary; (ii) the Participant’s material violation of his or her responsibilities or the Participant’s gross negligence or willful misconduct; (iii) the continuous and willful failure by the Participant to follow the reasonable directives of the Board of Directors; (iv) the Participant’s material violation of any employment agreement, restrictive covenant agreement and/or confidentiality agreement with the Company and/or a Subsidiary or the Participant’s intentionally engaging in any activity that conflicts with or is adverse to the business or other interests of the Company; (v) conviction of a felony; or (vi) such Participant’s failure or refusal to cooperate with the Company or a Subsidiary in any investigation or formal proceeding with respect to which the Participant’s reasonable cooperation has been requested. In any event, the existence of “Cause” shall be determined by the Committee (or its delegate).

(e)    “Change in Control” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Change in Control,” any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of persons of, all or a majority of the then-outstanding voting securities of the Company.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code, the foregoing events shall constitute a Change in Control to the extent an Award constitutes or provides nonqualified deferred compensation subject to Section 409A of the Code only if such events also constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code; provided, however, if the Committee instead determines to treat an event as a Change in Control that does not meet the requirements of Section 409A of the Code, such an Award shall be settled or paid when it would otherwise have been settled or paid but for the Change in Control or otherwise in a manner that would not cause a failure to comply with Section 409A of the Code.

(f)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

(g)     “Committee” means (i) the committee appointed by the Board to administer the Plan or (ii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of such Rule 16b-3, and to the extent necessary to satisfy the requirements or rules of any securities exchange on which the Common Stock is listed, the Committee shall consist of two or more Directors who are “independent” within the meaning of such requirements or rules. The Compensation Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board of Directors.

(h)    “Common Stock” means the Class A Common Stock of the Company, par value $0.01 per share (or, if applicable, such other securities of the Company that may be substituted for the Class A Common Stock pursuant to Section 4.3).

(i)    “Company” means Sonic Automotive, Inc., a Delaware corporation, or any successor thereto.

(j)    “Director” means any individual who is a member of the Board of Directors of the Company.

(k)    “Disability” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Disability,” a permanent and total disability as described in Section 22(e)(3) of the Code and determined by the Committee. Notwithstanding the foregoing, to the extent an Award constitutes or provides nonqualified deferred compensation subject to Section 409A of the Code, Disability shall mean that a Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

(l)    “Employee” means any employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or a Subsidiary are not considered Employees under this Plan.
(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.

(n)    “Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is traded on a national or regional securities exchange or on the Nasdaq National Market System (“Nasdaq”), Fair Market Value shall be determined on the basis of the closing sale price on the principal securities exchange on which the Common Stock may then be traded on the date as of which Fair Market Value is to be determined or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;

(ii)    If the Common Stock is not listed on any securities exchange or traded on Nasdaq, but nevertheless is publicly traded and reported on Nasdaq without closing sale prices for the Common Stock being customarily quoted, Fair Market Value shall be determined on the basis of the mean between the closing high bid and low asked quotations in such other over-the-counter market as reported by Nasdaq on the date as of which Fair Market Value is to be determined (or, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then on the immediately preceding day such bid and asked prices were quoted); or

(iii)    If the Common Stock is not publicly traded as described in (i) or (ii) above, Fair Market Value shall be determined by the Committee in good faith and, with respect to an Option or SAR intended to be exempt from Section 409A of the Code, in a manner consistent with Section 409A of the Code.

(o)    “Family Members” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee).

(p)    “Incentive Stock Option” or “ISO” means an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.

(q)    “Involuntary Termination Without Cause” means the dismissal, or the request for the resignation, of a Participant by either (i) a court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors’ committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to actions or omissions that would constitute Cause; or (ii) a duly authorized corporate officer of the Company or any Subsidiary, or by the Board, for any reason other than for Cause.

(r)    “Nonqualified Stock Option” or “NSO” means an option to purchase shares of Common Stock granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Section 422 of the Code.

(s)    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(t)    “Option Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with Article 6.

(u)    “Participant” means an Employee or consultant who performs services for the Company or a Subsidiary who has been granted an Award under the Plan and which Award is outstanding.

(v)    “Plan” means this Sonic Automotive, Inc. 2026 Equity Incentive Plan, as amended from time to time.

(w)    “Prior Plan” means the Sonic Automotive, Inc. 2012 Stock Incentive Plan, as in effect immediately prior to its termination.

(x)    “Restricted Period” means the period beginning on the grant date of an Award of Restricted Stock or Restricted Stock Units and ending on the date the shares of Common Stock subject to such Restricted Stock Award or the Restricted Stock Units, as the case may be, are no longer restricted and subject to forfeiture.

(y)    “Restricted Stock” means a share of Common Stock granted in accordance with the terms of Article 8, which Common Stock is nontransferable and subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.

(z)    “Restricted Stock Unit” means a non-voting unit of measurement that represents the contingent right to receive a share of Common Stock (or the value of a share of Common Stock) in the future granted in accordance with the terms of Article 8, which right is subject to a substantial risk of forfeiture and/or such other restrictions as determined by the Committee. Restricted Stock Units are not actual shares of Common Stock.

(aa)    “SAR” means a stock appreciation right granted pursuant to Article 7.

(bb)    “Stock Award” means an equity-based award granted pursuant to Article 9.

(cc)    “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which the Company directly or indirectly controls more than fifty percent (50%) of the voting power or equity or profits interests; provided, that for purposes of Incentive Stock Options, Subsidiary means a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Unless the Committee provides otherwise, for purposes of granting Options or SARs, an entity shall not be considered a Subsidiary if such Options or SARs would then be considered to provide for a deferral of compensation within the meaning of Section 409A of the Code.

(dd)    “Ten Percent Stockholder” means a Participant who owns (directly or by attribution within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary or a parent of the Company.

(ee)    “Termination of Service” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Termination of Service” (and which may instead use the term “Separation from Service,” including for purposes of compliance with Section 409A of the Code), the termination of a Participant’s service with the Company and its Subsidiaries as an Employee or consultant for any reason other than a change in the capacity in which the Participant renders service to the Company or a Subsidiary or a transfer between or among the Company and its Subsidiaries. Unless otherwise determined by the Committee, an Employee shall be considered to have incurred a Termination of Service if his or her employer ceases to be a Subsidiary (unless such Participant’s service then continues without interruption with the Company or another Subsidiary). All determinations relating to whether a Participant has incurred a Termination of Service and the effect thereof shall be made by the Committee in its sole discretion, including whether a leave of absence shall constitute a Termination of Service, subject to applicable law and, for any Award that is subject to Section 409A of the Code, consistent with Section 409A of the Code.

ARTICLE 3.     ADMINISTRATION

3.1    Authority of the Committee. The Plan shall be administered by the Committee. In addition to such other powers and authority conferred by the Plan and subject to the provisions of the Plan, the Committee shall have full and exclusive power and sole discretion to select the individuals to whom Awards may from time to time be granted under the Plan and when and how Awards shall be granted; grant Awards; determine the size and types of Awards; determine the terms, restrictions and conditions of Awards in a manner consistent with the Plan (including, but not limited to, the number of shares of Common Stock subject to an Award; vesting and/or exercise conditions applicable to an Award, including performance goals; the duration of an Award; restrictions on transferability of an Award and any shares of Common Stock issued thereunder; whether, to what extent and under what circumstances Awards may be settled in cash, Common Stock or otherwise; subject to applicable law, the effect of a suspension of employment or leave of absence on an Award; and other restrictions, conditions and covenants upon which a Participant’s rights to receive, exercise or retain an Award or cash, Common Stock or other gains related thereto shall be contingent); determine the extent to which the terms, restrictions and conditions of an Award (including performance goals) have been satisfied; construe and interpret the Plan and any Award, Award Agreement and other agreement or instrument entered into under the Plan; correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement or other agreement or instrument entered into under the Plan; determine all questions and settle all controversies arising under the Plan or any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, waive or rescind rules and regulations for the Plan’s administration (including, without limitation, rules and regulations relating to sub-plans established for the purposes of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, as provided in Section 15.18); delegate administrative responsibilities under the Plan; and (subject to the provisions of Article 13) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee, including accelerating the time any Option or SAR may be exercised, waiving restrictions and conditions on Awards and establishing different terms and conditions relating to the effect of a Termination of Service. The Committee also shall have the absolute discretion to make all other determinations and to take any other actions that may be necessary or advisable in the Committee’s opinion for the administration of the Plan.
3.2    Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee shall determine. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and incorporate any other terms and conditions, not inconsistent with the Plan (except when necessary to comply with Section 409A of the Code or other applicable law), as may be directed by the Committee. Except to the extent prohibited by applicable law, the Committee may, but need not, require as a condition of any such Award Agreement’s effectiveness that the Agreement be signed by the Participant.
3.3    Delegation. To the extent not prohibited by applicable law and only to the extent that any such action will not prevent the Plan or any Award from satisfying an exemption under Rule 16b-3 of the Exchange Act, or the rules of any applicable securities exchange or any other applicable law, the Committee may delegate to a subcommittee of the Committee or to the Company’s executive officers (or other such persons as it deems appropriate) the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate; provided that, Awards to executive officers and others who are subject to Section 16 of the Exchange Act and substantive matters related thereto shall be determined solely by the Committee or an appropriate subcommittee thereof. The Committee’s delegation of authority to any of the Company’s executive officers shall specify the total number of shares of Common Stock that may be subject to the Awards granted by such officer, the time period for such delegation, that such officer may not grant an Award to himself or herself or family members, and any other terms required by applicable law, and provided further, that the officer shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. For the avoidance of doubt and notwithstanding the foregoing, the authority to grant Restricted Stock or other Awards may not be delegated unless permitted by Delaware law and other applicable law. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to anyone, and the Committee may at any time rescind any delegated authority.

3.4     Decisions Binding. All determinations, decisions and interpretations made by the Committee (or any subcommittee) pursuant to the provisions of the Plan and all related resolutions of the Board shall be final, conclusive and binding on all parties and persons, including the Company, the Company’s stockholders, and Participants and their estates and beneficiaries.

3.5    Indemnification. In addition to such other rights they may have as Directors or members of the Committee under the Company’s Certificate of Incorporation or Bylaws or otherwise, each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against any loss, cost, liability or expense (including settlement amounts paid with the approval of the Committee) that may be imposed upon or reasonably incurred by the Committee member in connection with or resulting from any claim, action, suit or proceeding to which the member may be a party or in which the member may be otherwise involved by reason of any action taken or failure to act under or in connection with the Plan or any Award, except with respect to matters as to which the Committee member has been grossly negligent or engaged in willful misconduct or as prohibited by applicable law; provided, however, that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it on the member’s own behalf.

3.6    Electronic Delivery. To the extent not prohibited by applicable law, the Committee and the Company may deliver by email or other electronic means (including posting on a website maintained by the Company or a Subsidiary or by a third party engaged by the Company) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) and permit Participants to electronically execute applicable Plan-related documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee or the Company. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically by the Company or the Committee (or the delegate of either) or posted on a website maintained by the Company or a Subsidiary or by a third party engaged by the Company. In the event that the Company establishes for itself, or uses the services of a third party, an automated system for the documentation, grant, or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, grant and exercise of Awards may be permitted through the use of such automated system.

ARTICLE 4. STOCK SUBJECT TO THE PLAN; LIMITS

4.1     Stock Available Under the Plan.

        (a)     Number of Shares Available. Subject to adjustment as provided in Section 4.3, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to Awards granted under the Plan (also referred to as the share reserve) is (i) Two Million (2,000,000) shares of Common Stock, plus (ii) the number of shares of Common Stock remaining available for issuance under the Prior Plan that are not subject to outstanding awards thereunder as of the date this Plan is approved by the stockholders of the Company and the Prior Plan is terminated, plus (iii) such additional number of shares of Common Stock subject to awards granted under the Prior Plan that become issuable under this Plan as provided below.

Shares of Common Stock covered by Awards that expire or are forfeited or canceled for any reason or that are settled in cash or otherwise are terminated without the delivery of the full number of shares of Common Stock underlying the Award or to which the Award relates shall be available for further Awards under the Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, termination, etc. However, shares of Common Stock subject to an Award that are (a) withheld or retained by the Company in payment of the Option Price or other exercise or purchase price of an Award (including shares of Common Stock withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an Award), or (b) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an Award shall not become available again for Awards under the Plan.

In addition, if after this Plan is approved by the stockholders of the Company and the Prior Plan is terminated, outstanding awards granted under the Prior Plan expire or are forfeited or canceled for any reason or are settled in cash or otherwise terminated without the delivery of the full number of shares of Common Stock underlying the award or to which the award relates, the shares of Common Stock subject to such award that, to the extent of such expiration, forfeiture, cancellation, cash settlement, termination, etc. otherwise would have returned to the share reserve of the Prior Plan, shall be added to the share reserve of this Plan and become available for issuance pursuant to Awards hereunder.

(b)    Source of Shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares reacquired in the open market or otherwise.

(c)    ISO Limitation. The maximum number of shares of Common Stock that may be issued pursuant to ISOs under this Plan shall be One Million (1,000,000) shares, subject to adjustment as provided in Section 4.3.

(d)    No Fractional Shares. No fractional shares shall be issued under the Plan, and the Committee shall determine the manner in which fractional share value shall be treated in its sole discretion, which may include eliminating fractional shares by rounding up or down or settling fractional shares in cash.

(e)    Individual Award Limits. Notwithstanding any provision in the Plan to the contrary, no Participant shall be granted, during any one (1) calendar year, Options and/or SARs (whether such SARs may be settled in shares of Common Stock, cash or a combination thereof) covering in the aggregate more than Five Hundred Thousand (500,000) shares of Common Stock.

(f)    Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Committee to the maximum number and kind of shares of Common Stock that may be issued under the Plan set forth in Section 4.1, the number of shares subject to the ISO limit in Section 4.1, the number of shares of Common Stock subject to the Award limits set forth in Section 4.2 and the number, kind and price of shares of Common Stock subject to outstanding Awards granted under the Plan. In addition, the Committee, in its sole discretion, shall have the right to make such similar adjustments as described above in the event of any corporate transaction to which Section 424(a) of the Code applies or such other event that in the judgment of the Committee necessitates an adjustment as may be determined to be appropriate and equitable by the Committee. Adjustments under this Section 4.3 shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of ISOs, Sections 422 and 424(a) of the Code. Notwithstanding the foregoing, the number of shares of Common Stock subject to any Award shall always be a whole number and the Committee, in its sole discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an outstanding Award.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

Awards under the Plan may be granted to Employees and, except as otherwise provided under the Plan, consultants providing services to the Company or a Subsidiary (provided such consultants are natural persons who render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction and which services do not directly or indirectly promote or maintain a market for the Company’s securities) as selected by the Committee. In determining the individuals to whom such an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee’s assessment of the individual’s present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem appropriate in connection with accomplishing the purposes of the Plan. Such determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. No person shall have the right to be selected to receive an Award under this Plan. Subject to the Award limits set forth in Section 4.2, a Participant may be granted more than one (1) Award under the Plan, and a grant hereunder to a Participant shall neither guarantee nor preclude a further grant to such Participant in that same year or any subsequent years.

ARTICLE 6. STOCK OPTIONS

6.1    Grants of Stock Options. Subject to the provisions of the Plan, the Committee may grant Options upon the following terms and conditions:

(a)    Award Agreement. Each grant of an Option shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Option pertains, whether the Option is designated as an ISO or an NSO, the Option Price, the term of the Option, the conditions upon which the Option shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. ISOs may be granted only to Employees of the Company or a Subsidiary.

(b)    Option Price. The Option Price per share of Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option. In the case of an ISO granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an Option Price per share of Common Stock less than that set forth above if such Option is granted pursuant to an assumption of, or substitution for, another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)     Vesting and Conditions of Exercise of Options. An Option shall vest and become exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Such restrictions and conditions may, but are not required to, include one or more performance goals described in Section 10.2, as the Committee deems appropriate. Except as otherwise provided in the Award Agreement, the right to purchase shares of Common Stock under the Option that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased thereafter until the expiration or termination of the Option.

(d)    Option Term. The term of an Option shall be determined by the Committee, but in no event shall an Option be exercisable more than ten (10) years from the date of its grant or in the case of any ISO granted to a Ten Percent Stockholder, more than five (5) years from the date of its grant.

(e)    Termination of Service. Except to the extent an Option remains exercisable as provided below or as otherwise set forth in the Award Agreement, an Option shall immediately terminate upon the Participant’s Termination of Service with the Company and its Subsidiaries for any reason.

(i)    General Rule. In the event that a Participant incurs a Termination of Service for any reason other than Cause, Involuntary Termination Without Cause, or his or her death or Disability, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) sixty (60) days following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.

(ii)    Involuntary Termination Without Cause. In the event that a Participant incurs a Termination of Service that constitutes an Involuntary Termination Without Cause, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) ninety (90) days following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.

(iii)    Disability. In the event that a Participant incurs a Termination of Service as a result of the Participant’s Disability, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) one (1) year following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.

(iv)    Death. In the event that a Participant’s Termination of Service is caused by the Participant’s death, or in the event of the Participant’s death following the Participant’s Termination of Service but during the exercise period following termination described in subparagraph (i), (ii) or (iii) above, as applicable, then an Option may be exercised to the extent that the Participant was entitled to exercise such Option as of the date of death by the person or persons to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution (or by the executor or administrator of the Participant’s estate), but only within such period of time ending on the earlier of (A) one (1) year following the date of death or (B) the expiration of the term of the Option as set forth in the Award Agreement.

(f)    ISO Limitation. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which a Participant’s ISOs are exercisable for the first time during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 or such other applicable limitation set forth in Section 422 of the Code, such ISOs shall be treated as NSOs. The determination of which ISOs shall be treated as NSOs generally shall be based on the order in which such ISOs were granted and shall be made in accordance with applicable rules and regulations under the Code.

(g)    Exercise and Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company (or its delegate) in the manner prescribed by the Company (or its delegate), specifying the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by the aggregate Option Price (or provision for the aggregate Option Price) for the shares of Common Stock. Unless otherwise provided by the Committee, the aggregate Option Price shall be payable to the Company in full (i) in cash or cash equivalents acceptable to the Company, (ii) subject to applicable law and such rules and procedures as may be established by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that accepting such shares will not result in any adverse accounting consequences to the Company, as the Committee determines in its sole discretion), (iii) subject to applicable law and such rules and procedures as may be established by the Committee, by means of a “cashless exercise” facilitated by a securities broker approved by the Company through the irrevocable direction to sell all or part of the shares of Common Stock being purchased and to deliver the Option Price (and any applicable withholding taxes) to the Company, or (iv) a combination of the foregoing. The Committee also may provide that Options may be exercised using a “net share settlement” procedure, or by any other means it determines to be consistent with the Plan’s purpose and applicable law (including the tendering of Awards having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, as determined by the Committee).

(h)    Transfer Restrictions. Except as otherwise set forth herein, Options may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and Options shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer NSOs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than fifty percent (50%) of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than fifty percent (50%) of the voting interests; provided that in all cases, such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred NSOs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and the Award Agreement relating to the expiration or termination of the NSOs). The NSOs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

(i)    No Stockholder Rights. No Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to the Participant’s Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1     Grants of SARs. Subject to the provisions of the Plan, the Committee may grant SARs upon the following terms and conditions:

(a)    Award Agreement. Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the SAR pertains, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee may grant SARs in tandem with or independently from Options.

(b)    Initial Value of SARs. The Committee shall assign an initial value to each SAR, provided that the initial value may not be less than the aggregate Fair Market Value on the date of grant of the shares of Common Stock to which the SAR pertains.

(c)    Vesting and Conditions of Exercise of SARs. A SAR shall vest and become exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Such restrictions and conditions may, but are not required to, include one or more performance goals described in Section 10.2, as the Committee deems appropriate. Notwithstanding the foregoing, in the case of a SAR that is granted in tandem with an Option, the SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a SAR that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or SAR is exercised.

(d)    Term of SARs. The term of a SAR granted independently from an Option shall be determined by the Committee, but in no event shall such a SAR be exercisable more than ten (10) years from the date of its grant. A SAR granted in tandem with an Option shall have the same term as the Option to which it relates.

(e)     Termination of Service. In the event that a Participant incurs a Termination of Service, the Participant’s SARs shall terminate in accordance with the provisions specified in Article 6 with respect to Options.

(f)    Exercise of SAR and Payment of SAR Value. SARs shall be exercised by the delivery of a written notice of exercise to the Company (or its delegate) in the manner prescribed by the Company (or its delegate), specifying the number of SARs to be exercised. Upon the exercise of a SAR, a Participant shall be entitled to receive (i) the excess of the Fair Market Value on the date of exercise of the shares of Common Stock with respect to which the SAR is being exercised, over (ii) the initial value of the SAR on the date of grant, as determined in accordance with Section 7.1(b) above. Notwithstanding the foregoing, the Committee may specify in an Award Agreement that the amount payable upon the exercise of a SAR shall not exceed a designated amount. As specified by the Committee in the Award Agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock of equivalent value, or a combination of cash and Common Stock. A fractional share of Common Stock shall not be deliverable upon the exercise of a SAR, but a cash payment shall be made in lieu thereof.

(g)    Nontransferability. Except as otherwise set forth herein, SARs granted under the Plan may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and SARs shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer SARs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than fifty percent (50%) of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than fifty percent (50%) of the voting interests; provided, that such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred SARs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and the Award Agreement relating to the expiration or termination of the SARs). The SARs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

(h)    No Stockholder Rights. No Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to a SAR until the issuance of shares (if any) to the Participant pursuant to the exercise of such SAR.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1    Grants of Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may grant Restricted Stock and/or Restricted Stock Units upon the following terms and conditions:

(a)    Award Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Restricted Stock granted or with respect to which the Restricted Stock Units are granted, the Restricted Period, the conditions upon or the time at which the Restricted Period shall lapse, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)    Purchase Price. The Committee shall determine the purchase price, if any, to be paid for each share of Restricted Stock or each Restricted Stock Unit, subject to such minimum consideration as may be required by applicable law.

(c)    Nontransferability. Except as otherwise set forth in the Award Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such shares and the satisfaction of any and all other conditions prescribed by the Committee. Restricted Stock Units may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such Restricted Stock Units and the satisfaction of any and all other conditions prescribed by the Committee.

(d)    Other Restrictions. The Committee may impose such conditions and restrictions on the grant, vesting or retention of Restricted Stock and Restricted Stock Units as it determines, including based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives, including one or more performance goals described in Section 10.2, as the Committee deems appropriate. The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock and Restricted Stock Units or in installments or otherwise as the Committee may deem appropriate.

(e)    Settlement of Restricted Stock Units. After the expiration of the Restricted Period and all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapsed, the Participant shall be entitled to receive the then Fair Market Value (determined as of the date specified in the Award Agreement) of the shares of Common Stock with respect to which such vested Restricted Stock Units were granted. Such amount shall be payable in accordance with the terms of the Award Agreement, with settlement in the time and manner specified therein and in the form of cash, shares of Common Stock (which shares of Common Stock themselves may be shares of Restricted Stock), a combination thereof or in any other form of consideration, as determined by the Committee and specified in the Award Agreement.

(f)    Section 83(b) Election. The Committee may provide in an Award Agreement that an Award of Restricted Stock is subject to the Participant making or refraining from making an election under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

(g)    Termination of Service. Notwithstanding anything herein to the contrary and except as otherwise determined by the Committee, in the event of the Participant’s Termination of Service prior to the expiration of the Restricted Period, all shares of Restricted Stock and Restricted Stock Units with respect to which the applicable restrictions have not yet lapsed shall be forfeited.

(h)    Stockholder Rights.

(i)    Restricted Stock. Except to the extent otherwise provided by the Committee, a Participant that has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors, provided, that the Committee may require that any cash dividends shall be automatically reinvested in additional shares of Restricted Stock.

(ii)    Restricted Stock Units. A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which Restricted Stock Units are granted. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide in an Award Agreement that, if the Board of Directors declares a dividend with respect to the Common Stock, Participants shall receive dividend equivalents with respect to their Restricted Stock Units. Subject to Section 409A of the Code, the Committee may determine the form, time of payment and other terms of such dividend equivalents, which may include cash, Restricted Stock Units, shares of Common Stock, other Awards or other property.

(iii)    Adjustments and Dividends Subject to Plan. With respect to any shares of Restricted Stock or Restricted Stock Units received as a result of adjustments under Section 4.3 hereof and also any shares of Common Stock, Restricted Stock or Restricted Stock Units that result from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8 except to the extent the Committee otherwise determines.

(i)    Issuance of Restricted Stock. A grant of Restricted Stock may be evidenced in such manner as the Committee or the Company shall deem appropriate, including, without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Participant, containing such legends as the Committee deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until (1) the expiration or termination of the Restricted Period for such shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee or (2) the forfeiture of such shares of Restricted Stock. The Committee or the Company may require a Participant to deliver to the Company one or more stock powers, endorsed in blank, or other instruments relating to the shares of Restricted Stock to be held in custody by or for the Company.

ARTICLE 9. STOCK AWARDS

The Committee may grant other types of Stock Awards that involve the issuance of shares of Common Stock or that are denominated in or valued by reference to shares of Common Stock, including, but not limited to, the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Stock Awards may be granted either alone or in addition to other Awards under the Plan. Stock Awards shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Stock Award pertains (or cash equivalent thereof), the form in which the Stock Award shall be paid and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

ARTICLE 10. PERFORMANCE AWARDS

10.1    Performance Awards. The Committee is authorized to make any Award under this Plan with respect to which the grant of such Award and/or the vesting, exercisability, lapse of restrictions and/or settlement of such Award may be based upon the attainment of certain performance goals established by the Committee and with such other terms and conditions established by the Committee. Such an Award may, but need not, require the completion of a specified period of service with the Company and/or a Subsidiary. The length of any performance period, the performance goals to be achieved during such period, and the measure of whether and to what degree such performance goals have been attained and other applicable terms and conditions have been satisfied shall be determined by the Committee.

10.2    Performance Goals. The Committee may establish performance goals for any Award, which may be based on any criteria selected by the Committee in its sole discretion, including (but not limited to) any one or more of the following: stock price; market share; earnings per share (basic or diluted); net earnings; operating or other earnings; gross or net profits; revenues; financial return ratios; stockholder return; cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); cash position; return on equity; return on investment; debt rating; sales (including Company-wide sales and dealership sales); expense reduction levels; debt levels (including borrowing capacity); return on assets (gross or net); debt to equity ratio; debt to capitalization ratio; consummation of debt offerings; consummation of equity offerings; growth in assets, sales, or market share; customer satisfaction; reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations (including the attainment of a certain level of reduction in such debt); share count reduction; gross or operating margins; contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants); or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance criteria may have such definitions as the Committee may specify and the Committee shall have the authority to define the manner of measuring the performance criteria it selects to use for a performance period.

Performance goals may be based on the performance of the Company and/or one or more of its Subsidiaries as a whole or with respect to one or more business or operational units or segments, divisions, product lines, brands, or departments of the Company and/or one or more of its Subsidiaries or any combination thereof, or otherwise, as the Committee may deem appropriate. Performance goals also may be expressed by reference to the Participant’s individual performance with respect to a performance criteria.

Performance goals may be expressed in such form as the Committee shall determine, including either in absolute or relative terms (including, but not by way of limitation, by relative comparison to a pre-established target, to previous years or to other companies or other external measures), in percentages, in terms of growth over time or otherwise. Performance goals may be objective or subjective and do not have to be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria).

The Committee may provide for the adjustment of performance goals applicable to any Awards to exclude the impact of any unusual, infrequently occurring or non-recurring event or transaction or such other events or occurrences as the Committee may determine. The Committee shall also have the authority to provide, in an Award Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include but are not limited to a Change of Control, a recapitalization, a change in the accounting practices of the Company, or the Participant’s death or Disability.

If the Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company or a Subsidiary or the manner in which the Company or a Subsidiary conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals with respect to an outstanding Award in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted, or transferred to a different business unit or function, the Committee may determine that the performance goals or performance period are no longer appropriate and may adjust, change, or eliminate the performance goals or the applicable performance period with respect to an outstanding Award as it deems appropriate to make such goals and period substantially comparable to the initial performance goals and period.

ARTICLE 11. CHANGE IN CONTROL

11.1    Impact on Options and SARs. Notwithstanding any other provision of the Plan, all outstanding Options and SARs shall become fully vested and exercisable on and after (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control.

In addition, for each Option with an Option Price and each SAR with an initial value (as described in Section 7.1(b)) greater than the consideration per share of Common Stock offered in connection with the Change in Control, the Committee may in its discretion elect to cancel such Option or SAR in connection with such Change in Control without any payment to the holder thereof.

11.2    Impact on Restricted Stock and Restricted Stock Units. Notwithstanding any other provision of the Plan, all Awards of Restricted Stock and Restricted Stock Units (including any such Awards that are Performance Awards) shall be deemed vested, all restrictions shall be deemed lapsed, all terms and conditions shall be deemed satisfied and the Restricted Period with respect thereto shall be deemed to have ended as of (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control. Stock Awards.

11.3    Stock Awards. shall be subject to the terms of the applicable Award Agreement regarding a Change in Control.

ARTICLE 12. FORFEITURE and CLAWBACK

12.1     Forfeiture and Recoupment. Notwithstanding any other provision of the Plan to the contrary, an Award Agreement may provide that an Award and/or a Participant’s rights, payments and benefits with respect to an Award (including Awards that have become vested and exercisable), including, without limitation, the right to receive an Award, to exercise an Award, to retain an Award or other Awards, to retain cash or Common Stock acquired in connection with an Award and/or to retain the profit or gain realized by the Participant in connection with an Award shall be subject to reduction, rescission, cancellation, forfeiture or recoupment upon the occurrence of certain events (including, but not limited to, Termination of Service for Cause, breach of confidentiality or other restrictive covenants that apply to the Participant, engaging in competition against the Company, or other conduct or activity by the Participant that is detrimental to the business or reputation of the Company), whether during or after termination, in addition to any forfeitures due to a vesting schedule, performance conditions, Termination of Service or other conditions of an Award and any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise.

12.2 Company Policies/Clawback. All Awards granted under the Plan also shall be subject to the terms and conditions of any applicable law and applicable policies and procedures adopted by the Company from time to time regarding hedging, clawbacks, forfeitures or recoupments. Without limiting the foregoing, (a) by acceptance of any Award, each Participant agrees to repay to the Company (and cooperate and assist the Company with recouping and recovery of) any amount that may be required to be repaid under any such policies or procedures and/or other applicable law or stock exchange listing requirements or rules, and (b) the Committee may, to the extent permitted or required by applicable law, stock exchange listing requirements or rules, and/or any applicable Company policy, cancel or require reimbursement of any Awards granted to a Participant or any shares of Common Stock issued or cash or other property received upon vesting, exercise, or settlement of any such Awards or sale of shares of Common Stock with respect to such Awards. The establishment, implementation or application of any policies and procedures described in this Section shall not be deemed a triggering event for purposes of any definition of “good reason” for resignation or any “constructive termination.”

ARTICLE 13. AMENDMENT, SUSPENSION AND TERMINATION

13.1    Amendment, Suspension and Termination of Plan. The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided that, any such amendment, suspension or termination of the Plan shall be subject to the requisite approval of the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Section 422 thereof), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements or rules or any other law or regulation; or (b) if such amendment is intended to allow the Option Price of outstanding Options to be reduced by repricing or replacing such Options. Unless sooner terminated by the Board, the Plan shall terminate at 11:59 p.m. on February 10, 2036. No further Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any outstanding Awards previously granted. Except as otherwise provided by the Plan or an Award Agreement or to the same extent as provided in Section 13.2, no amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the Participant’s consent.

13.2    Amendment of Awards. The Committee may at any time amend the terms of an Award previously granted to a Participant, but no such amendment shall adversely affect in any material way the rights of the Participant without the Participant’s consent except as otherwise provided in the Plan or the Award Agreement. Notwithstanding anything in the Plan to the contrary, subject to the limitations of applicable law, if any, the Committee may amend the terms of any one or more Awards without the affected Participant’s consent (a) to modify the form of settlement of the Award (e.g., from shares of Common Stock to cash or vice versa), (b) to modify, amend or adjust performance goals and other changes with respect to Performance Awards as permitted by Article 10 and to impose clawback, forfeiture or recoupment provisions as permitted by Section 12.2, or (c) if the Committee determines that the amendment is in the best interest of the affected Participant. For the avoidance of doubt, any amendment, adjustment or modification of an Award pursuant to Section 4.3 or Article 11 shall not be considered to adversely affect in any material way a Participant’s rights under any Award.

13.3    Compliance Amendments. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and/or the Committee may amend any outstanding Award in any respect it deems necessary or advisable to comply with applicable law or to address other regulatory matters without obtaining a Participant’s consent, including, but not limited to, reforming (including on a retroactive basis, if permissible and applicable) any terms of an outstanding Award to comply with or meet an exemption from Section 409A of the Code, if necessary or desirable to maintain the status of an Option as an Incentive Stock Option, or to comply with any other applicable laws, regulations, exchange listing requirements or rules, or tax or accounting rules or requirements (including changes thereto).

ARTICLE. 14 WITHHOLDING

14.1    Tax Withholding Requirements. The Company and its Subsidiaries shall have the power and the right to deduct or withhold from cash payments or, subject to Section 14.2, other property to be paid to the Participant, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local or foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan. The Company shall not be required to issue, deliver or release restrictions on any shares of Common Stock or to settle any Awards payable hereunder if such withholding requirements have not been satisfied.

14.2    Withholding Arrangements. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder that are to be paid in the form of cash or shares of Common Stock, at the sole discretion of the Committee and pursuant to such procedures as it may specify, the Committee may require or permit the Participant to satisfy the Participant’s withholding obligations (a) by delivering cash or having the Company or the applicable Subsidiary withhold an amount from cash otherwise due the Participant; and/or (b) by having the Company or the applicable Subsidiary withhold or retain from an Award shares of Common Stock, or by the Participant delivering sufficient shares of Common Stock the Participant already owns (which are not subject to any pledge or security interest), sufficient to cover the amount required to be withheld, as determined by the Company using rates of up to the maximum applicable statutory rate in a Participant’s jurisdiction; provided, that (i) any such share withholding or delivery can be effected without causing liability under Section 16(b) of the Exchange Act and (ii) the Committee may permit share withholding in excess of the minimum required statutory amount so long as such share withholding will not trigger classification of the Award as a liability for financial accounting purposes. Notwithstanding the foregoing, the Committee shall have the right to restrict a Participant’s ability to satisfy tax obligations through share withholding and delivery as it may deem necessary or appropriate.

ARTICLE 15. GENERAL PROVISIONS
15.1    Restrictions on Stock Ownership/Legends. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired pursuant to the exercise of an Option or SAR or in connection with any other Award under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Participant is otherwise vested in such Common Stock. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable and the Committee or the Company may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

15.2    Deferrals. Subject to Section 15.11, the Committee may require or permit a Participant to defer receipt of the delivery of shares of Common Stock or other payments pursuant to Awards under the Plan that otherwise would be due to such Participant. Subject to Section 15.11, any deferral elections shall be subject to such terms, conditions, rules and procedures as the Committee shall determine.

15.3    No Employment or Service Rights. Nothing in the Plan, any Award Agreement or other instrument issued or executed in connection with any Award nor the fact of any grant of an Award shall confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary nor interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment by, or performance of services for, the Company or Subsidiary (or to modify the capacity in which such Participant is employed by or provides services to the Company or any Subsidiary) at any time for any reason.

15.4    No Rights to Awards; Non-Uniform Awards. No person shall have any claim or right to be selected to receive an Award under this Plan. None of the Company, its Subsidiaries, the Board or the Committee is obligated to treat individuals uniformly with respect to the Plan and Awards hereunder (whether or not such individuals are similarly situated), and the form, amount, terms and conditions of Awards need not be the same with respect to each Participant. Any Award granted under the Plan does not constitute a promise of future or additional grants.

15.5    Additional Agreements. For the avoidance of doubt, a Participant to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to noncompetition or other restrictive covenants in favor of the Company and its Subsidiaries and/or with respect to an Award that may be exercised or settled or otherwise remain outstanding following such Participant’s Termination of Service to a general release of claims in favor of the Company and its Subsidiaries.

15.6    No Trust or Fund Created. To the extent that any person acquires a right to receive Common Stock, cash payments or other property under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property from its general assets with respect to any Awards under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or any Subsidiary, on the one hand, and any Participant or other person, on the other hand. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or the applicable Subsidiary.

15.7    Restrictions on Transferability. Except as otherwise provided herein or in an Award Agreement, no Award or any shares of Common Stock subject to an Award that have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award or any shares of Common Stock in violation of the Plan or an Award Agreement shall relieve the Company and its Subsidiaries from any obligations to the Participant thereunder.

15.8    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

15.9    Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Participants who are subject to Section 16 of the Exchange Act, this Plan and Awards granted hereunder are intended to comply with the provisions of and satisfy the requirements for exemption under Rule 16b-3 or any successor rule under the Exchange Act. If any provision of the Plan or of any Award would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

15.10    Approvals and Listing. The Company shall not be required to grant, issue or settle any Awards or issue any shares of Common Stock (or certificates therefor) under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency that the Company shall, in its sole discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental or regulatory body that the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any recipient of an Award make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

15.11    Compliance with Code Section 409A. It is generally intended that the Plan and all Awards granted hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated, interpreted and administered accordingly. No Award (or modification thereof) shall provide for a deferral of compensation (within the meaning of and subject to Section 409A of the Code) that does not comply with Section 409A of the Code and the Award Agreement shall incorporate the terms and conditions required by Section 409A of the Code, unless the Committee, at the time of grant (or modification, as the case may be), provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, the Committee may amend or vary the terms of Awards under the Plan in order to conform such terms to the requirements of Section 409A of the Code. Except as may be provided in an Award Agreement, to the extent that any Award provides for a deferral of compensation subject to Section 409A of the Code and the Participant is a “specified employee” (within the meaning of Section 409A of the Code and determined by the Company in accordance with its procedures), benefits payable under the Award that are required to be postponed under Section 409A of the Code following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) shall not be paid until after six (6) months following such separation from service (except as Section 409A of the Code may permit), but shall instead be accumulated and paid in a lump sum on the first business day following expiration of such six (6)-month period. To the extent an Award does not provide for a deferral of compensation subject to Section 409A of the Code, but may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, and to the extent necessary, are incorporated herein by reference. Notwithstanding any other provisions of the Plan or any Award Agreement, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award granted hereunder complies with or is exempt from Section 409A of the Code, and neither the Company nor any Subsidiary shall have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

15.12    Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

15.13    No Obligation to Notify. Neither the Company nor the Committee shall have any duty or obligation to any holder of an Award to advise such holder as to the time or manner of exercising such Award. Furthermore, neither the Company nor the Committee shall have any duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. Neither the Company nor the Committee has any duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

15.14    Tax Disclaimer. Notwithstanding any provision of the Plan to the contrary, none of the Company, its Subsidiaries, the Board or the Committee represent or warrant the tax treatment under any federal, state, local or foreign laws or regulations thereunder of any Award granted or any shares of Common Stock issued or amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under any such laws and regulations. In no event shall the Board or the Committee (or any of their respective members) or the Company or its Subsidiaries (or their employees, officers or directors) have any liability to any Participant (or any other party) due to the failure of an Award to satisfy the requirements of or an exemption from Rule 16b-3 or Sections 409A or 422 of the Code or for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, settlement, or payment of or with respect to any Award under this Plan.

15.15    Relationship to Other Plans. Awards under the Plan shall not be treated as compensation or taken into account in determining benefits for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its Subsidiaries, unless otherwise provided by such other plan, program or agreement or required by applicable law.

15.16    Construction. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural. References herein to applicable law also shall include, even if not specifically stated, reference to applicable regulations and other authoritative guidance thereunder.

15.17    Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its sole discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision were omitted.

15.18    Participants Outside of the United States. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, (a) adopt such rules and procedures as it determines are necessary or appropriate to permit participation in the Plan by Participants who are foreign nationals or employed outside of the United States; and/or (b) vary, modify or amend the terms of Awards made to or held by a Participant in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to or accommodate differences in laws, rules, regulations, customs or policies of each jurisdiction outside of the United States where the Participant is located or employed or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. The Committee also may establish administrative rules and procedures to facilitate the operation of the Plan in such foreign jurisdictions. The Committee also is authorized to adopt sub-plans to achieve the purposes of this Section 15.18. An Award made pursuant to this Section 15.18 may have terms that are inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the affected Participant.

15.19    Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR, except to the extent any income derived by a non-exempt employee in connection with the earlier exercise or vesting of an Option or SAR would be exempt from his or her regular rate of pay. The provisions of this Section 15.19 will apply to all such relevant Awards and are hereby incorporated by reference into such Award Agreements.

15.20    Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof). The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or any Awards granted hereunder will be exclusively in the courts of the Mecklenburg County, North Carolina, including the federal courts located therein (should federal jurisdiction exist).

15.21    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor of the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company or other transaction.

15.22    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

APPENDIX B
SONIC AUTOMOTIVE, INC.
2012 FORMULA RESTRICTED STOCK AND DEFERRAL PLAN
FOR NON-EMPLOYEE DIRECTORS
Amended and Restated Effective as of April 29, 2026

ARTICLE 1.    PURPOSE AND EFFECTIVE DATE

1.1    Purpose of the Plan. The purpose of the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors (the “Plan”) is to promote the interests of the Company and its stockholders by providing Non-Employee Directors with an opportunity to acquire ownership in the Company in order to more closely align their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract and retain highly qualified Non-Employee Directors. The Plan is intended to constitute a “formula plan” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and shall be construed accordingly. The Plan also is intended to permit Non-Employee Directors to defer receipt of awards granted under the Plan.

1.2    Original Effective Date. The Plan was originally adopted by the Board of Directors on February 22, 2012 as the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors, and became effective upon the requisite approval of the Company’s stockholders at the 2012 Annual Meeting of Stockholders. At that time, the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors, amended and restated as of May 11, 2009, automatically terminated and no further restricted stock awards may be granted thereunder.

1.3    Restatement Effective Dates. The Plan was first amended and restated, with the Plan renamed as the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors, effective as of April 18, 2017 upon the requisite approval of the Company’s stockholders at the 2017 Annual Meeting of Stockholders. The Plan was again amended and restated effective as of April 29, 2020 upon the requisite approval of the Company’s stockholders at the 2020 Annual Meeting of Stockholders. The Plan was further amended and restated effective as of May 15, 2023 upon the requisite approval of the Company’s stockholders at the 2023 Annual Meeting of Stockholders. This fourth amendment and restatement is a continuation of the Plan, and it shall be effective as of April 29, 2026, subject to and effective upon the requisite approval of the Company’s stockholders at the 2026 Annual Meeting of Stockholders.

1.4    Deferral Component of Plan. The deferral component of the Plan is an unfunded, nonqualified plan intended to comply with Section 409A of the Code.

ARTICLE 2. DEFINITIONS

2.1    Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a)    “Annual Cash Retainer” means the aggregate amount of $105,000, which is the amount to be earned by a Non-Employee Director for service as a member of Board with respect to the Retainer Period, payable in the form of quarterly cash installments during such Retainer Period. For the avoidance of doubt, the Annual Cash Retainer excludes any Board leadership fees, committee chair and service fees, and any meeting fees.

(b) “Annual Restricted Stock Unit” or “Annual RSU” means a non-voting unit of measurement that represents the contingent right to receive a share of Common Stock in the future, granted pursuant to Section 6.1(a). Annual Restricted Stock Units are not actual shares of Common Stock.

(c)    “Average Market Value” means the average of the closing sale price of the Common Stock on the principal securities exchange on which the Common Stock is then traded for the twenty (20) trading days immediately preceding the Grant Date.

(d)    “Board” or “Board of Directors” means the Board of Directors of the Company.

(e)    “Change in Control” means any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of the Company.

(f)    “Change in Control Event” means a Change in Control that also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.

(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

(h)    “Common Stock” means the Class A Common Stock of the Company, par value $0.01 per share.

(i)    “Company” means Sonic Automotive, Inc., a Delaware corporation, or any successor thereto.

(j)    “Deferred Restricted Stock Unit” or “Deferred RSU” means an award granted under this Plan that would have been an Annual Restricted Stock Unit but with respect to which the Non-Employee Director has made a timely deferral election in accordance with Section 5.2(a) and Article 7. Deferred Restricted Stock Units are not actual shares of Common Stock.

(k)    “Deferred RSU Account” means a notional bookkeeping account maintained by the Company with respect to a Non-Employee Director’s vested Deferred RSUs in accordance with Article 7.

(l)    “Director” means a member of the Board of Directors.

(m)    “Disability” means, for purposes of vesting, a permanent and total disability as described in Section 22(e)(3) of the Code.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.

(o)    “Grant Date” means the date on which a grant of a Restricted Stock Award is made to a Non-Employee Director pursuant to Section 6.1.

(p)    “Interim Restricted Stock Unit” or “Interim RSU” means a non-voting unit of measurement that represents the contingent right to receive a share of Common Stock in the future, granted pursuant to Section 6.1(b). Interim Restricted Stock Units are not actual shares of Common Stock.
(q)    “Non-Employee Director” means a member of the Board of Directors who is not an employee of the Company or any of its Subsidiaries. If a Non-Employee Director who has been granted Restricted Stock Awards under the Plan ceases to be a Non-Employee Director but continues to be a Director, references in this Plan to “Non-Employee Director” also shall include such a Director to the extent the Director has an outstanding Restricted Stock Award under the Plan.

(r)    “Plan” means this Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors, as amended from time to time.

(s)    “Retainer Period” means the twelve-month period beginning each April 1 and ending the following March 31.

(t)    “Retainer RSU Election” has the meaning given to such term in Section 5.2(b).

(u)    “Restricted Stock Award” means an award of Annual Restricted Stock Units, Interim Restricted Stock Units or Deferred Restricted Stock Units, as applicable.

(v)    “Separation from Service” means the date on which the Director ceases to be a member of the Board and incurs a “separation from service” within the meaning of Section 409A of the Code. However, in applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining whether another organization is treated together with the Company as a single “service recipient” under Section 414(b) of the Code, and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining whether another organization is treated together with the Company as a single “service recipient” under Section 414(c) of the Code, 80% shall remain the applicable percentage in making such determinations. Whether a Separation from Service has occurred shall be determined in accordance with Section 409A of the Code.

(w)    “Unforeseeable Emergency” means a severe financial hardship to the Director resulting from (i) an illness or accident of the Director, the Director’s spouse or the Director’s dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)); (ii) loss of the Director’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster); or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director.

(x)    “Vesting Date” means, with respect to a particular Restricted Stock Award of Annual Restricted Stock Units, Interim Restricted Stock Units or Deferred Restricted Stock Units, the date on which the Restricted Stock Award vests.

ARTICLE 3. ADMINISTRATION

Subject to the provisions of the Plan, the Board shall have full and exclusive power to administer the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; to review and determine all claims for payments or otherwise made under or with respect to the Plan; to correct any defect, supply any omission and reconcile any inconsistency in the Plan or any agreement or instrument entered into under the Plan; to determine all questions arising under the Plan; and to delegate routine administrative and record keeping responsibilities under the Plan; provided, however, that the form, amount, price and timing of Restricted Stock Awards to be granted under the Plan shall be determined in accordance with the terms of the Plan without further action by the Board. Determinations made with respect to an individual Non-Employee Director shall be made without participation by such Non-Employee Director. All determinations, decisions and interpretations made by the Board pursuant to the provisions of the Plan shall be final, conclusive and binding on all parties, including Non-Employee Directors, the Company, the Company’s stockholders, and any other interested persons.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

4.1    Stock Available Under the Plan. Subject to adjustments as provided in Section 4.2, the aggregate number of shares of Common Stock that may be issued in connection with Restricted Stock Awards granted under the Plan is Six Hundred Thousand (600,000) shares of Common Stock. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Restricted Stock Awards that are forfeited or canceled or otherwise are terminated in whole or in part for any reason shall be available for further awards under the Plan.

4.2    Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Board to (a) the maximum number and kind of shares that may be issued under the Plan as set forth in Section 4.1; and (b) the number and kind of shares that are subject to then outstanding Restricted Stock Awards (including Deferred Restricted Stock Units). Notwithstanding the foregoing, the Board, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock covered by an outstanding Restricted Stock Award. Notwithstanding the foregoing, adjustments under this Section 4.2 shall, to the extent practicable and applicable, be made in a manner consistent with legal, tax (including with respect to Section 409A of the Code), and accounting requirements.

ARTICLE 5. PARTICIPATION AND RESTRICTED STOCK AWARD ELECTIONS

5.1    Eligibility. Each Non-Employee Director shall be eligible to receive Restricted Stock Awards as described below in Article 6 during his tenure as a Non-Employee Director.

5.2    Restricted Stock Award Elections.

(a)    Annual Grants. Beginning with the 2023 Annual Meeting of Stockholders, an annual grant of a Restricted Stock Award to a Non-Employee Director pursuant to Section 6.1(a) below shall be made in the form of Annual Restricted Stock Units unless the Non-Employee Director makes an irrevocable written election to receive such annual grant in the form of Deferred Restricted Stock Units and, subject to vesting of such Deferred Restricted Stock Units, thereby to defer receipt of the corresponding shares of Common Stock to a future date in accordance with Article 7. For the avoidance of doubt, such an election will apply to the Restricted Stock Award in its entirety and no partial elections may be made. A Non-Employee Director who wishes to be granted Deferred Restricted Stock Units for a particular Grant Date must make a written election no later than December 31 of the calendar year prior to the calendar year in which the Restricted Stock Award will be granted pursuant to this Plan. All deferral elections must be in such form as the Company may prescribe and shall become irrevocable as of such December 31. Any such election shall be effective only for the Restricted Stock Award made in the following calendar year and shall not carry over to any subsequent calendar year. A new separate election must be submitted with respect to each Restricted Stock Award. For the avoidance of doubt, no deferral election may be made with respect to Annual Restricted Stock Units granted pursuant to a Retainer RSU Election (as described in Section 5.2(b) below) made for the Retainer Period beginning April 1, 2023.

(b)    RSU Election for Annual Cash Retainer. Commencing with the Retainer Period beginning April 1, 2023, an eligible Non-Employee Director may elect to forego payment of all or a portion of the Non-Employee Director’s Annual Cash Retainer for a Retainer Period and receive Annual Restricted Stock Units in lieu of the amount made subject to such election (a “Retainer RSU Election”), with such Retainer RSU Election to be made in accordance with Section 5.2(b)(i) below. The number of Annual Restricted Stock Units to be granted to a Non-Employee Director who timely makes a Retainer RSU Election for a Retainer Period shall be determined in accordance with Section 6.1(a). Notwithstanding the foregoing, no Retainer RSU Election may be made to the extent the Non-Employee Director makes an election to defer payment of the Annual Cash Retainer under the Company’s Deferred Compensation Plan. If an eligible Non-Employee Director does not make a timely Retainer RSU Election for a Retainer Period, no Annual Restricted Stock Units shall be granted to the Non-Employee Director in lieu of any portion of the Annual Cash Retainer relating to such Retainer Period.

(i)    Retainer RSU Election Procedures. A Retainer RSU Election must be submitted in writing to the individual designated by the Company in such form as the Company may prescribe. The first Retainer Period for which a Retainer RSU Election may be made is the Retainer Period beginning April 1, 2023. The deadline to make a Retainer RSU Election for such first Retainer Period is March 15, 2023, and the deadline to make a Retainer RSU Election for any subsequent Retainer Period shall be December 31 (or such earlier deadline prescribed by the Company) of the calendar year immediately preceding the calendar year in which the Retainer Period begins. Any Retainer RSU Election shall be irrevocable as of the deadline for making such election, and will be subject to such rules, conditions and procedures as shall be determined by the Board in its sole discretion. A Retainer RSU Election shall be effective only for the Annual Cash Retainer attributable to the Retainer Period to which such Retainer RSU Election relates and shall not carry over to any subsequent Annual Cash Retainer or Retainer Period. A new separate Retainer RSU Election must be submitted with respect to the Annual Cash Retainer for each Retainer Period.

(ii)    Eligibility for New Non-Employee Directors to Make Retainer RSU Elections. A new Non-Employee Director shall first be eligible to make a Retainer RSU Election for the Retainer Period that begins after the end of the calendar year in which the new Non-Employee Director became a member of the Board; provided that the Non-Employee Director timely makes a Retainer RSU election by the applicable deadline in accordance with this Section 5.2(b).

(c)    Interim Grants to New Non-Employee Directors. An interim grant of a Restricted Stock Award to an eligible new Non-Employee Director shall be made in the form of Interim Restricted Stock Units pursuant to Section 6.1(b) below. No election shall be available to receive such interim grant in the form of Deferred Restricted Stock Units or to defer receipt of the corresponding shares of Common Stock to a future date beyond the settlement date for such Interim Restricted Stock Units as described in Section 6.4.

ARTICLE 6. FORMULA GRANTS OF RESTRICTED STOCK AWARDS

6.1    Formula Grants of Restricted Stock. Subject to the terms of the Plan, Restricted Stock Awards shall be granted to Non-Employee Directors automatically and without further action of the Board of Directors as follows:

(a)    Annual Grants. On the first business day following each annual meeting of the Company’s stockholders (beginning with the 2023 Annual Meeting of Stockholders), each Non-Employee Director who is then a member of the Board shall receive a grant of such number of Annual Restricted Stock Units that equals (i) the sum of $195,000 plus the dollar amount subject to the Non-Employee Director’s Retainer RSU Election (if any), divided by (ii) the Average Market Value of the Common Stock as of the Grant Date, rounded up to the nearest whole unit; provided, however, that if the Non-Employee Director timely made an irrevocable election to instead be granted Deferred Restricted Stock Units, the Non-Employee Director instead shall be credited with that same number of Deferred Restricted Stock Units. Notwithstanding the foregoing, only Annual Restricted Stock Units (and not Deferred Restricted Stock Units) may be granted pursuant to a Retainer RSU Election made for the Retainer Period beginning April 1, 2023. The Annual Restricted Stock Units or Deferred Restricted Stock Units, as applicable, covered by such Restricted Stock Award shall vest in full on the earlier of (i) the first anniversary of the Grant Date or (ii) the day before the next annual meeting of the Company’s stockholders following the Grant Date. Vesting on any such date is subject to continued service as a Director (whether or not in the capacity of a Non-Employee Director) through such date.

(b)    Interim Grants to New Non-Employee Directors. If a Non-Employee Director initially becomes a member of the Board during a calendar year but after the annual meeting of the Company’s stockholders has been held for such year, the Non-Employee Director shall receive a grant, effective as of the date of such initial appointment to the Board, of such number of Interim Restricted Stock Units that equals $195,000 divided by the Average Market Value of the Common Stock as of the Grant Date, rounded up to the nearest whole unit. The Interim Restricted Stock Units covered by such Restricted Stock Award shall vest in full on the first anniversary of the Grant Date. Vesting on such date is subject to continued service as a Director (whether or not in the capacity of a Non-Employee Director) through such date.

(c)    Pro Rata Allocation. If, on any Grant Date, the number of shares of Common Stock with respect to which Annual Restricted Stock Units, Interim Restricted Stock Units and Deferred Restricted Stock Units shall be granted pursuant to this Section 6.1 exceeds the number of shares then available for issuance under the Plan, the number of Annual Restricted Stock Units, Interim Restricted Stock Units and Deferred Restricted Stock Units to be granted to the Non-Employee Directors on such Grant Date shall be reduced on a pro rata basis
.
6.2    Termination of Service. Except as provided in Section 6.3 below which shall apply in the event of a termination of service immediately prior to or upon a Change in Control Event, if a Director’s service on the Board terminates for any reason other than the Director’s death or Disability, all Annual Restricted Stock Units, Interim Restricted Stock Units and, if applicable, Deferred Restricted Stock Units not vested at the time of such termination shall be immediately and automatically forfeited by such Director. If a Director’s service on the Board terminates by reason of the Director’s death or Disability, the Annual Restricted Stock Units, Interim Restricted Stock Units and Deferred Restricted Stock Units held by the Director shall vest in full as of the date of such termination.

6.3    Change in Control Event. Notwithstanding any other provision of the Plan, all Annual Restricted Stock Units, Interim Restricted Stock Units and Deferred Restricted Stock Units shall be deemed vested as of (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control Event or (b) the third business day prior to the effective date of any other Change in Control Event.

6.4    Settlement of Annual Restricted Stock Units and Interim Restricted Stock Units. On or as soon as administratively practical following the applicable Vesting Date of Annual Restricted Stock Units and Interim Restricted Stock Units, and in any event, within thirty (30) days after the applicable Vesting Date, such Annual Restricted Stock Units or Interim Restricted Stock Units shall be settled in a single complete distribution and paid to the Director in the form of an equivalent number of whole shares of Common Stock and any dividend equivalents attributable to the Annual Restricted Stock Units or Interim Restricted Stock Units shall be paid to the Director in cash in a single lump sum.

6.5    Stockholder Rights. A Non-Employee Director who has been granted Annual Restricted Stock Units, Interim Restricted Stock Units or Deferred Restricted Stock Units shall have no rights as a stockholder of the Company, no dividend rights (except as provided in Section 6.6 below), and no voting rights with respect thereto or any shares of Common Stock covered thereby until the Director has become the holder of record of such shares. Except as otherwise provided in the Plan, including Section 6.6 below, no adjustments will be made for distributions (whether in cash, units, securities or other property) by the Company or other rights for which the record date is prior to the date that the Director has become the holder of record of such shares of Common Stock.

6.6    Dividend Equivalents. If the Board of Directors of the Company declares a cash dividend during a calendar year with respect to the Common Stock, the Company shall credit the Director with an amount equal to the dividend paid with respect to a share of Common Stock for each of his Annual Restricted Stock Units, Interim Restricted Stock Units and, prior to vesting thereof, Deferred Restricted Stock Units, in each case, that are outstanding on (and have not been forfeited or settled prior to) the applicable record date. Dividend equivalents shall be retained by the Company on behalf of the Director, and shall be credited and accumulate without interest. Dividend equivalents credited pursuant to the foregoing provisions of this Section 6.6 shall be subject to the same vesting, settlement and other relevant terms, conditions and restrictions as the Annual Restricted Stock Units, Interim Restricted Stock Units or Deferred Restricted Stock Units to which they relate; provided, however, that the amount of any vested dividend equivalents shall be paid in cash. If Annual Restricted Stock Units, Interim Restricted Stock Units and/or Deferred Restricted Stock Units are forfeited, any dividend equivalents attributable thereto also are forfeited. Dividend equivalents with respect to Deferred Restricted Stock Units, including the crediting of dividend equivalents after the Vesting Date, are further addressed in Article 7.

6.7    Death Beneficiaries. A Non-Employee Director who holds an outstanding Restricted Stock Award under the Plan may designate (in such form and manner determined by the Company) a beneficiary to receive shares of Common Stock and cash payment for dividend equivalents that may be payable under the Plan following the Non-Employee Director’s death. The Non-Employee Director may change such designation from time to time, and the last written designation properly executed and delivered (as directed by the Company) prior to the Non-Employee Director’s death will control. If a Non-Employee Director does not properly designate a beneficiary, or if no designated beneficiary survives the Non-Employee Director, or if the designated beneficiary survives the Non-Employee Director but dies before payment is made, then payment shall be made to the estate of the Non-Employee Director. The Board (or its authorized delegate) may determine the identity of such beneficiaries as necessary and shall incur no responsibility by reason of the delivery of a payment in accordance with any such determination made in good faith.

6.8    Award Agreement. Each grant of a Restricted Stock Award shall be evidenced by and subject to the terms of an award agreement between the Non-Employee Director and the Company, in the form approved from time to time by the Board.

ARTICLE 7. DEFERRED RESTRICTED STOCK UNITS

7.1    Deferral and Payment Election for Deferred RSUs.

(a)    Irrevocable Election. In accordance with Section 5.2(a), a Non-Employee Director who wishes to receive Deferred Restricted Stock Units for a particular Grant Date in lieu of Annual Restricted Stock Units must make a written election no later than December 31 of the calendar year prior to the calendar year in which the Restricted Stock Award will be granted pursuant to this Plan. By making such election, the Non-Employee Director shall thereby make an irrevocable election to defer the settlement of all, but not less than all, of the Deferred Restricted Stock Units to be granted to such Non-Employee Director and, subject to vesting of such Deferred Restricted Stock Units, thereby defer receipt of the corresponding shares of Common Stock to a future date as described in Section 7.1(b) after the Deferred Restricted Stock Units vest. All deferral elections must be submitted in writing to the individual designated by the Company in such form as the Company may prescribe and shall become irrevocable as of such December 31. Any deferral election shall be effective only for the Restricted Stock Award made in the following calendar year and shall not carry over to any subsequent calendar year. A new separate election must be submitted with respect to each Restricted Stock Award.

(b)    Time and Form of Settlement for Deferred RSUs. A Non-Employee Director’s vested Deferred Restricted Stock Units shall be settled in accordance with Section 7.3 in the form of a single lump sum payment of the equivalent number of shares of Common Stock upon the earliest to occur of the following: (i) the Non-Employee Director’s Separation from Service, (ii) a Change in Control Event, (iii) a specified payment date designated by the Non-Employee Director in his deferral election (which date must be a permitted payment date under Section 409A of the Code and must follow the expiration of at least three years from the Grant Date of such Deferred Restricted Stock Units), or (iv) the Non-Employee Director’s death.

If the Non-Employee Director’s initial deferral election included a specified payment date as described above in Section 7.1(b)(iii), the Non-Employee Director may make a subsequent election to further defer settlement of such vested Deferred Restricted Stock Units if such election is made at least one (1) year prior to the originally selected specified payment date and the subsequent specified payment date is at least five (5) years after the originally selected specified payment date. In such case, the Non-Employee Director’s vested Deferred Restricted Stock Units shall be settled in accordance with Section 7.3 in the form of a single lump sum payment of the equivalent number of shares of Common Stock upon the earliest to occur of the following: (i) the Non-Employee Director’s Separation from Service, (ii) a Change in Control Event, (ii) the specified payment date designated by the Non-Employee Director in his subsequent deferral election (which date must be a permitted payment date under Section 409A of the Code), or (iv) the Non-Employee Director’s death.

(c)    Deferred RSU Account. A Deferred RSU Account shall be established and maintained by the Company on behalf of each Non-Employee Director/ who is credited with vested Deferred Restricted Stock Units. Upon the vesting of such Deferred Restricted Stock Units, the Non-Employee Director’s Deferred RSU Account shall be credited with that same number of Deferred Restricted Stock Units and, in accordance with Section 6.6, any dividend equivalents attributable to such Deferred Restricted Stock Units as of such Vesting Date. Thereafter, the Non-Employee Director’s Deferred RSU Account shall be credited with any additional applicable dividend equivalents attributable to such Deferred Restricted Stock Units in accordance with Section 7.2.

7.2    Dividend Equivalents. If, after the Vesting Date for a Non-Employee Director’s Deferred Restricted Stock Units, the Board of Directors of the Company declares a cash dividend during a calendar year with respect to the Common Stock, the Non-Employee Director’s Deferred RSU Account shall be credited with an amount equal to the dividend paid with respect to a share of Common Stock for each of his Deferred Restricted Stock Units that are outstanding on (and have not been settled prior to) the applicable record date. Dividend equivalents credited to a Director’s Deferred RSU Account shall be paid in a single cash lump sum at the same time that the vested Deferred Restricted Stock Units are settled in accordance with Section 7.1(b) and Section 7.3. Dividend equivalents credited to a Deferred RSU Account shall be credited and accumulate without interest.

7.3    Settlement of Deferred Restricted Stock Units.

(a)    Separation from Service. If a Non-Employee Director’s vested Deferred Restricted Stock Units become payable upon a Separation from Service (other than due to death), then within sixty (60) days after the Director’s Separation from Service, such Deferred Restricted Stock Units shall be settled in a single complete distribution and paid to the Director in the form of an equivalent number of whole shares of Common Stock and any dividend equivalents attributable to the Deferred Restricted Stock Units shall be paid to the Director in cash in a single lump sum.

Notwithstanding the foregoing, if a Director is deemed by the Company at the time of the Director’s Separation from Service to be a “specified employee” within the meaning of Section 409A of the Code (and determined in accordance with the provisions of the Company’s Deferred Compensation Plan) for purposes of this Plan, the payment of his vested Deferred Restricted Stock Units (and any accumulated dividend equivalents) shall not be made until the first day of the seventh month after the Director’s Separation from Service (or upon the Director’s death, if earlier). Such a delay shall apply only to the extent required to comply with Section 409A of the Code.

(b)    Change in Control Event. If a Non-Employee Director’s vested Deferred Restricted Stock Units become payable upon a Change in Control Event, then upon or within thirty (30) days after the Change in Control Event, such Deferred Restricted Stock Units credited to a Non-Employee Director shall be settled in a single complete distribution and paid to the Director in the form of an equivalent number of whole shares of Common Stock and any dividend equivalents attributable to the Deferred Restricted Stock Units shall be paid to the Director in cash in a single lump sum.

(c)    Specified Payment Date. If a Non-Employee Director’s vested Deferred Restricted Stock Units become payable upon a specified payment date, then within sixty (60) days after such specified payment date, such vested Deferred Restricted Stock Units shall be settled in a single complete distribution and paid to the Director in the form of an equivalent number of whole shares of Common Stock and any dividend equivalents attributable to the Deferred Restricted Stock Units shall be paid to the Director in cash in a single lump sum.

(d)    Death. If a Non-Employee Director’s vested Deferred Restricted Stock Units become payable upon the Non-Employee Director’s death, then within ninety (90) days after the Director’s death, such Deferred Restricted Stock Units shall be settled in a single complete distribution in the form of an equivalent number of whole shares of Common Stock and any dividend equivalents attributable to the Deferred Restricted Stock Units shall be paid in cash in a single lump sum, in each case paid to the Director’s designated beneficiary, or if there is no designated beneficiary, then to the Director’s estate, all in accordance with Section 6.7. If the Non-Employee Director’s vested Deferred Restricted Stock Units become payable under Sections 7.3(a), (b) or (c) but the Non-Employee Director dies before complete payment with respect to his Deferred RSU Account is made, any remaining payment shall be made to the Director’s designated beneficiary, or if there is no designated beneficiary, then to the Director’s estate, all in accordance with Section 6.7.

(e)    Fractional Deferred RSUs. At the time of settlement and payment of a Non-Employee Director’s Deferred RSU Account, any fractional Deferred Restricted Stock Units then credited to the Non-Employee Director’s Deferred RSU Account shall be paid in cash.

7.4    Unforeseeable Emergency. A Director who experiences an Unforeseeable Emergency may submit a written request to the Board to receive payment of all or a portion of his vested Deferred Restricted Stock Units in the form of shares of Common Stock and accumulated but unpaid dividend equivalent amounts in the form of cash. Any such written request must set forth the circumstances constituting such Unforeseeable Emergency. Whether a Director is faced with an Unforeseeable Emergency permitting an emergency payment and the amount payable shall be determined by the Board in its discretion based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be reimbursed through insurance or otherwise, or by liquidation of the Director’s assets, to the extent the liquidation of such assets would not cause severe financial hardship. If an emergency payment is approved by the Board, the amount of the payment shall not exceed the amount reasonably necessary to satisfy the need, including amounts necessary to pay any taxes or penalties that the Director reasonably anticipates will result from the payment. Emergency payments with respect to Deferred Restricted Stock Units and dividend equivalent amounts shall be made within sixty (60) days following the date the payment is approved by the Board.

7.5    Acceleration of or Delay in Payments. The Board, in its sole and absolute discretion, may elect to accelerate the time of payment of a benefit owed to the Director under this Article 7, provided such acceleration is permitted under Treasury Regulation Section 1.409A-3(j)(4). The Board may also, in its sole and absolute discretion, delay the time for payment of a benefit owed to the Director under this Article 7, to the extent permitted under Treasury Regulation Section 1.409A-2(b)(7).

7.6    Nonqualified Deferred Compensation Plan. The provisions of the Plan as they apply to Deferred Restricted Stock Units are intended to constitute an unfunded, nonqualified deferred compensation plan that complies with the requirements of Section 409A of the Code.

ARTICLE 8. AMENDMENT, SUSPENSION AND TERMINATION

The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided that, any such amendment, suspension or termination of the Plan shall be subject to the requisite approval of the stockholders of the Company to the extent stockholder approval is necessary to satisfy the applicable requirements of the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, NASDAQ or securities exchange listing requirements or any other law or regulation. Unless sooner terminated by the Board, the Plan shall terminate on April 17, 2032. No further Restricted Stock Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any then outstanding Restricted Stock Awards. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Non-Employee Director under any outstanding Restricted Stock Award without the Non-Employee Director’s consent. Notwithstanding the foregoing, it is expressly contemplated that the Board may amend the Plan or the terms of any outstanding Restricted Stock Award in any respect it deems necessary or advisable to comply with any exchange listing requirement, applicable law or other regulatory requirements, including, but not limited to, Section 409A of the Code, without obtaining the individual consent of any Non-Employee Director who holds an outstanding Restricted Stock Award. Notwithstanding the foregoing, the Board may terminate the Plan with respect to Deferred Restricted Stock Units and pay Directors their Deferred Restricted Stock Units and related dividend equivalents in a single lump sum only to the extent permitted by and in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix).

ARTICLE 9. TAX MATTERS

To the extent applicable, a Director that has received a Restricted Stock Award under this Plan shall pay or make provision for payment to the Company the amount necessary to satisfy any federal, state or local withholding requirements applicable to any taxable event arising in connection with the Restricted Stock Award and/or related dividend equivalents. The determination of the withholding amounts due in such event shall be made by the Company and shall be binding upon the Director. The Company shall not be required to deliver or release any shares of Common Stock unless the Director has made acceptable arrangements to satisfy any such withholding requirements. Notwithstanding the foregoing, nothing in this Section shall be construed to impose on the Company a duty to withhold where applicable law does not require such withholding.

ARTICLE 10. GENERAL PROVISIONS

10.1    Restrictions on Stock Ownership/Legends. Notwithstanding anything in the Plan to the contrary, the Board, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability. Delivery of shares of Common Stock pursuant to this Plan shall be evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company, or in such other manner as the Company may specify from time to time. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable and the Board may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

10.2    Company Policies. All Restricted Stock Awards granted under the Plan shall be subject to the terms and conditions of any applicable law and any applicable policy adopted by the Company regarding clawbacks, forfeitures, and/or recoupments.

10.3    No Guarantee of Continued or Future Service on the Board. Nothing in the Plan or any award agreement shall be construed to confer upon any Director any right to continued or future service on the Board of Directors.

10.4    No Trust or Fund Created. To the extent that any person acquires a right to receive Common Stock or cash dividend equivalents under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or any subsidiary. Annual RSUs, Interim RSUs and Deferred RSUs, and dividend equivalents with respect thereto, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company, and a Director (and any person claiming through him or her) shall have only the status of an unsecured general creditor of the Company with respect thereto. Neither the Company nor any subsidiary shall be required to segregate any specific funds, assets or other property with respect to any Restricted Stock Awards or other benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or any Subsidiary, on the one hand, and any Director or other person, on the other hand.

10.5    Compliance with Code Section 409A. It is generally intended that the Plan and all Restricted Stock Awards hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated and administered accordingly. Notwithstanding anything in the Plan to the contrary, the Board may amend or vary the terms of Restricted Stock Awards under the Plan in order to conform such terms to comply with or meet an exemption from the requirements of Section 409A of the Code. In no event may a Non-Employee Director, directly or indirectly, designate the calendar year of any settlement or payment to be made under this Plan which constitutes deferred compensation (within the meaning of Section 409A of the Code) in a manner that would fail to comply with Section 409A of the Code. Notwithstanding any other provisions of the Plan or any award agreement, the Company does not guarantee to any Director (or any other person with an interest in a Restricted Stock Award) that the Plan or any Restricted Stock Award hereunder complies with or is exempt from Section 409A of the Code and shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

10.6    Nontransferability. Except as otherwise provided herein, Restricted Stock Awards (and any related dividend equivalents) may not be sold, assigned, conveyed, pledged, exchanged, hypothecated, alienated or otherwise disposed of or transferred in any manner (other than by will or the laws of descent or distribution). Any attempted transfer in violation of the Plan shall relieve the Company from any obligations to the Director (or any person claiming through a Director) hereunder.

10.7    Requirements of Law. The granting of Restricted Stock Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. To the extent applicable, the Plan and Restricted Stock Awards granted hereunder are intended to comply with the provisions of and satisfy the requirements for exemption under Rule 16b-3 or any successor rule under the Exchange Act.

10.8    Approvals and Listing. The Company shall not be required to grant any Restricted Stock Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency that the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any Non-Employee Director granted a Restricted Stock Award hereunder make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

10.9    Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

10.10    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

10.11    Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Board may elect in its discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision was omitted.

10.12    Governing Law. To the extent not preempted by federal law, the Plan, and all award agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof). The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or any Restricted Stock Awards hereunder will be exclusively in the courts of the State of North Carolina, County of Mecklenburg, including the federal courts located therein (should federal jurisdiction exist).

10.13    Successors. All obligations of the Company under the Plan with respect to Restricted Stock Awards granted hereunder shall be binding on any successor of the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company or other transaction.

10.14    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SONIC AUTOMOTIVE, INC.
4401 COLWICK ROAD
CHARLOTTE, NC 28211

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SONIC AUTOMOTIVE, INC.

Sonic's Board of Directors recommends that you vote "FOR" each of the nominees named in Proposal 1.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. David Bruton Smith	☐	☐	☐
1b. Jeff Dyke	☐	☐	☐
1c. William I. Belk	☐	☐	☐
1d. William R. Brooks	☐	☐	☐
1e. Michael Hodge	☐	☐	☐
1f. Keri A. Kaiser	☐	☐	☐
1g. B. Scott Smith	☐	☐	☐
1h. Marcus G. Smith	☐	☐	☐
1i. R. Eugene Taylor	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. EACH OF PROPOSALS 1, 2, 3, 4 AND 5 HAS BEEN PROPOSED BY SONIC AUTOMOTIVE, INC.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V83109-P45614

SONIC AUTOMOTIVE, INC.
2026 Annual Meeting of Stockholders
April 29, 2026
This proxy is solicited on behalf of Sonic's Board of Directors.

The undersigned hereby appoint(s) Heath R. Byrd and Stephen K. Coss, and each of them, as attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A Common Stock and Class B Common Stock of Sonic Automotive, Inc. that the undersigned is/are entitled to vote at the 2026 Annual Meeting of Stockholders to be held at 2:00 p.m., Eastern Time, on Wednesday, April 29, 2026 at the corporate headquarters of Sonic Automotive, Inc. located at 4401 Colwick Road, Charlotte, NC 28211, and any adjournment or postponement thereof. The proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof, exercising their discretion as set forth in the Notice of Annual Meeting and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES NAMED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, 4 AND 5, AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR PHONE.

Continued and to be signed on reverse side